Exhibit 10.2

LOAN AND SECURITY AGREEMENT

dated as of August 7, 2019

between

BANC OF AMERICA LEASING & CAPITAL, LLC,

as Lender and

OVERSEAS GULF COAST LLC,

as Borrower

Exhibit A	- Farm of General Assignment of Earnings
Exhibit B	- Form of Assignment oflnsurances
Exhibit C	- Form of Assignment of Time Charter and Time Charterer’s Consent thereto
Exhibit D	- Form of First Preferred Mortgage
Exhibit E	- Form of Guaranty
Exhibit F	- Form of Promissory Note
Appendix A	- Form of Drawdown Notice

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of August 7, 2019, is entered into by and between BANC OF AMERICA LEASING & CAPITAL, LLC, a Delaware limited liability company, as lender (the “Lender”), and OVERSEAS GULF COAST LLC, a Delaware limited liability company, as borrower (the “Borrower”).

RECITALS:

WHEREAS, the Borrower has requested that the Lender make available to it a term loan in the original principal amount of $25,000,000, the proceeds of which shall be used to finance in part the Borrower’s purchase of one (1) 50,000 DWT class product/chemical tanker, Hull No. 2716, to be classed and registered with the symbol of +Al(E), Oil and Chemical Carrier, ESP, IMO Ship type 2, +AMS, +ACCU, CSR, AB-CM, TCM, UWILD, IHM, CPS, BWT, SPMA, VEC, RRDA, to be flagged under the laws of the Republic of the Marshall Islands and built by Hyundai Mipo Dockyard Co. Ltd. in Ulsan, Korea (the “Vessel”); and

WHEREAS, as security for its obligations to the Lender, the Borrower has agreed to grant the Lender a first preferred mortgage over the whole of the Vessel and a continuing, first priority security interest in all of said Vessel’s earnings, insurances and requisition compensation; and

WHEREAS, as inducement to the Lender to make such term loan available to the Borrower, Overseas Shipholding Group, Inc., the Borrower’s parent company, has agreed to absolutely, unconditionally and irrevocably guarantee all obligations of the Borrower to the Lender; and

WHEREAS, the Lender is willing to make such term loan available to the Borrower subject to the terms and upon the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms have the following meanings (such to be equally applicable to the singular and plural forms of the terms defined):

“Acceptability” means a communication from an Oil Major (or other oil company, or terminal operator, or other major user of tonnage similar to the Vessel) which is reasonably understood to indicate that the Vessel is acceptable to the entity issuing such communication.

“Acquisition” means, as to any Person, any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any other Person, or of any business or division of any other Person, (b) acquisition of all of the Equity Interests of any other Person, and otherwise causing such other Person to become a Subsidiary of such acquiring Person, or (c) merger or consolidation or any other combination with any other Person.

“Affiliate” means, as to any Person, any other Person (i) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, directly or indirectly, of the power to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors/managers of such Person or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble hereto and includes all amendments, supplements and modifications thereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption, including, but not limited to, the United States Foreign Corrupt Practices Act of 1977, as amended, and all regulations issued pursuant thereto.

“Anti-Terrorism Laws” means all laws applicable to the Borrower relating to terrorism or money laundering, including, but not limited to, the Patriot Act, and all regulations issued pursuant thereto.

“Applicable Law” means all applicable Federal, state, local and foreign laws (including common law, maritime law and civil law), treatises, code, ordinances, judgments, decrees, injunctions, writs, rules, regulations, Orders, licenses and permits of any Governmental Authority.

“Approved Classification Society” means the American Bureau of Shipping or other classification society that is a member of the International Association of Class Societies.

“Approved Manager” means OSG Ship Management, Inc. or any other company which the Lender may, acting reasonably, approve from time to time as the commercial, technical and/or crewing manager(s) of the Vessel.

“Asset Sales” means, in respect of any Person, (a) any disposition of any property by such Person, or (b) any issuance or sale of any Equity Interests of such Person.

“Assignment of Earnings” means the General Assignment of Earnings, dated as of the Funding Date, substantially in the form attached hereto as Exhibit A, pursuant to which the Borrower shall collaterally assign to the Lender, and grant the Lender a continuing, first priority security interest in, and lien on, all Earnings of the Vessel and all proceeds thereof.

“Assignment of Insurances” means the Assignment of Insurances, dated as of the Funding Date, substantially in the form attached hereto as Exhibit B, pursuant to which the Borrower shall collaterally assign to the Lender, and grant to the Lender a continuing, first priority security interest in and lien on, all Insurances of the Vessel and all proceeds thereof.

“Assignment of Time Charter” means the Assignment of Time Charter, substantially in the form attached hereto as Exhibit C, pursuant to which the Lender shall collaterally assign to the Lender, and grant the Lender a continuing, first priority security interest in, and lien on, all of the Borrower’s rights, title and interests in any time charter subsequently entered into by it having a duration (including all renewals and extensions thereof) exceeding one (1) year or more and all privileges incident thereto, including the right to receive and collect all hire payable by the time charterer pursuant thereto.

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“Attorneys’ Fees” means and includes any and all reasonable and documented attorneys’ fees incurred by the Lender incident to, arising out of, or in any way connected with (a) the preparation, negotiation, and execution of this Agreement and the other Loan Documents (and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto), (b) the administration of this Agreement during the term of the Loan, or (c) the Lender’s enforcement of its rights and interests under this Agreement or any other Loan Document, including reasonable attorneys’ fees incurred by the Lender to collect sums due, during any work-out, with respect to settlement negotiations, or in any bankruptcy proceeding (including reasonable attorneys’ fees incurred in connection with any motion for relief from the automatic stay).

“Attributable Indebtedness” means, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Borrower’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments (and substantially similar payments) during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Bank Product” means transactions under Hedging Agreements extended to the Borrower by a Bank Product Provider.

“Bank Product Agreements” means those agreements entered into from time to time by the Borrower with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Obligations” means (a) all Hedging Obligations pursuant to Hedging Agreements entered into with one or more of the Bank Product Providers, and (b) all amounts that the Lender is obligated to pay to a Bank Product Provider as a result of the Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to the Borrower; provided that, in order for any item described in clause (a) or (b) above, as applicable, to constitute “Bank Product Obligations,” the applicable Bank Product must have been provided on or after the Funding Date and the Lender shall have received a Bank Product Provider letter agreement from the applicable Bank Product Provider (and acknowledged by the Borrower) within thirty (30) days after the date of the provision of the applicable Bank Product to the Borrower.

“Bank Product Provider” means any lender or any of its Affiliates (or any Person who at the time the respective Bank Product Agreement was entered into by the Borrower was a lender or an Affiliate thereof); provided, however, that no such Person shall constitute a Bank Product Provider with respect to a Bank Product (x) unless and until the Lender shall have received a Bank Product Provider letter agreement from such Person with respect to the applicable Bank Product (and acknowledged by the Borrower) within thirty (30) days after the provision of such Bank Product to the Borrower.

“Bankruptcy Code” means 11 U.S.C. §§ 101, et -, as now or hereafter in effect, or any successor thereto.

“Borrower” means Overseas Gulf Coast LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are not authorized or required by law or other governmental action to close.

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“Capital Expenditures” means, as to any Person without duplication, (a) any expenditure for any purchase or other acquisition of any asset, including capitalized leasehold improvements, which would be classified as a fixed or capital asset on a balance sheet of such Person prepared in accordance with GAAP, and (b) Capital Lease Obligations and Synthetic Lease Obligations, but excluding (i) expenditures made in connection with the replacement, substitution or restoration of property to the extent made with the Net Cash Proceeds from Asset Sales or Casualty Events, (ii) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment to the extent of the gross amount of such purchase price that is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, and (iii) Acquisitions.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person, prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction or any Synthetic Lease, or a combination thereof, which obligations are (or would be, if such Synthetic Lease or other lease were accounted for as a Capital Lease) required to be classified and accounted for as a Capital Lease on a balance sheet of such Person in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof (or the amount that would be capitalized if such Synthetic Lease or other lease were accounted for as a Capital Lease) determined in accordance with GAAP as in effect on the Funding Date.

“Cash Equivalents” means, as of any date of determination and as to any Person, any of the following (a) marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one (1) year from the date of acquisition by such Person, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one (1) year from the date of acquisition by such Person and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one (1) year from the date of acquisition by such Person, (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any Person meeting the qualifications specified in clause (c) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities, (e) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, and in each case maturing not more than one (1) year after the date of acquisition by such Person, (t) investments in money market funds at least 95% of whose assets are comprised of securities of the types described in clauses (a) through (e) above, and (g) investments in prime money market funds reasonably acceptable to the Lender.

“Casualty Event” means, in respect of any Person, any loss or damage to, or destruction of, or condemnation or other taking by any Governmental Authority of, any property of such Person.

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“Change in Control” means the occurrence of any of the following:

(a) the Guarantor at any time ceases to own directly or indirectly 100% of the Equity Interests of the Borrower or ceases to have the power to vote, or direct the voting of, any such Equity Interests;

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or group or its respective subsidiaries, and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that, for purposes of this clause, such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of either (x) Voting Equity Interests of the Guarantor representing 50% or more of the voting power of the total outstanding Voting Equity Interests of the Guarantor or (y) 50% or more of the total economic interests of the Equity Interests of the Guarantor (in either case, taking into account in the numerator all such securities that such person or group has the right to acquire (whether pursuant to an option right or otherwise) and taking into account in the denominator all securities that any person has the right to acquire (whether pursuant to an option right or otherwise)); or

(c) during any period of twelve (12) consecutive months, a majority of the members of the Board of Directors of the Guarantor cease to be composed of individuals (i) who were members of that Board of Directors at the commencement of such period, (ii) whose election or nomination to that Board of Directors was approved by individuals referred to in preceding clause (i) constituting at the time of such election or nomination at least a majority of that Board of Directors or (iii) whose election or nomination to that Board of Directors was approved by individuals referred to in preceding clauses (i) and (ii) constituting at the time of such election or nomination at least a majority of that Board of Directors; provided, however, that for purposes hereof, the following directors shall be disregarded: (1) the replacement of any director which is appointed by a shareholder other than pursuant to a proxy solicitation, and such director seat is either left vacant or filled by a separate appointee by such shareholder, and (2) any resignation of a director by his or her own volition, and not upon request or requirement by vote of the shareholders or otherwise, or as part of a preplacement of conditional resignation notice.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning set forth in Section 4.01 of this Agreement.

“Competitor” means any owner (other than a bank, leasing company or other financial institution) and/or operator of petroleum/chemical tankers (including articulated tug and barge units) operating in the U.S. coastwise and/or foreign trade.

“Consolidated Amortization Expense” means, for any period, the amortization expense of the Guarantor and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” means, for any period, the depreciation expense of the Guarantor and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

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“Consolidated EBITDA” means, for any period, Consolidated Net Income of the Guarantor and its Subsidiaries for such period, adjusted by (i) adding thereto, without duplication, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income:

(a) Consolidated Interest Expense for such period;

(b) Consolidated Amortization Expense for such period;

(c) Consolidated Depreciation Expense for such period;

(d) Consolidated Tax Expense for such period;

(e) non-recurring transaction costs and expenses (including legal, accounting, tax and appraisal and collateral field exam costs and expenses) incurred, prior to, or within one hundred thirty-five (135) days following, the Funding Date, in connection with the transactions contemplated hereby or other credit transactions of the Guarantor and its Subsidiaries, in each case during such period;

(f) extraordinary (as determined by reference to GAAP immediately prior to giving effect to FASB’s Accounting Standards Update No. 2015-01) losses or charges for such period;

(g) the aggregate amount of all other non-cash charges reducing Consolidated Net Income during such period (including (x) any write-down, write-off or impairment of assets (other than current assets) and (y) non-cash stock based compensation expense, but excluding the amortization of a prepaid cash item that was paid in a prior period);

(h) non-recurring fees and expenses incurred during such period in connection with any Acquisition or incurrence or issuance of Indebtedness (other than intercompany Indebtedness);

(i) non-recurring cash charges incurred during any twelve (12) month period in respect of restructurings, business process optimizations, headcount reductions or other similar actions, including severance charges in respect of employee terminations and related employee replacement costs;

G) to the extent actually reimbursed or reasonably expected to be reimbursed in cash to the Guarantor and/or its Subsidiaries within six (6) months thereof, expenses incurred during such period to the extent covered by indemnification provisions in any agreement in connection with an Acquisition;

(k) to the extent covered by insurance and actually reimbursed or reasonably expected to be reimbursed in cash to the Guarantor and/or its Subsidiaries within six (6) months thereof, expenses incurred during such period with respect to liability or Casualty Events or business interruption;

(l) other non-recurring charges incurred during such period reasonably acceptable to the Lender in an aggregate amount not to exceed $5,000,000; and

(ii) subtracting therefrom, without duplication,

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(a) the aggregate amount of all non-cash income increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period;

(b) any unusual, non-recurring or extraordinary income or gains for such period to the extent such unusual, non-recurring or extraordinary gains during such period exceed $5,000,000 in the aggregate;

(c) any gains on extinguishment of debt; and

(d) the aggregate amount of any cash payments or cash charges during such period on account of any non-cash charges that were added back to Consolidated EBITDA in a prior period pursuant to clause (i)(g) above.

“Consolidated Fixed Charges” means, for any period, an amount equal to the sum of, without duplication (i) Consolidated Interest Expense of the Guarantor and its Subsidiaries for such period and (ii) scheduled principal amortization on all Indebtedness (including scheduled principal payments made on all loans), determined on a consolidated basis in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date, an amount equal to the sum of, without duplication, (i) the aggregate principal amount of all Indebtedness of the Guarantor and its Subsidiaries on such date (to the extent such Indebtedness would be included on a balance sheet prepared in accordance with GAAP) consisting only of Indebtedness for borrowed money and obligations in respect of Capital Lease Obligations, (ii) the aggregate principal amount of all debt obligations of the Guarantor and its Subsidiaries evidenced by bonds, debentures, notes, loan agreements or similar instruments (other than performance, surety or similar bonds to the extent not otherwise included in clause (i) above), (iii) the aggregate amount of unreimbursed drawings in respect of letters of credit (or similar facilities) issued for the account of the Guarantor and its Subsidiaries, and (iv) the aggregate amount of all Contingent Obligations of the Guarantor and its Subsidiaries in respect of Indebtedness of third persons of the type described in preceding clauses (i) through (iii), in each case calculated on a consolidated basis for the Guarantor and its Subsidiaries.

“Consolidated Interest Expense” means, for any period, the total consolidated interest expense of the Guarantor and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

(a) imputed interest on Capital Lease Obligations and Attributable Indebtedness of the Guarantor and its Subsidiaries for such period;

(b) commissions, discounts and other fees and charges owed by the Guarantor and its Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing, receivables financings and similar credit transactions for such period;

(c) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by the Guarantor and its Subsidiaries for such period;

(d) cash contributions to any employee stock ownership plan or similar trust made by the Guarantor and its Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any Person in connection with Indebtedness incurred by such plan or trust for such period;

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(e) all interest paid or payable with respect to discontinued operations of the Guarantor and its Subsidiaries for such period;

(f) the interest portion of any payment obligations of the Guarantor and its Subsidiaries for such period deferred for payment at any future time, whether or not such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness and/or Contingent Obligations, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business; and

(g) all interest on any Indebtedness of the Guarantor and its Subsidiaries of the type described in clause (e) or G) of the definition of “Indebtedness” contained herein for such period;

provided that Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements (including associated costs) intended to protect against fluctuations in interest rates, but excluding unrealized gains and losses with respect to any such Hedging Agreements.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Guarantor and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (after deduction for minority interests).

“Consolidated Tax Expense” means, for any period, the sum of, without duplication, (i) the tax expense (including Federal, state, local and foreign income taxes) of the Guarantor and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, and (ii) the aggregate amount of all Permitted Tax Distributions made during such period.

“Consolidated Total Assets” means, as of any date of determination, the net book value of all assets of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP on such date.

“Contingent Obligation” means, as to any Person, any obligation, agreement, understanding or arrangement of such Person guaranteeing any Indebtedness, leases or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation agreement, understanding or arrangement of such Person, whether or not contingent: (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, net equity, liquidity, level of income, cash flow or solvency of the primary obligor; (c) to purchase or lease property, securities or services primarily for the purpose of assuring the primary obligor of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement or equivalent obligation arises (which reimbursement obligation shall constitute a primary obligation); or (e) otherwise to assure or hold harmless the primary obligor of any such primary obligation against the payment of such primary obligation; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties given in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable, whether singly or jointly, pursuant to the terms of the instrument, agreements or other documents or, if applicable, unwritten enforceable agreement, evidencing such Contingent Obligation) or, if not stated or determinable, the amount that can reasonably be expected to become an actual or matured liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

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“Default” means any event, which with the giving of notice or lapse of time, or both, would constitute an Event of Default hereunder.

“Default Rate” has the meaning set forth in Section 3.01 of this Agreement.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Dollars” and the sign“.$” mean lawful money of the United States of America.

“Drawdown Notice” has the meaning set forth in Section 2.02 of this Agreement.

“Earnings” means all moneys whatsoever due or to become due to or for the account of the Borrower at any time during the term hereof arising out of any charter, contract of affreightment or other contract in connection with the use, employment or other operation of the Vessel, including, but not limited to, all charter hire, freights or other earnings, compensation payable to the Borrower in the event of requisition of the Vessel for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charter, contract of affreightment or other contract of employment of the Vessel and all sums receivable under the insurances in respect of loss of Earnings and includes, if and whenever the Vessel is employed on terms whereby any or all such moneys as aforesaid are pooled or shared with any other Person, the proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel, including the pooling agreement.

“Environment” means air, land, soil, surface waters, ground waters, stream and river sediments.

“Environmental Law” means any and all applicable current and future Legal Requirements relating to the Environment, the Release or threatened Release of Hazardous Material, exposure to Hazardous Material, natural resource damages, or occupational safety or health, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 42 U.S.C. § 1901 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., the Hazardous Materials Transportation Safety and Security Reauthorization Act of 2005, 49 U.S.C. §5101 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq., as such laws, regulations, and ordinances may be amended or supplemented from time to time.

“Environmental Permit” means any permit, license, approval, consent, registration, notification, exemption or other authorization required by or from a Governmental Authority under any Environmental Law.

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“Equity Interest” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited), or if such Person is a limited liability company, membership interests, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership or limited liability company, whether outstanding on the date hereof or issued on or after the Funding Date, but excluding debt securities convertible or exchangeable into such equity.

“ERISA” has the meaning set forth in Section 6.01(1) of this Agreement.

“ERISA Affiliate” means any corporation which is a member of the same controlled group of corporations as the Borrower within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Borrower within the meaning of section 414(c) of the Code.

“Event of Default” has the meaning set forth in Section 8.01 of this Agreement.

“Excluded Taxes” means (i) Taxes based on or measured by the net income, gross income or net receipts of the Lender (including, but not limited to, any minimum Taxes, any capital gain Taxes, or value added Taxes to the extent such Taxes replace or are in lieu of a tax on net income) or Taxes on or measured by items of tax preference of the Lender, other than Taxes in the nature of or in lieu of sales, use, personal property or rental taxes; and (ii) whether or not described in clause (i) above, (1) Taxes (other than Taxes in the nature of sales, use, personal property or rental Taxes) imposed on the Lender that are, or are in the nature of, Taxes on, based upon, measured by or imposed with respect to, gross receipts, (2) any Taxes on or measured by capital, net worth or excess profits, (3) any Taxes that are or are in the nature of franchise taxes, business or commercial activity or doing business taxes, and (4) any additions to tax, surcharges, interest, penalties, fines or other charges in respect of any of the foregoing.

“First Preferred Mortgage” means the First Preferred Mortgage dated as of the Funding Date, or if the Vessel is reflagged pursuant to Section 7.0Hv) hereof, dated as of the date of such reflagging, substantially in the form attached hereto as Exhibit D, pursuant to which the Borrower shall grant the Lender a first preferred mortgage lien over the whole of the Vessel.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated EBITDA of the Guarantor and its Subsidiaries for the Test Period less cash Capital Expenditures and cash taxes paid during the Test Period to (ii) Consolidated Fixed Charges of the Guarantor and its Subsidiaries for the Test Period then most recently ended, determined on a consolidated basis in accordance with GAAP.

“Funding Date” means the date when all conditions precedent set forth in Section 5.02 hereof have been satisfied or otherwise waived in writing by the Lender.

“GAAP” means generally accepted accounting principles in the United States, set forth in the Financial Accounting Standards Board Codification or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any federal, state, local or foreign (whether civil, administrative, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality, regulatory or self-regulatory body or any subdivision thereof, including, but not limited to, the National Association oflnsurance Commissioners, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government (including any supra-national bodies such as the European Union or the European Central Bank).

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“Guarantor” means Overseas Shipholding Group, Inc., a Delaware corporation, its successors and permitted assigns.

“Guaranty” means the Guaranty dated as of the Initial Closing Date, substantially in the form attached hereto as Exhibit E, pursuant to which the Guarantor shall absolutely, unconditionally and irrevocably guarantee all of the Borrower’s obligations to the Lender under the Loan Documents.

“Hazardous Material” has the meaning set forth in Section 7.0l(m) of this Agreement.

“Hedging Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, futures contracts or other liabilities for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” means obligations under or with respect to Hedging Agreements.

“Hedging Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any netting agreements relating to such Hedging Agreements (to the extent, and only to the extent, such netting agreements are legally enforceable in Insolvency Proceedings against the applicable counterparty obligor thereunder), (i) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in preceding clause (i), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include the Lender or any Affiliate of the Lender).

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“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all obligations of such Person issued or assumed as part of the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than ninety (90) days); (e) all indebtedness secured by any Lien on property owned or acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not the obligations secured thereby have been assumed, but limited to the lower of (i) the fair market value of such property and (ii) the amount of the Indebtedness secured; (t) all Capital Lease Obligations, other Purchase Money Obligations and Synthetic Lease Obligations of such Person; (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests of such Person, valued, in the case of a redeemable preferred Equity Interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all Bank Product Obligations under Hedging Agreements valued at the Hedging Termination Value thereof; (i) all obligations of such Person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; and G) all Contingent Obligations of such Person in respect oflndebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; provided that the term “Indebtedness” shall not include (i) preferred or prepaid revenues, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller of such asset, (iii) any obligations constituting the exercise of appraisal rights and settlements of any claim of actions (whether actual, contingent or potential) with respect thereto, and (iv) those intercompany payment obligations as and to the extent described in Schedule 1.01. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Parties” means the Lender and its Related Parties.

“Initial Closing Date” means the date when all conditions precedent set forth in Section 5.01 to this Agreement have been satisfied.

“Insolvency Laws” means the Bankruptcy Code, and all other insolvency, bankruptcy, receivership, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, reorganization, or similar Legal Requirements of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Insolvency Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, formal or informal moratorium, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under United States federal or state or non-United States Legal Requirements, including the Bankruptcy Code.

“Insurances” means (i) all policies and contracts of insurances (including, without limitation, all insurances with respect to marine hull and machinery, marine war risk, protection and indemnify, pollution, requisition of title or otherwise) in respect of the Vessel and all entries of the Vessel in a protection and indemnity or war risk association club, whether heretofore, now or hereafter effected, and all renewals and replacements for the same, (ii) all monies and claims for monies due and to become due to the Borrower under said insurances with respect to an actual, constructive, agreed, arranged or compromised total loss or any other loss or damage to the Vessel, (iii) all returns of premiums, (iv) all other rights, benefits and privileges of the Borrower under or in respect of said insurances, and (v) all proceeds of the foregoing.

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“Investment” means the lending of money or credit (by way of guarantee, assumption of debt or otherwise) to any Person, or the purchase or acquisition of Equity Interests, bonds, notes, debentures or other obligations or securities of, or any other interest in, or the making of any capital contribution to, any Person, or the purchase of a future contract or the purchase or sale of currency or commodities at a future date in the nature of the futures contract.

“ISM Code” means, in relation to its application, if applicable, to the Borrower, the Vessel and its operation, the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organization as Resolution A.741(18) and Resolution A.913(22), as the same may be amended, supplemented or replaced from time to time as implemented and administered in the United States by the U.S. Coast Guard pursuant to 46 U.S.C. Chapter 32 and the regulations promulgated thereunder, and the terms “safe management system”, “Safety Management Certificate” and “Document of Compliance” having the meanings specified in the ISM Code.

“ISPS Code” means, in relation to its application, if applicable, to the Borrower, the Vessel and its operation, the International Ship and Port Facility Security Code adopted by the International Maritime Organization on December 13, 2002 and now set out in Chapter Xl-2 of the Safety of Life Sea Convention (SOLAS) 1974 (as amended).

“Legal Requirements” means, as to any person, any treaty, law (including the common law, maritime law and civil law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction, policies and procedures, Order or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration thereof, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

“Lender” means Banc of America Leasing & Capital, LLC, a Delaware limited liability company, together with its successors and assigns.

“Lien” means any lien, mortgage, charge, security interest, pledge, attachment, levy or other encumbrance of any kind whatsoever.

“Loan” has the meaning set forth in Section 2.01 of this Agreement.

“Loan Documents” mean, collectively, this Agreement, the Note, the First Preferred Mortgage, the General Assignment of Earnings, the Assignment of Insurances, the Guaranty and all other documents now or hereafter executed and delivered, to evidence, secure or guarantee the Loan, as each of said documents may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Mandatozy Equipment” has the meaning set forth m Section 7.0l{o)(vii) of this Agreement.

“Margin Stock” has the meaning set forth in Section 6.0l(k) of this Agreement.

“Material Adverse Effect” means (a) a materially adverse effect on the business, assets, operations, or financial condition of the Guarantor and its Subsidiaries taken as a whole, or (b) a material impairment of the ability of the Borrower or the Guarantor to perform any of its obligations under the Loan Documents to which it is a party.

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“Material Structural Modification” has the meaning set forth in Section 7.0l{o)(vii) of this Agreement.

“Memorandum of Particulars” means the Memorandum of Particulars in the form required by the Office of the Maritime Administrator, the Republic of the Marshall Islands, to be provided in connection with the filing of the First Preferred Mortgage with said Office.

“Modifications” has the meaning set forth in Section 7.0l{o}(vii) of this Agreement.

“Multiemployer Plan” means any Plan which is a “multiemployer plan” (as such term is defined in section 400l(a)(3) ofERISA).

“Net Cash Proceeds” means: (a) with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the proceeds thereof in the form of cash, Cash Equivalents and marketable securities (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable, or by the sale, transfer or other disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) received by the Guarantor or any of its Subsidiaries (including cash proceeds subsequently received (as and when received by the Guarantor or any of its Subsidiaries) in respect of non-cash consideration initially received) net of (i) reasonable and customary selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, survey costs, title insurance premiums, related search and recording charges, mortgage recording taxes and transfer and similar taxes and the Guarantor’s or such Subsidiary’s good faith estimate of income taxes paid or payable in connection with such sale (after taking into account any available tax credits or deductions and any tax sharing arrangements)), (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by the Guarantor or any of its Subsidiaries associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money that is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than (x) any such Indebtedness assumed by the purchaser of such properties, (y) the obligations owed to the Guarantor and its Subsidiaries’ secured lenders and (z) the obligations under the Loan Documents); (b) with respect to any debt issuance, or issuance or sale of Equity Interests by the Guarantor or any of its Subsidiaries, the cash proceeds thereof received by the Guarantor or any of its Subsidiaries, net of reasonable and customary fees, commissions, costs and other expenses incurred in connection therewith; and (c) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received by the Guarantor or any of its Subsidiaries in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

“Note” means the Promissory Note dated the Funding Date, substantially in the form attached hereto as Exhibit F, evidencing the Loan made by the Lender to the Borrower.

“NVDC” means the National Vessel Documentation Center of the United States Coast Guard, Department of Homeland Security, and any successor board, agency or other Governmental Authority.

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“Obligation” means, with respect to any Obligor, any obligation of such Obligor of any kind in respect to or arising under the Loan Documents or otherwise with respect to the Loan, including, without limitation, any obligation to make any payment for any reason, whether or not such obligation is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such obligation is discharged, stayed or otherwise affected by any proceeding referred to in Section 8.0l(k). For purposes hereof, the Borrower’s Obligations under the Loan Documents include, without limitation, the timely payment of (i) all principal, interest, the Prepayment Fees, late charges, certain other fees and expenses (including, without limitation, reasonable Attorneys’ Fees and expenses), disbursements, indemnities and any other amounts payable by the Borrower to the Lender under or pursuant to the Loan Documents; and (ii) any amount which the Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower pursuant to and in accordance with the terms of the Loan Documents.

“Obligors” means, collectively, the Borrower and the Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury or any successor entity.

“Oil” has the meaning set forth in Section 7.0l(m) of this Agreement.

“Oil Major” means BP, Chevron, ExxonMobil, Shell, Statoil and Total.

“Order” means any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as restored by the USA Freedom Act of 2015, Pub. L. No. 114-23.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Maritime Liens” has the meaning set forth in the First Preferred Mortgage.

“Permitted Modification” has the meaning set forth in Section 7.0l(o)(vii) of this Agreement.

“Permitted Tax Distributions” means payments, dividends or distributions by the Borrower to the Guarantor to enable the Guarantor to pay its consolidated or combined Federal, state or local taxes then due and payable for the respective period, which payments made by the Borrower to the Guarantor are not in excess of the lesser of (x) the tax liabilities that would have been payable by the Borrower on a stand-alone basis for the respective period (calculated, for the avoidance of doubt, without regard to any investment credits, foreign tax credits, net operating losses, capital losses or other tax attributes to the extent the Guarantor previously reimbursed the Borrower for utilizing such tax attribute in calculating the Guarantor’s consolidated or combined Federal, state or local tax liability) and (y) the actual tax liabilities then due and payable by the Guarantor for the respective period.

“Person” means any individual, corporation, business trust, association, company, partnership, limited liability company, joint venture, Governmental Authority, or other entity.

“Plan” means any “employee pension benefit plan” (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Borrower or any ERISA Affiliate.

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“Prepayment Fee” means, as to any prepayment made, a fee equal to (a) two percent (2%) of the principal amount being prepaid assuming such prepayment occurs after the Funding Date but on or prior to the first anniversary thereof, (b) one and one-half percent (1.5%) of the principal amount being prepaid assuming such prepayment occurs after the first anniversary of the Funding Date but on or prior to the second anniversary thereof, and (c) one percent (1%) of the principal amount being prepaid assuming such prepayment occurs after the second anniversary of the Funding Date but on or prior to the third anniversary thereof.

“Purchase Money Obligation” means, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets or the cost of installation, construction or improvement of any fixed or capital assets; provided, however, that (i) such Indebtedness is incurred within one hundred twenty (120) days after such acquisition, installation, construction or improvement of such fixed or capital assets by such person and (ii) the amount of such Indebtedness (x) does not exceed the lesser of 100% of the fair market value of such fixed or capital asset or the cost of the acquisition, installation, construction or improvement thereof, as the case may be, and (y) equals at least 50% of the lesser of the two amounts referred to in preceding clause (x).

“Regulation U” means (12 C.F.R. Part 221) of the Board of Governors of the Federal Reserve System, as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates, participants, members, managers, directors, officers, employees, agents, administrators, advisors and representatives, together with their respective successors and assigns.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Materials in, into, onto, from or through the Environment.

“Requisition Compensation” means all monies or other compensation payable by reason of requisition of title or other compulsory acquisition of the Vessel during the term of this Agreement other than by requisition for hire.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or controller of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer, assistant treasurer or controller of the Borrower.

“Restricted Payment” means, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such Person with respect to its Equity Interests), or set aside or otherwise reserved, directly or indirectly, any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the outstanding Equity Interests of such Person (or any options or warrants issued by such Person with respect to its Equity Interests). Without limiting the foregoing, “Restricted Payment” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of or otherwise reserving any funds for the foregoing purposes.

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“Sale and Leaseback Transaction” means any transaction, directly or indirectly, whereby any Person shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC and the U.S. Department of State, or other relevant sanctions authority applicable to the Borrower.

“Sanctions Authority” means the respective governmental institutions and agencies of the United States, European Union, United Kingdom and the United Nations, including the U.S. Treasury Department, the U.S. Commerce Department, the U.S. State Department, the United Nations Security Council, or other relevant sanctions authority of the United States, European Union, United Kingdom or the United Nations.

“Sanctions Laws” means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Section 2 Citizen” means a “citizen of the United States” within the meaning of 46 U.S.C. §5050l(a), (b) and (d) qualified to own and operate vessels for operation in the coastwise trade of the United States.

“Solvent” means, with respect to any Person, that, as of the date of determination, (a) the fair value of the properties of such Person will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person generally will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (d) such Person will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed, contemplated or about to be conducted following the Funding Date, and (e) such Person is not “insolvent” as such term is defined under any bankruptcy, insolvency or similar laws of any jurisdiction in which any Person is organized. For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time represents the amount that can be reasonably expected to become an actual or matured liability.

“Subsidiary” means, with respect to any Person, any company, whether operating as a corporation, joint venture, partnership, limited liability company or other entity, which is consolidated with such Person in accordance with GAAP.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

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“Taxes” means all sales, use, rental and personal property taxes, ad valorem taxes, registration and license fees and all other taxes and assessments as well as all penalties and/or interest due in connection therewith, now or hereafter levied on the Borrower, the Lender or the Vessel, or any part thereof, by any Governmental Authority or upon the delivery, ownership, possession, use, lease, charter, sub-charter, operation, control, maintenance, or repair of the Vessel.

“Test Period” means each period of four (4) consecutive fiscal quarters of the Guarantor then last ended (in each case taken as one accounting period).

“Total Leverage Ratio” means, at any date of determination, the ratio of (i) Consolidated Indebtedness of the Guarantor and its Subsidiaries on such date to (ii) Consolidated EBITDA of the Guarantor and its Subsidiaries on such date, for the Test Period then most recently ended.

“Total Loss” in respect of the Vessel, means the occurrence of: (i) the actual or constructive total loss, or compromised, agreed or arranged total loss, of the Vessel under the policies of hull and machinery insurance and related coverages that the Borrower is required to procure and maintain pursuant to Section 4 of the First Preferred Mortgage; or (ii) the loss, theft, hijacking, disappearance or destruction of the Vessel or damage thereto to such extent as shall make repair thereof uneconomical or shall render the Vessel permanently unfit for normal use for any reason whatsoever; or (iii) the requisition of title to or other compulsory acquisition of the Vessel (otherwise than by requisition for hire which does not extend beyond the term of the Loan); or (iv) the condemnation, capture, seizure, forfeiture, arrest, detention, confiscation or other taking of title of the Vessel by any Person or Governmental Authority, or by Persons acting or purporting to act on behalf of any government, unless the Vessel shall be released from such capture, seizure, arrest or detention within thirty (30) days after such occurrence, but in all events prior to the expiration or earlier cancellation or termination of the term of the Loan. An actual Total Loss shall be deemed to have occurred on the actual date on which the Vessel was lost, or if the date of loss is unknown, the date that the Vessel was last heard from. A constructive Total Loss shall be deemed to have occurred on the earliest of (1) the date that a claim for Total Loss is allowed by the underwriters, (2) if the underwriters do not allow a claim for Total Loss, on the date that a Total Loss is subsequently finally adjudged by a court of competent jurisdiction or an arbitration panel to have occurred, or (3) upon receipt by the Lender of a report prepared by an independent, certified marine surveyor selected by the Lender (and reasonably acceptable to the Borrower) concluding that salvage, repair and associated costs to restore the Vessel to the condition required in Section 7.0l(o) hereof would exceed the fair market value of the Vessel in sound condition. An agreed or arranged Total Loss shall be deemed to have occurred at the effective time of any agreement by the underwriters or other appropriate Person with respect thereto, and any Total Loss resulting from condemnation, seizure, forfeiture, arrest or similar actions shall be deemed to have occurred upon entry of a final order with respect thereto by the applicable Governmental Authority.

“Vessel” means the vessel referred to in the Recitals to this Agreement and includes all her boilers, engines, machinery, masts, rigging, anchors, fuel, spare gear, cables, chains, tackle, apparel, consumable and other stores, ropes, equipment and all additions and appurtenances thereto and replacements thereof.

“Voting Equity Interests” means, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the power under ordinary circumstances to vote for persons to serve on the board of directors/managers of such Person.

SECTION 1.02. Computation of Time Periods. For purposes of this Agreement and each of the other Loan Documents, unless otherwise specified herein or therein, in computing periods of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

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SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP, as in effect from time to time, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lender financial statements and other documents reasonably requested by the Lender hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited consolidated financial statements of the Guarantor and its Subsidiaries for the fiscal year ended December 31, 2018 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

SECTION 1.04. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document, (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation” and (c) unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any articles of incorporation, bylaws or similar organizational documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof’ and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

ARTICLE II

THE LOAN

SECTION 2.01. The Loan. Subject to the terms of this Agreement and to the satisfaction of all conditions precedent set forth in Article V hereof, the Lender hereby agrees to make available to the Borrower a term loan in the original principal amount of $25,000,000 (the “Loan”), for the purposes set forth in the Recitals, and for no other purpose. Time is of the essence.

SECTION 2.02. Drawdown Procedures. The Borrower may request the Lender to advance the proceeds of the Loan by delivering to the Lender a duly completed Drawdown Notice, substantially in the form attached hereto as Appendix A (the “Drawdown Notice”), which notice, once given, shall be irrevocable and shall be received by the Lender not later than 11:00 a.m. Eastern time two (2) Business Days prior to the proposed funding date. The Lender’s obligation to make the Loan to the Borrower as set forth herein shall expire on October 31, 2019; provided, however, that such commitment shall terminate automatically upon the occurrence of an Event of Default.

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SECTION 2.03. Advance of Loan Proceeds. Subject to terms and upon the conditions specified herein, the Lender shall advance the proceeds of the Loan to the Borrower in accordance with the instructions set forth in the Drawdown Notice.

SECTION 2.04. The Note. The Loan shall be evidenced by the Note and shall be paid in accordance with the terms thereof. The Lender shall record and, prior to any transfer of the Note, shall endorse on any schedules forming a part thereof appropriate notations setting forth the date and the amount of each payment and of all prepayments (if any) made by the Borrower with respect thereto. The Lender is hereby irrevocably authorized by the Borrower to endorse the Note accordingly and to attach and to make a part of the Note such schedules as and when required.

SECTION 2.05. Repayment of Principal and Interest. The Borrower shall make all payments of principal and interest as and when due under the Note. If not sooner paid, the Note shall mature and all sums remaining due and unpaid thereunder shall be due and payable in full on or prior to October 31, 2024.

ARTICLE III

INTEREST AND PAYMENT PROVISIONS

SECTION 3.01. Interest Rate. Subject to the terms and conditions hereinafter set forth, the Borrower shall pay interest on the unpaid principal balance of the Loan for the period commencing on the date the Loan is made until the Loan is repaid in full, at the rate set forth in the Note. Notwithstanding the foregoing, in the event that any payment is not received by the Lender when due (whether at maturity, by acceleration, on demand or otherwise), the Borrower shall pay to the Lender interest on demand on such late payment from the date such payment was due until such payment is actually received, at a rate per annum equal to 5% over the otherwise applicable rate (the “Default Rate”).

SECTION 3.02. Payments and Computations

(a) Making of Payments. The Borrower shall make all payments of principal, Prepayment Fees (if any) and interest due under the Note in Dollars, in immediately available funds, not later than 11:00 a.m. New York time on the day when due.

(b) Application of Payments. Each payment received by the Lender shall be applied in the manner provided for in the Note or, in the absence of such direction, as the Lender, in its sole discretion, shall determine.

(c) Computations. All computations of interest shall be made by the Lender on the basis of a 360-day year for the actual number of days elapsed. Each determination by the Lender of the interest due hereunder shall be conclusive and binding for all purposes, absent manifest error.

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(d) Payment Net of Taxes. (i) All payments made by the Borrower to the Lender under this Agreement and the Note shall be made without any deduction, setoff or counterclaim of any kind. All payments to be made to the Lender hereunder shall be made free and clear of, and without withholding or deduction for or on account of, any Taxes (except to the extent that such withholding or deduction is compelled by law), excluding any Excluded Taxes. If the Borrower is compelled by law to make any such deduction or withholding, it will:

(A) pay to the relevant authorities the full amount required to be withheld or deducted;

(B) except in the case of Excluded Taxes, pay such additional amounts to the Lender as may be required for the Lender to receive, after such deduction or withholding (including any required deduction or withholding on such additional amounts), the amount it would have received had no such deduction or withholding been made; and

(C) promptly forward to the Lender an official receipt or other documentation reasonably satisfactory to the Lender evidencing such payment to such authorities.

If any Taxes (other than Excluded Taxes) are directly assessed against the Lender, the Lender shall promptly notify the Borrower of such assessment. Unless the Borrower promptly provides evidence satisfactory to the Lender that such Taxes have been paid, the Lender may pay such Taxes. Thereafter, the Borrower shall pay such additional amount (including, without limitation, any penalties, interest or expenses, but excluding any such items resulting from (A) the failure of the Lender promptly to notify the Borrower of the assessment of such Taxes against the Lender, or (B) the gross negligence or willful misconduct of the Lender) as may be necessary for the Lender to receive, after the payment of such Taxes (including any Taxes on such additional amount), the amount the Lender would have received had no such Taxes been assessed. The Borrower’s obligations arising from this Section 3.02 shall survive repayment of the Loan, cancellation of the Note and the termination of this Agreement.

Notwithstanding any provision contained in this Agreement to the contrary, in the event that the Lender should assign all or any portion of the Loan or all or any portion of its rights under this Agreement to another Person, the Borrower’s obligations under this Section 3.02 shall not be greater than what its obligations would have been if the Lender had retained a 100% interest in the Loan and in this Agreement.

SECTION 3.03. Prepayment

(a) Optional Prepayments. Subject to the terms and conditions hereinafter set forth, upon not less than thirty (30) days prior written notice, the Borrower may prepay the Note, in whole, or in part in minimum increments of $1,000,000, on any installment payment date. All partial prepayments shall be applied to the remaining principal installments due in their inverse order of maturity. On any such date, the Borrower shall pay to the Lender, in addition to the principal amount being prepaid, all accrued but unpaid interest then due thereon (including any breakage fees), the Prepayment Fee (if any), and all other sums then due hereunder.

(b) Mandatory Prepayments. If, at any time prior to repayment in full of the Loan,

(i) the Vessel is sold, the Borrower shall pay to the Lender, upon the date Vessel is sold, an amount equal to the outstanding principal balance of the Loan, plus all accrued but unpaid interest then due thereon (including any breakage fees), the Prepayment Fee (if any), and all other sums then due hereunder; or

(ii) the Vessel sustains a Total Loss, the Borrower shall pay to the Lender, upon the earlier of (x) ten (10) days following receipt of insurance proceeds or (y) one hundred twenty (120) days after the date of such loss (in no event to extend beyond the maturity date of the Loan), an amount equal to the outstanding principal balance of the Loan, plus all accrued but unpaid interest then due thereon (including any breakage fees), and all other sums then due hereunder. No Prepayment Fee shall be due upon the payment of the Loan pursuant to this Section 3.03(b)(ii).

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SECTION 3.04. Commitment Fee. In consideration of the Lender’s agreement to finance the Borrower’s purchase of the Vessel and to arrange financing for the Vessel’s sister ship, the Borrower shall pay to the Lender a commitment/arrangement fee in the amount of $1,000,000, which fee shall be deemed fully earned and non-refundable as of the date hereof. Said fee shall be payable in two (2) equal installments of $500,000 each, the first such installment to be paid on the Initial Closing Date and the second such installment to be paid on the Funding Date.

ARTICLE IV

SECURITY

SECTION 4.01. Grant of Security Interest. As security for the prompt payment and performance of its Obligations hereunder, under the Note and the other Loan Documents, the Borrower hereby assigns, and grants and conveys, to the Lender a continuing, first priority security interest in and lien on the following property (collectively, the “Collateral”):

(i) the Vessel, together with all of her boilers, engines, machinery, masts, rigging, boats, anchors, chains, cables, tackle, apparel, spare gear, fuel, consumable or other stores, ropes, equipment and all other appurtenances thereto appertaining or belonging and appropriated to the exclusive use of the Vessel, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel, or any part thereof, or in or to the stores, equipment and appurtenances aforesaid (except such equipment which, when placed aboard the Vessel, does not become the property of the Borrower or is leased equipment not belonging to the Borrower);

(ii) all Earnings, Insurances and Requisition Compensation of the Vessel;

(iii) all rights, interests and privileges of the Borrower under all time charters and contracts of affreightment having a term (including all renewals and extensions thereof) greater than one (1) year; and

(iv) all proceeds of the foregoing.

SECTION 4.02. Release of Collateral. Upon the indefeasible payment in full of all sums due under the Note and satisfaction of all of the Borrower’s other Obligations (other than contingent indemnification obligations for which no claim has been made), the Lender shall, at the Borrower’s sole cost and expense, discharge the First Preferred Mortgage of record and terminate its security interests in all other Collateral.

SECTION 4.03. Exercise of Powers of Attorney. The Lender shall not exercise any rights or powers pursuant to any power of attorney granted to the Lender pursuant to the First Preferred Mortgage or the other Loan Documents until the occurrence, and then only during the continuance, of an Event of Default.

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ARTICLEV

CONDITIONS PRECEDENT

SECTION 5.01. Conditions Precedent to the Initial Closing. The Lender’s obligation to proceed forward with this transaction and to enter into this Agreement is subject to satisfaction of each of the following conditions precedent:

(a) no action, suit, investigation, litigation or proceeding to which the Borrower or the Guarantor is a party shall be pending or threatened before any court, Governmental Authority or arbitrator which (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, the Note, any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby;

(b) the Lender shall have received each of the following, in form and substance reasonably satisfactory to the Lender and its legal counsel:

(i) true, correct and complete copies of the articles of organization/incorporation and operating agreement/by-laws of the Borrower and the Guarantor, together with all amendments thereto, certified by the secretary or assistant secretary of the Borrower and the Guarantor, respectively, or other authorized officer or a certificate from such party certifying that the copies of the organizational documents of such party previously delivered to the Lender have remained unchanged and are still in full force and effect;

(ii) resolutions of the board of managers/directors of the Borrower and the Guarantor, respectively, authorizing the transactions contemplated this Agreement and the other Loan Documents to which it is a party, certified by the secretary or assistant secretary of the Borrower and the Guarantor or other authorized officer;

(iii) a certificate of incumbency from an appropriate officer certifying the names and specimen signatures of the persons authorized to sign this Agreement, the Note, the Guaranty and any other Loan Documents to be executed and delivered by the Borrower and the Guarantor (as applicable);

(iv) a certificate of good standing for the Borrower and the Guarantor from the Secretary of State of Delaware dated not more than ten (10) days prior to the Funding Date; and

(v) an opinion from counsel to the Borrower and the Guarantor, in form and substance reasonably acceptable to the Lender, covering, among other things, said party’s status as a limited liability company/corporation validly existing in good standing under the laws of the state of Delaware, its due authorization, execution and delivery of each of the Loan Documents to which it is a party, and the enforceability of the Loan Documents to which it is a party;

(c) the Borrower shall have executed and delivered, or caused the Guarantor to execute and deliver, to the Lender each of the following documents:

(i) this Agreement; and

(ii) the Guaranty.

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(d) the Lender and its counsel shall have received payment in full of all fees (including the portion of the Lender’s commitment/arrangement fee due on said date) and expenses then due to each of them by the Borrower to the extent invoiced to the Borrower at least two (2) days prior to the Initial Closing Date;

(e) no law, rule or regulation (including, without limitation, any trade sanctions, laws or regulations applicable to the Lender) shall prevent the Lender from entering into the transactions contemplated hereby or shall affect the Borrower’s and/or the Guarantor’s ability to perform any of their respective obligations under the various Loan Documents to which they are parties.

SECTION 5.02. Conditions Precedent to the Funding of the Loan. The Lender’s obligation to proceed forward with the transactions contemplated by the Loan Agreement and to fund the Loan is subject to the satisfaction of each of the following conditions precedent:

(a) no action, suit, investigation, litigation or proceeding to which the Borrower or the Guarantor is a party shall then be pending or threatened before any court, Governmental Authority or arbitrator which (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, the Note, any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby;

(b) no Default or Event of Default shall have occurred;

(c) the Borrower shall have executed and delivered, or caused to be executed and delivered, to the Lender each of the following documents:

(i) a bringdown certificate signed by a Responsible Officer of each of the Borrower and the Guarantor confirming that the representations and warranties made by them as set forth in the Loan Agreement and the Guaranty continue to be true and accurate in all material respects as of the funding date;

(ii) a supplemental op1mon from counsel to the Borrower, in form and substance reasonably acceptable to the Lender, covering, among other things, the due authorization, execution and delivery by the Borrower of each of the Loan Documents set forth below, the enforceability of such Loan Documents and the perfection of all liens and security interests granted by the Borrower to the Lender under the Loan Documents to the extent perfection can be achieved by either filing a UCC-1 financing statement with the Secretary of State of Delaware or the First Preferred Mortgage with the Office of the Maritime Administrator of the Republic of the Marshall Islands;

(iii) the Memorandum of Particulars;

(iv) the First Preferred Mortgage;

(v) the Guaranty;

(vi) the UCC-1 Financing Statement;

(vii) the Assignment of Earnings;

(viii) the Assignment oflnsurances;

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(ix) the Assignment of Time Charter and Time Charterer’s consent thereto (if applicable);

(x) a copy of the current Provisional Certificate of Registry for the Vessel along with a copy of the Interim Classification Certificate for the Vessel issued by the Approved Classification Society;

(xi) a Certificate of Ownership and Encumbrances, dated no more than five (5) days prior to the Funding Date, showing the Vessel to be owned by the Lender, free and clear of all recorded Liens and other encumbrances;

(xii) copies of the Vessel’s Temporary Ship Radio Station License, Certificate of Financial Security - Oil Pollution Certificate of Financial Security - Wreck Removal, Minimum Safe Manning Certificate, and Port Authority Letter Registration;

(xiii) copies of all insurance certificates, cover notes, letters of undertaking from the Vessel’s Approved Managers named on said Insurances and certificates of entry (as applicable) evidencing the Insurances now in place covering the Vessel;

(xiv) written advice from the Borrower’s insurance brokers of the Insurances currently in place with respect to the Vessel and of the amount of coverage provided;

(xv) an agreement by the Borrower’s insurance brokers, in form and substance satisfactory to the Lender, which states that the Insurances of the Vessel and the claims thereunder will not be affected by non-payment of premiums on any other insurances;

(d) the Lender and its counsel shall have received payment in full of all fees (including the portion of the Lender’s commitment/arrangement fee due on said date) and expenses then due to each of them by the Borrower to the extent invoiced to the Borrower at least two (2) days prior to the Funding Date;

(e) all representations or warranties by the Borrower and the Guarantor contained herein or in each of the other Loan Documents shall be true or correct in all material respects as of the Funding Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and

(f) no law, regulation or ruling (including, without limitation, any trade sanction laws and regulations applicable to the Lender) shall prevent the Lender from entering into the transactions contemplated hereby or shall affect the ability of the Borrower to perform any of its Obligations hereunder or under each of the other Loan Documents to which it is a party.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BORROWER

SECTION 6.01. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) Organization and Powers. The Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and, except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, is duly qualified and authorized to transact business as a foreign limited liability company in good standing wherever necessary to carry on its present business. The Borrower has the requisite power and authority to enter into and to perform its obligations under this Agreement and all other Loan Documents to which it is a party.

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(b) Authorization: No Conflict. The Borrower has duly authorized by all requisite limited liability company action the execution, delivery and performance of each of the Loan Documents to which it is a party, and the execution, delivery and performance by it of such Loan Documents will not violate any provision of law, any Order of any court or other agency of government, its organizational documents, or any indenture, agreement or other instrument to which it is a party, or by which it or any of its property or assets is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time, or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien or other encumbrance of any nature whatsoever upon any of its property or assets, except as otherwise permitted, required or contemplated by the Loan Documents. The Loan Documents constitute the Borrower’s legal, valid and binding obligations, enforceable against it, in accordance with the terms thereof except where such enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting creditor’s rights generally and by general principles of equity.

(c) Litigation. There are no actions, suits or proceedings pending or, or to the Borrower’s knowledge, threatened against the Borrower or any of its properties or the rights of the Borrower by or before any court, arbitrator or Governmental Authority, domestic or foreign, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Borrower is not in default with respect to any Order of any court, arbitrator or Governmental Authority, domestic or foreign, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(d) Financial Condition. Since the date of its formation, there has been no event or circumstance, which either individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

(e) No Sovereign Immunity. The Borrower is subject to private commercial law and to suit in connection with matters relating to this Agreement, the Note and the other Loan Documents, and neither it nor any of its property has any right to immunity from suit or attachment on the grounds of sovereignty or on any other grounds. The execution, delivery and performance by the Borrower of this Agreement, the Note and the other Loan Documents constitute its commercial acts, which are related to its commercial activities.

(t) Tax Returns. The Borrower has filed, or has caused to have been filed, all Federal and state tax returns which are required to be filed, and has paid, or caused to have been paid, all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes are not delinquent, except for such Taxes and other governmental charges that are currently being contested in good faith by appropriate legal proceedings being diligently pursued and for which adequate reserves therefor have been established on the Borrower’s books and records as required under GAAP.

(g) Compliance with Laws: Possession of Licenses and Permits, Etc. The Borrower is not in violation of any laws, ordinances, governmental rules or regulations applicable to it and its assets and properties, except where failure to comply could not reasonably be expected to have a Material Adverse Effect. The Borrower possesses all material franchises, certificates, licenses, development and other permits (including all Environmental Permits) and other authorizations from governmental political subdivisions or regulatory authorities and all material patents, trademarks, service marks, trade names, copyrights, licenses, easements, rights of way and other rights (collectively, “Material Rights”), free from burdensome restrictions, that are necessary, in the Borrower’s judgment, for the ownership, maintenance and operation of its business, properties and assets, including the ownership and operation of the Vessel. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such Material Rights.

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(h) Required Consents. Neither the execution and delivery by the Borrower of this Agreement, the Note and any of the other Loan Documents, nor the consummation by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Governmental Authority or agency thereof, domestic or foreign, other than the filing and recording of the First Preferred Mortgage with the Office of Maritime Administrator, Republic of the Marshall Islands or the NVDC, as applicable, and the filing of the UCC-1 financing statement with the Secretary of State of Delaware.

(i) Ownership of Vessel; Perfection of Mortgage, Etc. As of the Funding Date, the Borrower shall have good record title to the Vessel, free and clear of all Liens, other than Permitted Maritime Liens. Upon the filing and recording of the First Preferred Mortgage with the Office of the Maritime Administrator, Republic of the Marshall Islands, the Lender will have a duly recorded, first preferred mortgage lien over the whole of the Vessel.

G) Principal Place of Business; Tradenames. The Borrower’s principal place of business and chief executive office is at 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602. The Borrower does not conduct business under any trade, assumed or fictitious names.

(k) Margin Stock; Investment Company Status. None of the proceeds from the Loan will be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry, any “margin stock” within the meaning of Regulation U (the “Margin Stock”), or for any other purpose that might make the transactions contemplated herein a “purpose credit” within the meaning of said Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under any of such statutes. The Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, or an “investment adviser” within the meaning of the Investment Advisers Act of 1904.

(l) BRISA. No accumulated funding deficiency (as defined in section 302 ofERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Borrower or any BRISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Borrower, any Subsidiary or any BRISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Borrower and its Subsidiaries taken as a whole. Neither the Borrower or any BRISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title N of BRISA with respect to any Multiemployer Plan which is or would reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement and the other Loan Documents and the Loan hereunder will be exempt from, or did not and will not involve any transaction which is subject to the prohibitions of, section 406 of BRISA and did not and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of BRISA or a tax could be imposed pursuant to section 4975 of the Code. As of the Funding Date, the Borrower is not and will not be (1) an employee benefit plan subject to Title I of BRISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes ofERISA or the Code; or (4) a “governmental plan” within the meaning of BRISA.

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(m) Solvency. The Borrower is Solvent and, after giving effect to the transactions contemplated hereby and by the other Loan Documents, the Borrower will not become insolvent as a result thereof. The Borrower believes that it is now and will be able to pay its debts as they become due, and has and will have sufficient capital to carry on its business.

(n) Existing Charters, Etc. As of the Funding Date, the Vessel shall not be subject to any charter or other agreement regarding the use or employment thereof, other than a charter permitted pursuant to Section 7.0l{o) hereof.

(o) Sanctions, Etc. Neither the Borrower nor, to the Borrower’s knowledge, any Related Party is an individual or entity that is, or is owned or controlled by an individual or entity that is, (i) an “enemy” or an “ally of an enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto, (ii) currently the subject or target of, or a blocked Person under, any Sanctions or engages in any dealings or transactions with any such blocked Person, (iii) included on OFAC’s List of Specially Designated Nationals, or any similar list enforced by any other relevant sanctions authority applicable to the Borrower, or (iv) located, organized or resident in a Designated Jurisdiction, (b) the Borrower has not been charged with, or convicted of bribery or any other anti-corruption related activity under any Anti-Corruption Law or any other anti-corruption related activity in a U.S. or any non-U.S. country or jurisdiction, and (c) to the knowledge of senior management the Borrower is not in material violation of any applicable Anti-Terrorism Laws or Sanctions, and the Borrower has established and maintained procedures and controls which it reasonably believes are adequate to ensure compliance by the Borrower in all material respects with all applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

(p) Environmental Matters. The Borrower and all of its properties and facilities presently comply and, to the Borrower’s knowledge, have complied at all times and in all respects with all Environmental Laws except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

(q) Employee Relations. The Borrower is not the subject of (a) any material strike, work slowdown or stoppage, union organizing drive or other similar activity or (b) any material action, suit, investigation or other proceeding involving alleged employment discrimination, unfair termination, employee safety or similar matters that in either case would reasonably be expected to have a Material Adverse Effect nor, to the best knowledge of the Borrower, is any such event imminent or likely to occur except those which, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect.

(r) Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to the Lender by or on behalf of the Borrower in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, taken as a whole as of the date thereof, not misleading; provided, that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and information available to it at such time, it being understood that the Borrower is under no obligation to update such projections or underlying information.

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ARTICLE VII

COVENANTS OF BORROWER

SECTION 7.01. Affirmative Covenants. Until all the Borrower’s Obligations hereunder and under each of the other Loan Documents have been paid or otherwise satisfied in full, the Borrower hereby agrees that:

(a) Financial Information. The Borrower shall maintain a system of accounts established and administered in accordance with GAAP. The Borrower shall furnish the Lender such financial information concerning (i) the Borrower, including, but not limited to: (x) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, the balance sheet, statement of income and cash flows of the Borrower as of the end of such fiscal year, setting forth in each case in comparative form the corresponding figures from the preceding year, certified by the chief financial officer of the Borrower, and (y) as soon as available and in any event within forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, the balance sheet, statement of income and cash flows of the Borrower for such quarterly period, all in reasonable detail and certified by the chief financial officer of the Borrower, (ii) the Vessel and/or (iii) the Borrower’s use and operation of the Vessel, in each case as the Lender reasonably deems necessary. The Borrower warrants that all such information and representations furnished by the Borrower to the Lender shall be accurate and correct in all material respects.

(b) Existence. Except as otherwise permitted pursuant to Section 7.02(d) hereof, the Borrower shall continue to maintain its existence in good standing and qualifications to do business where required.

(c) Notices. The Borrower shall deliver to the Lender promptly after a Responsible Officer obtains knowledge of any Event of Default or Default, a certificate of a Responsible Officer describing such event in reasonable detail, with a statement of the Borrower’s proposed action with respect thereto. In addition, the Borrower shall, from time to time, provide the Lender with such other information as the Lender may reasonably request with respect to the Vessel, the condition or maintenance thereof, of all damage, if any, thereto and of all repairs made in connection therewith. The Borrower shall give the Lender immediate notice and copies of all tax notices (other than customary periodic notices received in conjunction with the normal administration of the Borrower’s tax reporting process), reports or inquiries, claims of Liens (other than Permitted Maritime Liens), and of any damage, loss, seizure, attachment or judicial process which may affect the use, maintenance, operation, possession or ownership of the Vessel.

(d) [Intentionally Omitted].

(e) Use of Proceeds. The Borrower shall use the proceeds from the Loan solely for the purposes specified in the Recitals, and for no other purposes.

(f) Payment of Taxes. The Borrower shall pay and discharge, or cause to be paid and discharged, prior to becoming delinquent all Taxes as shown on any Federal or state tax returns or on any assessment received by it, except such Taxes and other governmental charges as are currently being contested in good faith and by appropriate legal proceedings being diligently pursued and for which adequate reserves therefor have been established on the Borrower’s books and records as required under GAAP and for so long as none of its assets (including the Vessel) have been attached or arrested.

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(g) Compliance with Laws Generally. The Borrower shall comply with the requirements of all Applicable Laws of any Governmental Authority (including, without limitation, the Office of the Maritime Administrator of the Republic of the Marshall Islands and, to the extent applicable, the United States Coast Guard) having jurisdiction over it or the Vessel (including, but not limited to, the Anti-Corruption Laws, Anti-Terrorism Laws and, to the extent applicable, the ISM Code and ISPS Code) and all rules and regulations promulgated pursuant thereto), except where failure to comply could reasonably be expected to have a Material Adverse Effect.

(h) Litigation. The Borrower shall promptly inform the Lender of any pending or threatened litigation involving it, where the amount claimed exceeds $100,000 or of any other event, condition or occurrence which could reasonably be expected to have a Material Adverse Effect.

(i) Financial Responsibility. The Borrower shall comply with and satisfy all of the provisions of any Applicable Law, regulation, proclamation or order concerning financial responsibility for liabilities imposed on it or the Vessel with respect to pollution, including, without limitation, the International Convention of Maritime Pollution of 1973, the International Convention for the Safety of Life at Sea of 1974, the U.S. Water Pollution Act, as amended by the Water Pollution Control Act Amendment of 1972, the U.S. Oil Pollution Act of 1990, as the same may be amended from time to time, and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, regulation, proclamation or order with respect to the trade in which the Vessel from time to time engages or the cargoes carried by it.

G) Insolvency. The Borrower shall provide the Lender with written notice of the commencement of proceedings by or against it, under the applicable bankruptcy laws or other insolvency laws (as now or hereafter in effect), involving it as a debtor.

(k) Request for Information. The Borrower shall (i) keep and maintain accurate books and records, (ii) make entries on its books and records in form reasonably satisfactory to the Lender disclosing the Lender’s security interest in and lien on the Vessel and her Insurances, (iii) furnish to the Lender promptly upon reasonable request such information, reports, contracts, invoices (showing names, addresses and amount owing) and other data relating to all charters or other agreements entered into with respect to the employment of the Vessel and to all payments by the charterers or operators thereunder, as applicable.

(1) Bonding and Compliance with BRISA. The Borrower shall maintain at all times such bonding as is required by BRISA. As soon as practicable and in any event within thirty (30) days after it knows or has reason to know that, with respect to any Plan or Multiemployer Plan, a “reportable event” has occurred, it shall deliver to the Lender a certificate signed by its chief financial officer setting forth the details of such “reportable event”.

(m) Environmental. The Borrower covenants that it will keep and maintain the Vessel in compliance in all material respects with all applicable Environmental Laws, except where failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrower hereby agrees to indemnify, defend and hold harmless the Lender and its Related Parties from and against any and all liabilities arising out of, relating to or resulting from the Borrower’s breach of this covenant, and in the event of any disposal, discharge or release of any Hazardous Materials from the Vessel that results in the imposition of Class II civil penalties or higher, or upon the initiation of any proceeding, investigation or inquiry by any Governmental Authority alleging a violation of any Environmental Laws as a result of such disposal, discharge or release from the Vessel that could result in the imposition of such penalties, the Borrower shall notify the Lender in writing within ten (10) days of having knowledge thereof. As used herein, the term “Hazardous Materials” means Oil, other hazardous materials, hazardous wastes, hazardous materials, or any other pollutants, contaminants, chemicals, wastes, materials, compounds, constituents or substances, defined under, subject to regulation under, or which can give rise to liability or obligations under, any Environmental Laws, including polychlorinated biphenyls (“PCBs”); and the term “Oil” has the meaning assigned to it in the Oil Pollution Act of 1990, 33 U.S.C. §2701, et or any substance or compound containing PCBs, asbestos or any asbestos-containing materials in any form or condition, lead- based paint, urea formaldehyde, pesticides, radon or any other, radioactive materials including any source, special nuclear or by-product material, petroleum, petroleum products, petroleum-derived substances, crude oil or any fraction thereof, or any mold, microbial or fungal contamination that could pose a risk to human health or the Environment.

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(n) Insurances. At all times during the term hereof, the Borrower shall insure and keep the Vessel insured in accordance with the requirements of the First Preferred Mortgage.

(o) Additional Vessel Covenants. With respect to the Vessel, the Borrower hereby covenants and agrees:

(i) to only use the Vessel in the territorial waters of nations which recognize the rights of vessels registered under Marshall Islands and U.S. flag and only in locations where the Vessel’s operating specifications allow it to operate safely and within its technical capacities and certification and within the limits of its insurance coverages;

(ii) to provide to the Lender forthwith copies of all material notices and information received by it in relation to the Vessel and her Insurances and operations, unless such notices or information state they have been provided directly to the Lender;

(iii) to cause the Vessel at all times to comply with any of the Oil Majors crew matrix requirements to the extent that the Vessel is subject to a time charter with such Oil Major;

(iv) to promptly notify the Lender if at any time the Vessel is rejected by any Oil Major and thereafter, within forty-five (45) days thereof, to restore the Vessel’s Acceptability provided that the Vessel’s trading patterns and the relevant Oil Major’s risks permit a re-inspection (if required);

(v) to ensure that at all times after January 31, 2022, the Vessel has Acceptability from at least one (1) Oil Major;

(vi) to assign and provide that any Requisition Compensation is applied in accordance with Section 6 of the First Preferred Mortgage as if received on the basis of a sale of a Vessel;

(viii) unless and until the Vessel if reflagged under the laws of the United States of America pursuant to Section 7.0l(v) hereof, to keep the Vessel duly registered under the laws and flag of the Marshall Islands and to do or suffer to be done nothing whereby such registration may be forfeited or canceled;

(ix) to keep and to cause the Vessel to be kept free and clear of all Liens other than Liens granted in favor of the Lender and other Permitted Maritime Liens, and not to pledge, charge, assign or otherwise encumber (in favor of any Person other than the Lender) the Earnings or Insurances of the Vessel, or to suffer the creation of any such pledge, charge, assignment or encumbrance as aforesaid to or in favor of any Person other than the Lender;

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(x) without the prior written consent of the Lender, not to sell the Vessel (unless the Lender shall have received or concurrently receives payment in full of all sums then outstanding as provided for in Section 3.03(b) of this Agreement, in which case no consent shall be required);

(xi) to comply with and satisfy all the requisites and formalities established by the laws of the Republic of the Marshall Island (and ifreflagged under the laws of the United States, the United States) to establish and maintain the First Preferred Mortgage as a legal, valid, binding and enforceable first preferred mortgage lien upon the whole of the Vessel and to furnish to the Lender from time to time such proofs as the Lender may reasonably request so that it may be satisfied with respect to the compliance by the Borrower with the provisions of this subsection;

(xii) neither the Borrower nor any permitted charterer will make any material structural changes to the Vessel (each, a “Material Structural Modification”) other than for any Mandatory Equipment (as defined below) or as otherwise required by any Governmental Authority having jurisdiction over the Vessel or the Approved Classification Society, without the prior written consent of the Lender (which consent shall not be unreasonably withheld, conditioned or delayed). Any structural change made to the Vessel shall be deemed a Material Structural Modification if such change would: (1) convert the intended use of the Vessel from a use authorized in this Section; (2) impair the seaworthiness of the Vessel or invalidate any Certificate of Registry/Documentation, Load Line Certificate, or class certification issued with respect to the Vessel; or (3) diminish the fair market value, utility and remaining useful life of the Vessel below the fair market value, utility or remaining useful life thereof immediately prior to such change. The Borrower may make any other alterations (including non-material structural changes), subtractions, upgrades and improvements (“Permitted Modifications”); provided that any such Permitted Modification does not diminish the value, utility or remaining useful life of the Vessel and does not give rise to any Lien on the Vessel (other than Permitted Maritime Liens). Permitted Modifications and Material Structural Modifications are jointly referred to as “Modifications”. The Borrower shall make all Modifications required by any Applicable Law or required by any Governmental Authority or the Approved Classification Society. All Modifications shall be made at the sole cost and expense of the Borrower. Each such Modification shall be deemed to be a part of the Vessel. The Borrower, at its sole cost and expense, shall procure and install any items of machinery or equipment required by any Applicable Law, any Governmental Authority having jurisdiction over the Vessel or the Approved Classification Society (“Mandatory Equipment”);

(xiii) not to cause or permit the Vessel to be operated (x) in any manner contrary to Applicable Law, treaty or convention, or any rule or regulation duly issued thereunder as to which failure to comply could reasonably be expected to have a Material Adverse Effect, or (y) in violation of the terms of any policies of insurance procured by the Borrower pursuant to the First Preferred Mortgage, not to abandon the Vessel in a foreign port, not to change the Approved Managers of the Vessel without the Lender’s consent and delivery to the Lender of all appropriate endorsements to the Borrower’s Insurances evidencing that all such Insurances continue to remain in full force and effect notwithstanding such change of manager(s), not to engage in any unlawful trade or carry any cargo that will expose the Vessel to penalty, confiscation, forfeiture or capture, and not to do, or suffer or permit to be done, anything which could disqualify its registration under Marshall Islands (or if and when reflagged in the United States, United States) law. The Borrower shall at all times operate the Vessel as a responsible and prudent carrier in accordance with industry standards and in the same manner that the Borrower operates other vessels of comparable type that are owned or chartered in by it. The Borrower warrants that the Vessel will be used solely in the conduct of the Borrower’s business, and will at all times (other than when the Vessel is in drydock, is out of service undergoing repairs or is bareboat chartered to a third party to the extent permitted pursuant to Section 7.0l{o)(ix) below) be and remain in the Borrower’s exclusive possession and control. The Borrower warrants that it will exercise due diligence to transport in the Vessel only lawful and suitable cargoes, subject to any and all limitations, conditions and restrictions set forth herein, in the Vessel’s Certificate of Registry and/or Load Line Certificate and contained in any policy, contract or certificate of insurance procured pursuant to the First Preferred Mortgage;

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(xiv) the Borrower shall not charter the Vessel on a bareboat basis, to any Person, without the prior written consent of the Lender. Notwithstanding the foregoing, the Borrower may from time to time enter into time charters of the Vessel to both Affiliates of the Borrower and to non-Affiliates in the ordinary course of its business; provided. however. that (i) any such charter shall contain a provision placing the charterer thereof on notice of the First Preferred Mortgage and subordinating any and all rights of such charterer to the rights of the Lender hereunder and thereunder; (ii) the term of any such charter, including options, shall not extend beyond maturity date of the Loan; and (iii) for any time charter having a duration (including options) of greater than one year, the Borrower shall execute and deliver to the Lender an assignment thereof, substantially in the form attached hereto as Exhibit C, collaterally assigning to the Lender all of its rights, title and interests therein, along with a copy of the Consent and Agreement to be provided by the time charterer in connection therewith;

(xv ) if a libel shall be filed against the Vessel, or if the Vessel shall be seized, arrested, levied upon and taken into custody or detained in any proceeding in any court or tribunal or by any government or under color of authority, the Borrower shall forthwith give notice to the Lender of such arrest and taking or detention and (except in connection with any taking or requisition of the title or use of the Vessel by any Governmental Authority) cause the Vessel to be released therefrom within thirty (30) days from the date of such seizure, arrest or detainment, or within such lesser time as may be necessary to avoid prejudice to the interests of the Lender with respect to the Vessel. Without limiting the Borrower’s obligations under Section 9.15 of this Agreement, the Borrower hereby agrees to indemnify, defend and hold harmless, the Lender and the Vessel from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, judgments, costs and expenses, including Attorneys’ Fees, of whatsoever kind and nature, imposed on, incurred by or claimed against the Lender or the Vessel, in any way relating to or arising out of the assertion of a Lien against the Vessel, including, without limitation, a Permitted Maritime Lien;

(xvi) at all times and without cost or expense to the Lender, to maintain, service and preserve the Vessel, its parts and equipment, so as to keep them in every respect suitable for their intended uses and in good operating condition and repair, consistent with prudent industry practice for vessels of the same type and age, and used in the same trade, as the Vessel but in no event less than the extent to which the Borrower maintains other similar vessels and equipment in the prudent management of its assets and properties, and in all events in as good a condition as existed on the Funding Date, normal wear and tear from proper use alone excepted (except during such times when the Vessel or any of her equipment is out of service undergoing repairs in order to maintain the Vessel’s and such equipment’s compliance with the foregoing requirements). The Borrower shall at all times keep the Vessel in such condition that she complies with all Applicable Laws, treaties, conventions, rules, regulations and class certifications to which she is currently subject (except at such time when the Vessel is out of service undergoing repairs) and keep on board the Vessel, when required thereby, valid certificates showing compliance therewith. Records regarding the use, operation, maintenance and repair of the Vessel shall be maintained by the Borrower throughout the term of the Loan consistent with prudent industry practice, the requirements of policies of insurance covering the Vessel, and Applicable Laws. To the extent applicable, the Borrower shall comply or procure compliance with the ISM Code and the ISPS Code, and shall furnish to the Lender on demand true and complete copies of the Vessel’s Document of Compliance, Safety Management Certificate and such other ISM Code documentation as the Lender may reasonably request in writing;

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(xvii) at all times and without cost or expense to the Lender to maintain the classification status of the Vessel issued by the American Bureau of Shipping or other Approved Classification Society to which the Vessel may from time to time be subject. Upon the Lender’s request but not more than once during any six (6) month period (unless an Event of Default exists), the Borrower shall furnish the Lender hard copies of, or provide the Lender remote online access to copies of, all documents issued by the Republic of the Marshall Islands (and if and when reflagged under the laws of the United States, the United States Coast Guard), all Load Line Certificates, if applicable, and all certificates issued by the Approved Classification Society promptly upon issuance. All class certificates and all maintenance histories of the Vessel shall be made available to the Lender electronically within such reasonable period following the Lender’s request therefor;

(xviii) the Borrower has advised the Lender that the Vessel shall participate in the USCG Underwater Inspection In Lieu of Dry Docking (UWILD) program and, as such, the Borrower, at its own cost and expense, shall drydock the Vessel every five (5) years for a special survey in accordance with the UWILD program;

(xix) to furnish the Lender promptly upon the Lender’s written request, copies of all time charters and contracts of affreightment with respect to the Vessel having a duration (including all options) of twelve (12) months or more and the full details as to the parties, times of delivery and the like pertaining thereto; and

(xx) except as otherwise permitted pursuant to Section 7.0l{v) hereof, not to transfer or change, or permit to be transferred or changed, the flag of the Vessel without the prior written consent of the Lender, and any such written consent to any one transfer or change of flag shall not be construed to be a waiver of this provision with respect to any subsequent proposed transfer or change of flag.

(p) Inspections; Logs and Records. At all times, upon not less than forty-eight (48) hours prior notice but not more than once during any fiscal year of the Borrower (unless an Event of Default exists), the Borrower shall afford the Lender and its authorized representatives full and complete access to the Vessel for the purpose of appraising and inspecting the same and inspecting her papers and, at the request of the Lender, the Borrower shall deliver for inspection copies of any and all contracts and documents relating to the operation and employment of the Vessel, whether on board or not. Unless an Event of Default has occurred and is continuing, the Lender shall use reasonable efforts to ensure that the operation of the Vessel is not adversely affected and that the Vessel’s schedule is not disrupted, as a result of such inspections. However, if, upon such inspection, the Lender discovers that the Vessel is in a condition of disrepair, and such condition is confirmed by an independent, certified marine surveyor selected and agreed upon by the Lender and the Borrower, Lender shall have the right to call for the repair and, if necessary, drydocking of the Vessel within a commercially reasonable period not to exceed ninety (90) days thereafter at the Borrower’s sole cost and expense and to the satisfaction of the Lender.

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(q) Notice of Mortgage. The Borrower shall place a certified copy of the First Preferred Mortgage, together with notice thereof, on board the Vessel and, within thirty (30) days of the date hereof, shall furnish the Lender a copy of the Master’s signed receipt therefor, in form and substance satisfactory to the Lender.

(r) Other Additional Information. The Borrower shall provide the Lender such information and documentation as may reasonably be requested by the Lender from time to time for purposes of compliance by the Lender with Applicable Laws (including. without limitation, the Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Lender to comply therewith.

(s) Anti-Corruption Laws, Anti-Terrorism Laws, etc. The Borrower shall conduct its business in compliance in all material respects with all applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions, as amended, and the regulations thereunder, and will maintain in effect and enforce procedures, policies and controls which it reasonably believes are adequate to ensure compliance by the Borrower with all applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

(t) Financial Covenants.

(i) The Borrower shall cause the Guarantor and its Subsidiaries, on a consolidated basis, to maintain at all times a Total Leverage Ratio for the four (4) quarters most recently ended of not more than the following:

5.0 to 1.0 at any time during the fiscal year 2019;

4.25 to 1.0 at any time during the fiscal year 2020;

3.75 to 1.0 at any time during the fiscal year 2021; and

3.25 to 1.0 at any time during all fiscal years thereafter.

(ii) The Borrower shall cause the Guarantor and its Subsidiaries, on a consolidated basis, to maintain at all times for the four (4) quarters most recently ended a Fixed Charge Coverage Ratio of not less than 1.2 to 1.00.

(u) Optional Retlagging. The Borrower may elect to have the Vessel removed from Marshall Islands flag and retlagged in the United States, upon giving the Lender at least sixty (60) days prior written notice thereof. In such event, the Lender will cooperate with the Borrower to release its mortgage on the Vessel so as to allow the Vessel to be deleted from Marshall Islands registry and registered and retlagged under U.S. law, provided that, contemporaneously therewith, the Borrower executes and/or delivers to the Lender:

(i) a new first preferred ship mortgage over the whole of the Vessel, substantially in the form attached hereto as Exhibit D and in appropriate form for filing with NVDC;

(ii) copies of all limited liability company actions taken to authorize its execution and delivery of such new mortgage and all other documents to be executed and delivered in connection therewith;

(iii) an opm1on of the Borrower’s counsel as to the Borrower’s due authorization, execution and delivery of such documents and the perfection of the Lender’s mortgage on the Vessel; and

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(iv) the Borrower shall have reimbursed the Lender for all fees, costs and expenses incurred by the Lender in consenting to the Borrower’s request to have the Vessel reflagged in the United States of America.

(v) Earnings. In the absence of an Event of Default, the Borrower shall cause all Earnings of the Vessel to be payable to OSG Ship Management Inc., to be held by it in trust on behalf of the Borrower, and used to pay all operating costs of the Vessel, all sums as and when due and payable by the Borrower to the Lender hereunder and under each of the other Loan Documents and for such other purposes as the Borrower shall decide. Following the occurrence and during the continuance of an Event of Default, all such Earnings shall be payable to the Lender as provided for the Assignment of Earnings.

SECTION 7.02. Negative Covenants. Until all of Borrower’s Obligations hereunder and under each of the other Loan Documents have been satisfied in full, the Borrower agrees that without the prior written consent of the Lender:

(a) Indebtedness. It shall not create, incur or assume or suffer to exist any Indebtedness other than (i) trade payables incurred in the ordinary course of business, including, without limitation, payables in respect of bunkers and drydocking and under service agreements relating to the Vessel, (ii) Indebtedness incurred under the Loan Documents, (iii) Indebtedness incurred in the ordinary course of its business not to exceed $250,000 in the aggregate at any one time outstanding;

(b) Liens. It shall not create, incur, assume or suffer to exist any Lien or other encumbrance upon the Vessel (other than Permitted Maritime Liens) or the other Collateral.

(c) State of Formation; Place of Business. It shall not change its state of formation or the location of its principal place of business from that set forth in Section 9.02, without giving the Lender at least twenty (20) days’ prior written notice thereof and setting forth in detail the new jurisdiction of formation or complete address of such new place of business (as the case may be). In furtherance thereof, it shall file, and hereby authorizes the Lender to file on its behalf, Uniform Commercial Code financing statements, amendments or continuation statements, in form and substance satisfactory to the Lender, in such jurisdiction or jurisdictions as the Lender shall request upon demand by the Lender.

(d) Assignments. It shall not assign to any Person (other than the Lender) any of the Earnings, Insurances or Requisition Compensation of the Vessel.

(e) Maintain Single Purpose Entity Status.

(i) It shall not engage in any business other than as contemplated hereunder and under the other Loan Documents or any activity other than as contemplated by, or otherwise necessary to perform its obligations under, this Agreement and the other Loan Documents;

(ii) It shall not acquire or own any material assets other than (A) the property related to the Borrower’s ownership and operation of the Vessel, and (B) that needed to maintain the Borrower’s existence or operations in order to comply with, or as otherwise permitted by, the Loan Documents;

(iii) It shall not merge with or into, or consolidate with, any Person other than the Guarantor, or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

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(iv) It shall not amend, modify, terminate or fail to comply with the provisions of its organizational documents, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect its status as a single purpose entity or its ability to perform its obligations hereunder, or under the Note and the other Loan Documents;

(v) It shall not own any Subsidiary nor make any Investment in any Person other than Affiliates of the Borrower;

(vi) It shall not pledge, grant a security interest in or transfer any of its assets to any other Person;

(vii) It shall not declare or make any Restricted Payments to any Person other than to Affiliates of the Borrower;

(viii) It shall not fail to maintain its records, books of account separate and apart from those of its Affiliates or any other Person;

(ix) It shall not enter into any contract or agreement with any of its Affiliates or any other Person, except for those agreements which otherwise are incurred in the ordinary course of business upon terms and conditions that would be available on an arms-length basis;

(x) It shall not seek its dissolution or winding up in whole or in part;

(xi) It shall not maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its Affiliates;

(xii) It shall not hold itself out to be responsible for the debts of another Person or pay another Person’s liabilities out of its own funds;

(xiii) It shall not make any loans or advances to any third party;

(xiv) It shall not fail to prepare and file its own tax returns, if such tax returns are required to be filed under Applicable Law;

(xv) It shall not fail either to hold itself out to the public as a legal Person separate and distinct from any other Person or to conduct its business solely in its own name, in order not to mislead others as to the identity with which such other party is transacting business, or to suggest that it is responsible for the debts of any third party; or

(xvi) It shall not fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(f) Financing Statements. It shall not file any amendments, corrective statements, or termination statements concerning the Collateral without the prior written consent of the Lender.

(g) Sanctions. It shall not directly or knowingly indirectly use or permit the proceeds of the Loan to be used (a) in connection with any investment in, or any transaction or dealings with, any Person that, at the time of such funding, is the subject of Sanctions in a manner that will result in a violation of Sanctions, or (b) in any other manner in violation of Sanctions.

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(h) Anti-Corruption Laws; Anti-Terrorism Laws. It shall not directly, or knowingly indirectly, use the proceeds of the Loan for any purpose which would breach any Anti-Corruption Laws or any Anti-Terrorism Laws.

ARTICLE VIII

EVENTS OF DEFAULT; REMEDIES

SECTION 8.01. Events of Default; Acceleration, etc. Time is of the essence under this Agreement and the Borrower shall be deemed to be in default of its obligations hereunder upon the occurrence of any of the following events (each, an “Event of Default”):

(a) the Borrower fails (i) to make any principal and interest payment as and when due under the Note, or (ii) to pay when due any other sum otherwise payable hereunder or under any other Loan Document, which failure continues unremedied for a period of five (5) days thereafter; or

(b) the Borrower sells (other than in connection with the Borrower’s satisfaction of its obligations under Section 3.03(b) hereof), or mortgages or encumbers (other than for Permitted Maritime Liens) the Vessel, or if any Lien (other than a Permitted Maritime Lien) is filed against or otherwise attaches to the Vessel, which has not been released, bonded or otherwise secured as provided in Section 7.0l(o)(x) hereof; or

(c) any representation or warranty made by the Borrower hereunder or by the Borrower or the Guarantor in any of the other Loan Documents shall prove to have been materially false or misleading when made; or

(d) (1) the Borrower fails to comply with any of the provisions of Section 7.0l(b), W, the first sentence of ill, m), {Q)(ill and (o)(xv) or Section 7.02, or (2) the Borrower fails to comply with any of the provisions of Section 7.0l(i) or (o)(iii) and such failure continues unremedied for a period of fifteen (15) days following the earlier of the date that a Responsible Officer of the Borrower or the Guarantor has knowledge thereof or the date that the Lender provides notice of such failure to the Borrower; or

(e) the Borrower breaches any of the other agreements or covenants contained herein (and not otherwise addressed in this Section 8.01) and such breach continues unremedied for a period of thirty (30) days following the earlier of the date that a Responsible Officer of the Borrower is obligated to report such breach to the Lender under Section 7.0l(c) hereof or the date that the Lender provides notice of such breach to the Borrower; or

(f) any notice shall have been issued by the Republic of the Marshall Islands (or if applicable the United States Coast Guard Registry) to the effect that the Vessel is subject to deletion from registration/documentation or the Certificate of Registry/Documentation for the Vessel or the endorsement noted thereon is subject to revocation or cancellation, for any reason whatsoever and such matter is not remedied or such notice is not revoked within ten (10) Business Days of the Borrower’s receipt thereof; or

(g) for any reason, the First Preferred Mortgage ceases to be a duly recorded, first preferred mortgage over the whole of the Vessel other than in connection with a reflagging of the Vessel pursuant to Section 7.0l(v) hereof and in which case a new First Preferred Mortgage shall be executed by the Borrower and delivered to the Lender in accordance with Section 7.0l(v)(i) hereof; or

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(h) should this Agreement, the Note, the Guaranty or any of the other Loan Documents at any time after their execution and delivery, for any reason (other than satisfaction in full of all Obligations) cease to be valid and binding on, or enforceable against, the Borrower or the Guarantor (as the case may be), or the Borrower or the Guarantor shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or this Agreement, the Note, the Guaranty or any of the other Loan Documents shall, at any time after their execution and delivery, for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason (other than pursuant to the terms hereof) cease to be a perfected first preferred mortgage lien and/or first priority security interest, subject only to Permitted Maritime Liens; or

(i) an event of default shall have occurred and be continuing under the First Preferred Mortgage or any other Loan Document and such breach continues unremedied for a period of thirty (30) days following the earlier of the date that a Responsible Officer of the Borrower or the Guarantor has knowledge of such breach or the date that the Lender provides notice of such breach to the Borrower; or

G) should the Borrower cease to qualify as a “Foreign Maritime Entity” under the laws of the Republic of the Marshall Islands (or if the Vessel has been reflagged in the United States, a Section 2 Citizen) and such failure, if curable, remains uncured for a period of ten (10) days thereafter; or

(k) should the Borrower or the Guarantor (i) make an assignment for the benefit of its creditors, (ii) fail to generally pay its debts as they become due, (iii) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law, (iv) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future statute, laws or regulation relating to creditors’ rights, (v) have entered against it a decree or order for relief in an involuntary case under any applicable bankruptcy, insolvency or other similar law and such decree or order remains unstayed or is not vacated within thirty (30) days thereafter, (vi) file an answer admitting or not contesting the material allegations of a petition filed against it in any such involuntary proceeding, (vii) seek or consent to or acquiesce in the entry of an order for relief or the appointment of, or the taking possession by, any trustee, receiver, assignee, custodian, sequestrator or liquidator of it or all or any substantial part of its properties; or

(l) should the Vessel be seized or levied upon under any legal or governmental process and the Borrower shall fail either to cause the release of the Vessel from such seizure or levy within thirty (30) days or within such lesser time as may be necessary to avoid prejudice to the Lender’s interest therein, or to pay to the Lender an amount equal to the outstanding principal balance of the Loan, plus all accrued but unpaid interest due thereon, and all other sums then due hereunder; or

(m) should the Borrower or any Affiliate of the Borrower fail to make any payment of principal of, premium, if any, and/or interest on, or rent or hire due under, any charter, lease, credit or other debt instrument to which the Borrower or any such Affiliate and the Lender or any of the Lender’s Affiliates are parties beyond any grace period provided with respect thereto, where the amount remaining unpaid in the case of the Borrower exceeds $25,000 and in the case of an Affiliate of the Borrower exceeds $100,000; or

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(n) should the Borrower or the Guarantor fail to make any payment of principal of, premium, if any, and/or interest on, any third party Indebtedness or fail to make any payment of rent or hire due under any charter or lease or otherwise fail to perform or observe any other agreement or any term or condition contained in any agreement relating to any third party Indebtedness, lease or charter beyond any grace period provided with respect thereto (and for which the Borrower or Guarantor has not set aside adequate reserves on its balance sheet to make such payment) and the effect of such default or failure is (x) to permit or cause, or to permit the holder or holders of such third party Indebtedness (or a trustee on behalf of such holder or holders) to cause, such third party Indebtedness to become due (or to be purchased by the Borrower or the Guarantor) prior to any stated maturity date, or (y) in the case of a lease or charter, to permit or cause the lessor or owner under such lease or charter to terminate such lease or charter, in each case where the amount of such third party Indebtedness or the payments remaining due under such lease or charter exceeds in the case of the Borrower $25,000 and in the case of the Guarantor $25,000,000; or

(o) should the Borrower or the Guarantor fail to pay for more than sixty (60) days after it is due or during such period to vacate, obtain a stay pending appeal or post bond against, any final, non-appealable judgment entered against it by any court having jurisdiction over it or its property for the payment of money aggregating, in the case of the Borrower in excess of$25,000 and in the case of the Guarantor in excess of $25,000,000, over the amount covered by insurance then in effect (so long as the insurer thereof has not denied liability for the payment thereof); or

(p) should there occur a Change in Control;

then, and in each such event, the Lender may (A) by notice to the Borrower, declare the Note, all interest accrued thereon and all other amounts (including, but not limited to, any Prepayment Fee) payable thereunder and hereunder to be forthwith due and payable in full, whereupon the Note, all such interest and all such other amounts shall become immediately due and payable in full, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of the entry of an order for relief with respect to the Borrower under the Bankruptcy Code or under any similar Federal or state statute or regulation, the Note, all accrued interest thereon and all other amounts due thereunder and hereunder shall automatically become due and payable in full, without in each instance having given the Borrower any notice whatsoever; (B) setoff against and debit any account maintained by the Borrower with the Lender for any sums due the Lender hereunder or under the Note; (C) immediately proceed against the Vessel under the First Preferred Mortgage; or (D) exercise all other rights and remedies available under any of the Loan Documents or any Applicable Law.

The rights and remedies of the Lender hereunder and under any documents or instruments executed pursuant hereto are cumulative, and recourse to one or more rights or remedies shall not constitute a waiver of the others or an election of remedies. It is mutually agreed that commercial reasonableness and good faith require the giving of no more than ten (10) Business Days’ prior written notice of the time and place of any public sale of any Collateral or of the time after which any private sale or any other intended disposition thereof is to be made, and at any such public or private sale, subject to limitations of law, the Lender, its agents and/or nominees, may purchase the Collateral. If the net proceeds of any disposition of Collateral exceed the amount then due and owing, whether by acceleration, at maturity or otherwise, or on demand, such excess will be remitted to the Borrower or whomsoever shall be legally entitled thereto. The Borrower shall remain liable for any deficiency remaining after disposition of all Collateral.

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If the Borrower fails to perform or comply with any of its obligations contained herein, the Lender shall have the right, but shall not be obligated, to effect such performance or compliance and the Borrower hereby promises to reimburse the Lender upon demand for such sums so expended, together with interest thereon at the Default Rate for the actual number of days elapsed from date of payment by the Lender to the date on which the Lender receives payment thereof from the Borrower. Failure of the Borrower to pay and promptly discharge the aforesaid debts and obligations shall constitute a separate Event of Default under this Agreement, but the payment of the same by the Lender shall not cure or constitute a waiver of such Event of Default. Upon the occurrence of an Event of Default, all payments received by the Lender from or on behalf of the Borrower shall be applied by the Lender to any installment(s) due and payable under the Note as the Lender, in its sole discretion, may determine, without notice to or consent of Borrower, the Borrower hereby expressly waives (to the extent permitted by law) all rights to make or manifest any binding instruction upon the Lender as to application of such payments other than as herein provided. Acceptance by the Lender of partial payment(s) or partial performance by the Borrower or by any other third party shall not be construed as a waiver of any Event of Default, nor shall the same affect or in any way impair the rights and remedies of the Lender hereunder.

SECTION 8.02. Additional Rights. The Borrower hereby irrevocably appoints the Lender as its attorney-in-fact (which power shall be deemed irrevocable and coupled with an interest) to, following the occurrence and during the continuance of an Event of Default, execute, endorse and deliver any deed, conveyance, assignment or other instrument in writing as may be required to vest in the Lender any right, title or power which, by the terms hereof, are expressed to be conveyed to or conferred upon the Lender, including any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of Section 7.0l(n) hereof, but only to the extent that the same relates to the Collateral.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Amendments, etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9.02. Notices, etc. All demands, notices, and other communications under this Agreement shall be in writing and shall personally be delivered or deposited with a reputable commercial courier or express delivery service, or with the United States Postal Service, first class postage prepaid or by facsimile or email transmission, confirmed by letter, addressed as follows:

To the Borrower:

Overseas Gulf Coast LLC

302 Knights Run Avenue

Suite 1200

Tampa, Florida 33602

Attention: Richard Trueblood

Facsimile: (813) 221-2769

Email: dtrueblood@osg.com

and

Attention: Susan Allan

Telephone: (813) 209-0620

Facsimile: (813) 221-2769

Email: sAllan@osg.com

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With copy to:

Gunster

600 Brickell Avenue

Suite 3500

Miami, Florida 33131

Attention: Joshua Jacobson, Esq.

Telephone: (305) 376-6032

Facsimile: (305) 376-6010

Email: jjacobson@gunster.com

To the Lender:

Banc of America Leasing & Capital, LLC

2059 Northlake Parkway- 3 North

Tucker, Georgia 30084

Attention: Operations Manager

Facsimile: (804) 266-1355

With a copy to:

Patrick K. Cameron, Esquire

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

100 Light Street

Baltimore, Maryland 21202

Facsimile: (410) 547-0699

or to such other address as shall be designated by such party in a written notice to the other. All such notices and communications shall, when mailed, be sent by overnight courier or by first class registered mail, postage prepaid, return receipt requested and be effective three (3) Business Days after being deposited in the U.S. mails addressed as aforesaid. All such notices and other communications sent by facsimile or email transmission shall be effective when sent if on a Business Day at the recipient’s office and not later than 3:00 p.m. at the recipient’s office, provided that in the case of notices and other communications sent by facsimile transmission when (i) an appropriate answerback has been received by the sending party, and (ii) such facsimile is confirmed by mailing to the receiving party, at its address given above, a copy of such facsimile transmission postage prepaid by first class mail (air mail, if international). All other forms of written notice or other communication shall be effective only upon personal delivery.

SECTION 9.03. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS RULES FOR CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 15-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 9.04. Service of Process and Consent to Jurisdiction; Waiver of Venue. Each of the parties hereby irrevocably submits to the non-exclusive jurisdiction of the federal and state courts located in the New York County, in any action brought against it under this Agreement, the Note or any other Loan Document and agrees that a summons and complaint commencing any action or proceeding in such court shall be properly served if delivered personally or by registered mail to the Borrower or the Lender at its address set forth in Section 9.02 above, or otherwise served under the laws of the State of New York, and the Borrower and the Lender hereby waive any objection to venue and jurisdiction which it may now or hereafter have. Each party shall promptly notify the other of any change in its address. Nothing herein shall affect the right of the Lender to serve process in any other matter prescribed by law or the right of the Lender to bring legal proceedings in any other competent jurisdiction.

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SECTION 9.05. No Remedy Exclusive. Each and every right, power and remedy given to the Lender in this Agreement, the Note, the First Preferred Mortgage, and the other Loan Documents shall be cumulative and in addition to every other right, power and remedy herein or therein given now or hereafter existing at law, in equity, in admiralty, by statute or otherwise. Each and every right, power and remedy whether given therein or otherwise existing may be exercised from time to time as often and in such order as may be determined by the Lender, and neither the failure or delay in exercising any power or right nor the exercise or partial exercise of any right, power or remedy shall be construed to be a waiver of or acquiescence in any default therein; nor shall the acceptance of any security or of any payment of or on account of any loan, promissory note, advance, obligation, expense, interest or fees maturing after an Event of Default or of any payment on account of any past default shall be construed to be a waiver of any right to take advantage of any future default or of any past default not completely cured thereby.

SECTION 9.06. Payment of Costs. Whether or not the transactions contemplated herein shall be consummated, the Borrower hereby agrees to pay (a) all reasonable and documented out-of-pocket costs and expenses incurred by the Lender (including reasonable counsel fees and expenses) in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents or any amendment to or modification of, or any waiver or consent under, the Loan Documents, or in connection with any of the transactions contemplated hereby or thereby, (b)subject to Section 7.0l(p), all reasonable and documented costs and expenses incurred by the Lender for appraisals, inspections and surveys of the Vessel (including any appraisals, inspections and/or surveys conducted prior to the date of this Agreement), and (c) all losses, reasonable costs and reasonable expenses (including, but not limited to, reasonable Attorneys’ Fees and expenses) in connection with (i) the preservation of any rights of the Lender under, or legal advice in respect of, the rights or responsibilities of the Lender under this Agreement and the other Loan Documents or (ii) the enforcement of any of the Loan Documents. The Borrower further agrees to indemnify and hold the Lender harmless from and against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution, delivery, filing or recordation of this Agreement or any of the other Loan Documents.

SECTION 9.07. Further Assurances. The Borrower further agrees to execute such other and further assurances and documents as in the opinion of the Lender are reasonably required to carry out the terms of this Agreement or of any of the other Loan Documents.

SECTION 9.08. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.09. Headings. The titles of the Articles and the Section headings of this Agreement are for convenience only and shall not affect the construction of this Agreement.

SECTION 9.10. Severability. If any term or provision of this Agreement or of any of the other Loan Documents shall be determined to be invalid or unenforceable for any reason, such determination shall not adversely affect any other term or provision of this Agreement or such other Loan Document which shall remain in full force and effect and the effect of such determination shall be limited to the territory or the jurisdiction in which made.

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SECTION 9.11. Survival. The Borrower’s agreements, representations, warranties and conditions contained in this Agreement and made pursuant to the provisions hereof shall survive the execution and delivery of this Agreement until the Note and all interest accrued thereon shall have been indefeasibly paid in full in accordance with the terms thereof, and any and all other moneys, payments, obligations and liabilities which the Borrower shall have made, incurred or become liable for pursuant to the terms of this Agreement or any of the other Loan Documents shall have been indefeasibly paid in full or otherwise satisfied. All statements made by the Borrower and contained in any certificate or other instrument delivered pursuant to the provisions of this Agreement shall constitute representations and warranties by the Borrower under this Agreement.

SECTION9.12. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THEY MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT OR (B) THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH OF THE PARTIES HERETO, AND THE PARTIES HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE PARTIES FURTHER REPRESENT THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIYER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

SECTION 9.13. Assignment; Participations. The Lender may assign any of its rights and obligations hereunder or under any of the other Loan Documents; provided that unless an Event of Default has occurred and is continuing, any such assignment shall require the Borrower’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned). The Lender may also grant or sell participation interests in this Agreement and the other Loan Documents and all sums payable hereunder and thereunder (each, a “Participation”) so long as each of the following conditions is satisfied with respect to such Participation: (i) in the absence of an Event of Default, the proposed participant is not a Competitor of the Borrower or any Affiliate thereof; (ii) no participant shall have direct recourse against the Borrower or any Affiliate of the Borrower but only through the Lender; (iii) the Borrower shall continue to deal solely and exclusively with the Lender in connection with the Lender’s rights and obligations under this Agreement; and (iv) any agreement or instrument pursuant to which the Lender sells such a Participation shall provide that any action to be taken to enforce the terms of this Agreement or to amend, modify or waive any provisions thereof shall require the consent of not less than a majority of the parties holding an interest this Agreement and all sums payable thereunder; provided, however, that such agreement or instrument may provide that, without the consent of each participant, the Lender may not agree to: (A) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal of, premium, if any, and/or interest on the Note, or any other amounts due by the Borrower or the Guarantor under this Agreement or any other Loan Document, (B) reduce the amount of any scheduled principal and/or interest payment due hereunder or under the Note or any fees or other amounts payable by the Borrower or the Guarantor to the Lender under any of the Loan Documents; provided, however, that only the consent of a majority of the participants shall be necessary to amend the definition of “Default Rate”, (C) release the Guarantor of any of its payment or performance obligations under its Guaranty, (D) release, subordinate or substitute any collateral given to secure the Borrower’s obligations under this Agreement or any other Loan Document, or (E) amend, waive or modify the provisions of this Section 9.13.

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SECTION 9.14. Patriot Act. The Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Obligors, which information includes the name, address and tax identification numbers of the Obligors and other information that will allow the Lender to identify the Obligors in accordance with the Patriot Act. The Borrower shall, promptly following a request by the Lender, provide all documentation and other information that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

SECTION 9.15. Indemnity. The Borrower hereby agrees to indemnify and hold harmless each of the Indemnified Parties, on an after tax basis, from and against any and all liabilities, causes of action, claims, suits, penalties, damages, losses, costs or expenses (including Attorneys’ Fees), obligations, demands and judgments (collectively, a “Liability”) arising out of or in any way related to: (a) a breach by the Borrower of any of its obligations under the Loan Documents or in connection with the Lender’s enforcement of any of the terms thereof, (b) the breach by the Borrower or the Guarantor of any representation or warranty made by it in any of the Loan Documents, (c) the Borrower’s use, employment, operation and/or chartering of the Vessel, or (d) the Borrower’s failure to comply fully with any Applicable Law(s) or regulatory requirements; provided, that the foregoing indemnity shall not apply to the extent any Liability arises solely from the gross negligence or willful misconduct of such Indemnified Party or any of its Related Parties or results from a breach by such Indemnified Party or any of its Related Parties of its obligations under any Loan Document. The indemnity contained in this Section shall survive the termination of this Agreement, prepayment of any amounts due hereunder or under the other Loan Documents and assignment of any rights hereunder. The Borrower, at its own cost and expense, may participate in the defense (if applicable) of any Liability.

SECTION 9.16. Confidentiality. The Lender agrees to keep confidential all financial statements, reports and other non-public provided to it by the Borrower pursuant to this Agreement or otherwise; provided that nothing herein shall prevent the Lender from disclosing any such information (i) to any Affiliates or Subsidiaries of the Lender with a need to know in connection with the Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) to any actual or prospective assignee or participant which has been informed of the confidential nature of such information and has signed and delivered to the Borrower a confidentiality and non-disclosure agreement in form and substance satisfactory to the Borrower agreeing in writing to treat such information as confidential in accordance with the terms of the Loan Documents; provided that no such information shall knowingly be provided by the Lender to any Competitor of the Borrower or any Affiliate of any such Competitor, (iii) to the Lender’s employees, directors, agents, attorneys, accountants, auditors and other professional advisors or those of any of its Affiliates or Subsidiaries with a need to know in connection with the Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (iv) upon the request or demand of any Governmental Authority after providing notice to the Borrower of any such request provided that the giving of such notice is not prohibited by such Governmental Authority or Applicable Law, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any requirement of law, in each case after providing notice to the Borrower of such request, provided that the giving of such notice is not prohibited by such court or other Governmental Authority or Applicable Law, (vi) if requested or required to do so in connection with any litigation or similar proceeding after providing notice to the Borrower of any such request provided that the giving of such notice is not prohibited by order of court or Applicable Law, (vii) that has been publicly disclosed by the Borrower or the Guarantor, (viii) in connection with the exercise of any remedy under this Agreement or the Loan Documents, (ix) upon request, to bank examiners (or any other regulatory authority having jurisdiction over the Lender), or (x) if the disclosure of such information has been authorized by the Borrower in a separate writing.

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SECTION 9.17. Acknowledgment Regarding Any Supported OFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any swap contract or any other agreement or instrument that is a QFC (such support, “OFC Credit Support”, and each such QFC, a “Supported OFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of Maryland and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered £fil!y”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Financing Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Financing Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.17, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“OFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to·be duly executed as of the day and year first above written.

[Loan and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the gay and year first above written.

Exhibit A

Form of Assignment of Earnings

GENERAL ASSIGNMENT OF EARNINGS

given by

OVERSEAS GULF COAST LLC,

Assignor

in favor of

BANC OF AMERICA LEASING & CAPITAL, LLC,

Assignee

____________, 2019

GENERAL ASSIGNMENT OF EARNINGS

THIS GENERAL ASSIGNMENT OF EARNINGS (this “Assignment”), dated as of _________ 2019, is given by OVERSEAS GULF COAST LLC, a Delaware limited liability company with an office at 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602 (“Assignor”), in favor of BANC OF AMERICA LEASING & CAPITAL, LLC, a Delaware limited liability company, with an office at 2059 Northlake Parkway, 3 North, Tucker, Georgia 30084 (together with its participants, successors and assigns, “Assignee”).

WITNESSETH THAT:

WHEREAS:

A. Assignor is the sole, absolute and unencumbered owner of the 50,000 DWT Marshall Islands flagged product/chemical tanker named “OVERSEAS GULF COAST”, Official No.

(the “Vessel”).

B. Pursuant to that certain Loan and Security Agreement dated as of August_, 2019 (as the same may be amended, amended and restated, supplemented, extended, replaced or otherwise modified from time to time, the “Loan Agreement”), by and between Assignor, as borrower, and Assignee, as lender, Assignee made available to Assignor a term loan in the original principal amount of $25,000,000 (the “Loan”), the proceeds of which were used to finance in part Assignor’s purchase of the Vessel and to pay certain costs incident thereto. Assignor’s obligation to repay the Loan, with interest, is evidenced by Assignor’ promissory note dated 2019 in the original principal amount of $25,000,000 and made payable to the order of Assignee (as the same may be amended, amended and restated, supplemented, extended, replaced or otherwise modified from time to time, the “Note”).

C. As security for Assignor’s obligations to Assignee, Assignor granted Assignee, among other things, a first preferred mortgage (the “Mortgage”) over the whole of the Vessel.

D. This Assignment is given to evidence the grant by Assignor to Assignee of a first priority security interest in and lien on all Earnings (as hereinafter defined) of the Vessel.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Loan Agreement shall have the same meanings when used herein.

2. Grant of Security. As inducement to Assignee to make the Loan available to Assignor and as security for (i) repayment of the Obligations (as defined in the Loan Agreement), and (ii) performance and observance by Assignor of the terms and conditions contained in the Loan Agreement and the other Loan Documents, Assignor does hereby grant, sell, convey, assign, transfer and set over unto Assignee, its successors and assigns, and does hereby grant Assignee, its successors and assigns, a continuing, first priority security interest in and to (i) all earnings generated by it from its use and operation of the Vessel, including, but not limited to, all moneys and claims for moneys due and to become due thereto, whether as charter hire, freights, subfreights, passage moneys, or otherwise, under, and all claims for damages arising out of any breach of (or payment for variation or termination), any charter, contract of affreightment or other contract for the use or employment of the Vessel and operations of every kind whatsoever of the Vessel, (ii) all remuneration for salvage and towage services, demurrage and detention moneys and any other earnings whatsoever due or to become due to Assignor arising from the use or employment of the Vessel, (iii) all moneys or other compensation payable by reason of requisition for title or for hire or other compulsory acquisition of the Vessel, (iv) all monies or other compensation payable as a result of any and all claims for damages in respect of any actual or constructive total loss of the Vessel, and (v) all proceeds of all of the foregoing (herein, called “Earnings”).

3. Payments Due Under Charters. Assignor hereby covenants and agrees that, upon the occurrence and during the continuance of an Event of Default, (a) it will have all Earnings hereby assigned paid over directly to Assignee, (b) it will procure that notice of this Assignment in substantially the form of Exhibit 1 attached hereto and a letter of instructions shall be duly given to each Person who becomes party to any charter, contract of affreightment or other contract entered into with Assignor in respect of the Vessel or to any Person who may receive any Earnings hereby assigned, and (c) it will instruct such Person to acknowledge directly to Assignee receipt of Assignor’s notification and instructions.

4. Performance under Charters; No Duty of Inquiry. Assignor hereby undertakes that, notwithstanding the assignment contained herein, it shall punctually perform all its obligations under all such charters, contracts of affreightment and other contracts pertaining to the use and/or employment of the Vessel to which it is a party. It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, Assignor shall remain liable under all such charters, contracts of affreightment and other contracts pertaining to the Vessel to perform the obligations assumed by it thereunder, and Assignee shall have no obligation or liability under any such charter, contract of affreightment or contract by reason of or arising out of the assignment contained herein, nor shall Assignee be required to assume or be obligated in any manner to perform or fulfill any obligation of Assignor under or pursuant to any such charter, contract of affreightment or contract or to make any payment or make any inquiry as to the nature or sufficiency of any payment received by Assignee, or, unless and until indemnified to its satisfaction, to present or file any claim or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.

5. Requisition. Assignor shall promptly notify Assignee in writing of the commencement and termination of any period during which the Vessel may be requisitioned.

6. Employment of Vessel. Assignor hereby further covenants and agrees to promptly furnish Assignee upon Assignee’s reasonable request such information regarding the employment, position and engagements of the Vessel.

7. Negative Pledge. Assignor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge so long as this Assignment shall remain in effect, any of its right, title or interest in the whole or any part of the Earnings hereby assigned to anyone other than Assignee, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the rights hereby assigned or any of the rights created in this Assignment; and Assignor does hereby irrevocably appoint and constitute Assignee as Assignor’s true and lawful attorney-in-fact with full power (in the name of Assignor or otherwise) should an Event of Default have occurred and be continuing to ask, require, demand, receive, compound and give acquittance for any and all Earnings assigned hereby, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which Assignee may deem to be necessary or advisable in the premises and to file any and all Uniform Commercial Code financing statements or renewals thereof in connection with this Assignment without the signature of Assignor which Assignee may deem to be necessary or advisable in order to perfect or maintain the security interest granted hereby.

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8. Application of Proceeds. All moneys collected or received by Assignee from time to time following the occurrence and during the continuance of an Event of Default shall be dealt with as provided for in the Loan Agreement. After the indefeasible payment in full of all Obligations (as defined in the Loan Agreement), all moneys received by Assignee from Assignor in excess thereof shall be paid promptly to Assignor or whomsoever else shall be legally entitled thereto.

9. Further Assurances. Assignor agrees, that at any time and from time to time, upon the written request of Assignee, Assignor will promptly and duly execute and deliver any and all such further instruments and documents as Assignee may reasonably deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

10. Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to Assignee shall be cumulative and shall be in addition to every other right, power and remedy of Assignee now or hereafter existing at law, in admiralty, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by Assignee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by Assignee in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by Assignor or any guarantor shall impair any such right, power or remedy or to be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by Assignee of any security or of any payment of or on account of any of the amounts due from Assignor or any other Obligor to Assignee and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby.

11. Invalidity. If any provision of this Assignment shall at any time for any reason be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Assignment, or the validity of this Assignment as a whole. In the event that it should transpire that by reason of any law, rule or regulation, or by reason of a ruling of any court, or by any other reason whatsoever, the assignment herein contained is either wholly or partly defective, Assignor hereby undertakes to furnish Assignee with an alternative assignment of the Earnings and/or to do all such other acts relative to the Earnings as, in the sole opinion of Assignee, shall be required in order to ensure and give effect to the full intent of this Assignment. The powers and authorities granted to Assignee, its successors or assigns, herein have been given for valuable consideration and are hereby declared to be irrevocable and complied with an interest.

12. Continuing Security. It is declared and agreed that the security created by this Assignment shall be held by Assignee as a continuing security for the prompt payment of all Obligations (as defined in the Loan Agreement) and that the security so created shall not be satisfied by an intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by Assignee for all or any part of the moneys hereby secured.

13. Waiver; Amendment. None of the terms and conditions of this Assignment may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by Assignee and Assignor.

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14. Termination. This Assignment shall terminate (other than provisions hereof providing for indemnities, reimbursement obligations and similar contingent obligations) and all of the right, title and interest herein assigned shall revert to Assignor upon the payment in full in cash of all Obligations (as defined in the Loan Agreement) (other than contingent indemnification obligations for which no claim has been made) and the termination of the Loan Agreement and all commitments to extend credit thereunder.

15. WAIVER OF JURY TRIAL. ASSIGNOR, AND BY ITS ACCEPTANCE HEREOF, ASSIGNEE, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS ASSIGNMENT, THE LOAN AGREEMENT, OR ANY OTHER DOCUMENTS THEREIN DESCRIBED, ANY AMENDMENTS THERETO, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

16. Notices. All notices and other communications provided for hereunder shall be in writing and mailed, facsimile transmitted or delivered as follows:

To Assignor:	Overseas Gulf Coast LLC
302 Knights Run Avenue
Suite 1200
Tampa, Florida 33602
Attention: Richard Trueblood
Telephone: (813)__________
Facsimile: (813) 221-2769

To Assignee:	Banc of America Leasing & Capital, LLC
2059 Northlake Parkway
3 North
Tucker, Georgia 30084
Attention: Operations Manager
Telephone: (_)________
Facsimile: (804) 266-1355

with copy to:	Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
100 Light Street
Baltimore, Maryland 21202
Attention: Patrick K. Cameron, Esq.
Telephone: (410) 862-1140
Facsimile: (410) 547-0699

or to such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, be sent by first class registered mail, postage prepaid, return receipt requested and be effective three (3) Business Days after being deposited in the U.S. mails addressed as aforesaid. All notices sent by facsimile transmission shall be effective when sent if on a Business Day at the recipient’s office and not later than 11:00 a.m. at the recipient’s office, provided that (i) an appropriate answerback has been received by the sending party and (ii) such facsimile is confirmed by mailing to the receiving party, at its address given above, a copy of such facsimile transmission postage prepaid by first class mail (air mail, if international). All other forms of written notice or other communication shall be effective only upon receipt.

17. Governing Law. This Assignment and all matters relating hereto shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.

18. Headings. In this Assignment, Section headings are inserted for convenience ofreference only and shall be ignored in the interpretation hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed as of the day and year first above written.

OVERSEAS GULF COAST LLC

By:
Name:
Title:

[General Assignment of Earnings]

EXHIBIT 1

EARNINGS ASSIGNMENT NOTICE

TO:

TAKE NOTICE:

(a)	that by a General Assignment of Earnings dated as of 2019 given by us (“Assignor”) in favor of BANC OF AMERICA LEASING & CAPITAL, LLC (“Assignee”) party to that certain Loan and Security Agreement dated as of August _, 2019 (the “Loan Agreement”), we, the owner of the 50,000 DWT Marshall Islands flagged product/chemical tanker named “OVERSEAS GULF COAST”, Official No. (the “Vessel”), have assigned to Assignee as from the date hereof all our rights, title and interests in and to:

(i)	any earnings or other moneys whatsoever payable to us under any charter, contract of affreightment or other contract for the use or employment of the Vessel, and all other rights and benefits whatsoever accruing to us thereunder, including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by any charterer or other party thereto of any such charter, contract of affreightment or other contract for the use or employment of the Vessel; and

(ii)	all freights, passage moneys, hire moneys or other compensation payable to us in the event of the requisition of the Vessel for title or hire, remuneration for salvage and towage services, demurrage and detention moneys and any other earnings whatsoever due or to become due to us arising from the use or employment of the Vessel;

as security for the Obligations (as defined in the Loan Agreement).

(b)	that you are hereby irrevocably authorized and instructed to pay from the date hereof all of such aforesaid moneys to Assignee at the following address of Assignee (or at such other place as Assignee may direct): Banc of America Leasing & Capital, LLC, 2059 North Parkway, 3 North, Tucker, Georgia 30084.

OVERSEAS GULF COAST LLC

By:
Name:
Title:

DATED this ________ day of _________,20_.

Exhibit B

Form of Assignment of Insurances

ASSIGNMENT OF INSURANCES

given by

OVERSEAS GULF COAST LLC,

Assignor

in favor of

BANC OF AMERICA LEASING & CAPITAL, LLC,

Assignee

_,2019

ASSIGNMENT OF INSURANCES

THIS ASSIGNMENT OF INSURANCES (this “Assignment”) dated as of ______, 2019, is executed by OVERSEAS GULF COAST LLC, a Delaware limited liability company, with an office at 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602 (the “Assignor”), in favor of BANC OF AMERICA LEASING & CAPITAL, LLC, a Delaware limited liability company, with an office at 2059 Northlake Parkway, 3 North, Tucker, Georgia 30084 (together with its participants, successors and assigns, the “Assignee”).

WITNESSETH THAT:

WHEREAS:

A. Assignor is the sole, absolute and unencumbered owner of the 50,000 DWT Marshall Islands flagged product/chemical tanker named “OVERSEAS GULF COAST”, Official No. 8598 (the “Vessel”).

B. Pursuant to that certain Loan and Security Agreement dated as of August ___, 2019 (as the same may be amended, amended and restated, supplemented, extended, replaced or otherwise modified from time to time, the “Loan Agreement”), by and between Assignor, as borrower, and Assignee, as lender, Assignee made available to Assignor a term loan in the original principal amount of $25,000,000 (the “Loan”), the proceeds of which were used to finance in part Assignor’s purchase of the Vessel and to pay certain costs incident thereto. Assignor’s obligation to repay the Loan, with interest, is evidenced by Assignor’s promissory note dated ____, 2019 in the original principal amount of $25,000,000, and made payable to the order of Assignee (as the same may be amended, amended and restated, supplemented, extended, replaced or otherwise modified from time to time, the “Note”).

C. As security for Assignor’s obligations to Assignee, Assignor has granted Assignee, among other things, a first preferred ship mortgage (the “Mortgage”) over the whole of the Vessel.

D. This Assignment is given as additional security for the prompt payment and performance of Assignor’s obligations to Assignee under the Loan Agreement and the other Loan Documents (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, Assignor hereby agrees as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Loan Agreement shall have the same meanings when used herein.

2. Grant of Security. As security for the prompt payment and performance of all of Assignor’s obligations to Assignee under the Loan Agreement, the Note and other documents executed pursuant thereto (collectively, the “Loan Documents”), Assignor does hereby sell, assign, transfer and set over unto Assignee, its successors and assigns, and to and for its and its successors’ and assigns’ own proper use and benefit, and does hereby grant to Assignee a continuing, first priority security interest in, all of its rights, title and interests in and to: (i) all insurances (including, without limitation, all insurances with respect to hull and machinery, increased value, war risk, protection and indemnity, pollution, requisition of title or otherwise) in respect of the Vessel, whether heretofore, now or hereafter effected, and all renewals of or replacements for the same, (ii) all monies and claims for moneys due and to become due to Assignor under said insurances with respect to the actual, constructive, agreed, arranged or compromised total loss or any other loss or damage to the Vessel; (iii) all returns of premium, (iv) all other rights and benefits of Assignor under or in respect of said insurances, and (v) all proceeds of the foregoing (herein collectively called “Insurances”).

3. Payment of Premiums; Performance of Obligations. Notwithstanding the foregoing, Assignor alone shall continue to remain liable under said Insurances to perform all obligations assumed by it thereunder and Assignee shall have no obligation or liability (including, without limitation, any obligation or liability with respect to the payment of premiums, calls or assessments) under said Insurances by reason of or arising out of this Assignment nor shall Assignee be required or obligated in any manner to perform or fulfill any obligations of Assignor under or pursuant to said Insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

4. Authority to Act. Assignor does hereby constitute Assignee, its successors and assigns, as Assignor’s true and lawful attorneys, irrevocably, with full power of substitution (in the name of Assignor, Assignee or otherwise) to take the following actions following the occurrence and during the continuance of an Event of Default (as defined therein) under the Loan Agreement: (i) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of said Insurances (other than moneys payable to third parties), (ii) to endorse any checks or other instruments or orders in connection therewith, and (iii) to file any claims or to take any action or to institute any proceedings which Assignee may deem to be necessary or advisable in the premises.

5. Notice of Assignment. Assignor hereby covenants and agrees to procure that notice of this Assignment shall be duly given to all underwriters and that where the consent of any underwriter is required pursuant to any of the Insurances assigned hereby that it shall be obtained and evidence thereof shall be given to Assignee, or, in the alternative, that, in the case of protection and indemnity or general liability coverage, Assignor shall obtain, with Assignee’s approval, a letter of undertaking by the underwriters or insurers, and that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued, or to be issued, in connection with the Insurances assigned hereby such clauses as to named assured or loss payees as Assignee may reasonably require or approve. In all cases, unless otherwise agreed in writing by Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall show Assignee as an additional named assured, shall provide that there will be no recourse against Assignee for payment of premiums, calls or assessments and shall otherwise be in form and substance satisfactory to Assignee.

6. Grant Irrevocable. The powers and authority granted to Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and coupled with an interest.

7. Further Assurances. Assignor further agrees that at any time and from time to time, upon the written request of Assignee, Assignor, at its own cost and expense, shall promptly and duly execute and deliver any and all such further instruments and documents as Assignee may reasonably deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

8. Negative Pledge. Assignor does hereby represent and warrant to Assignee that, it has not assigned, pledged or otherwise encumbered, and hereby covenants that, so long as this Assignment shall remain in effect, it will not assign, pledge or encumber, all or any part of its rights, title and interests hereby assigned to anyone other than Assignee, its successors and assigns, and it will not take or omit to take any action, the taking or omission of which might result in any alteration or impairment of said Insurances, of this Assignment or of any of the rights created by said Insurances or this Assignment.

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9. Notices. All notices or other communications which are required to be made to Assignee hereunder shall be made in writing or by facsimile transmission, and shall be delivered or mailed (first class airmail postage prepaid) to:

Banc of America Leasing & Capital, LLC

P.O. Box 4431

Atlanta, Georgia 30302

Attention: Insurance Group

or at such other address as Assignee may have furnished to Assignor in writing.

10. Application of Proceeds. All moneys collected or received from time to time by Assignee pursuant to this Assignment shall be applied with as provided for in the Loan Agreement. After the indefeasible payment in full of all sums due Assignee, all moneys collected or received by Assignee in excess thereof shall be paid promptly to Assignor or to whomsoever else shall be legally entitled thereto.

11. Governing Law; Amendment. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to its rules for conflicts of law (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York) and may not be amended or changed except by an instrument in writing signed by Assignee.

12. Financing Statement. Assignor hereby authorizes Assignee to file such financing statements (including Form UCC-1) and amendments thereto as provided in Article 9 of the Uniform Commercial Code.

[Signature Page Follows]

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IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed as of the day and year first above written.

OVERSEAS GULF COAST LLC

By:
Name:
Title:

[Assignment of Insurances]

NOTICE OF ASSIGNMENT

OVERSEAS GULF COAST LLC (the “Assignor”), the owner of the 50,000 DWT Marshall Islands flagged product/chemical tanker named “OVERSEAS GULF COAST”, Official No. 8598 (the “Vessel”), HEREBY GIVES NOTICE that pursuant to an Assignment of Insurances dated as of _, 2019, given by Assignor in favor of BANC OF AMERICA LEASING & CAPITAL, LLC (together with its participants, successors and assigns, the “Assignee”), Assignor has assigned to Assignee all of its rights, title and interests in and to all insurances and the benefit of all insurances now or hereafter taken out in respect of the Vessel. This Notice and the attached Loss Payable Clauses and Cancellation Clause are to be endorsed on all policies and certificates of entry evidencing such insurance.

OVERSEAS GULF COAST LLC

By:
Name:
Title:

LOSS PAYABLE CLAUSES

Hull and Machinery and War Risk

Loss, if any, payable to BANC OF AMERICA LEASING & CAPITAL, LLC (together with its participants, successors and assigns, the “Assignee”), for distribution by it to itself, OVERSEAS GULF COAST LLC (the “Assignor”) or to whomever else may be lawfully entitled thereto, as their respective interests may appear, or order, except that, unless underwriters have been otherwise instructed by notice in writing from Assignee, in the case of any loss involving any damage to, or liability of, the 50,000 DWT Marshall Islands flagged product/chemical tanker named “OVERSEAS GULF COAST”, Official No. 8598 (the “Vessel”), the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if Assignor shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay Assignor as reimbursement therefor; provided, however, that if such damage involves a loss in excess of $1,000,000, the underwriters shall not make such payment without first obtaining the prior written consent thereto of Assignee (which consent shall not be unreasonably withheld, conditioned or delayed); provided, further, that any such loss may not be adjusted or compromised without the prior written consent of Assignee.

In the event of an actual or constructive total loss or an agreed, arranged or compromised total loss or requisition of title to the Vessel, all insurance payments payable as a result thereof shall be paid to Assignee alone for distribution by it in accordance with the provisions of that certain First Preferred Mortgage dated _____, 2019 given by Assignor in favor of Assignee, as it may be amended, amended and restated, supplemented, extended, replaced or otherwise modified from time to time.

General Liability/Protection and Indemnity

Payment or reimbursement of monies to which OVERSEAS GULF COAST LLC (the “Assignor”) is entitled to receive out of the funds of its protection and indemnity association or from its insurer in respect of any liability, costs or expenses incurred by Assignor shall be made to Assignor or to its order unless and until the association receives notice from BANC OF AMERICA LEASING & CAPITAL, LLC (together with its participants, successors or assigns, the “Assignee”) that there has occurred an Event of Default under that certain Loan and Security Agreement dated as of _____, 2019 (as the same may be amended, amended and restated, supplemented, extended, replaced or otherwise modified from time to time, the “Loan Agreement”) between Assignee and Assignor, or under the promissory note or any other document referenced therein, in which event all reimbursements payable to Assignor shall thereafter be paid directly to Assignee or its order.

Cancellation Clause

This Policy may not be cancelled by the underwriters for any reason whatsoever except upon at least thirty (30) days’ (fourteen (14) in the case of cancellation for non-payment of premiums) prior written notice to Banc of America Leasing & Capital, LLC (the “Assignee”) at P.O. Box 4431, Atlanta, Georgia 30302, Attention: Insurance Group.

Exhibit C

Form of Assignment of Time Charter/

Contract of Affreightment

ASSIGNMENT OF [TIME CHARTER]

[CONTRACT OF AFFREIGHTMENT]

given by

OVERSEAS GULF COAST LLC,

Assignor

in favor of

BANC OF AMERICA LEASING & CAPITAL, LLC,

Assignee

ASSIGNMENT OF [TIME CHARTER] [CONTRACT OF AFFREIGHTMENT]

THIS ASSIGNMENT OF [TIME CHARTER] [CONTRACT OF AFFREIGHTMENT] (this “Assignment”), dated as of ____, 2019, is given by OVERSEAS GULF COAST LLC, a Delaware limited liability company (the “Assignor”), in favor of BANC OF AMERICA LEASING & CAPITAL, LLC, a Delaware limited liability company (together with its successors and assigns, the “Assignee”).

RECITALS

Assignor is the sole, absolute and unencumbered owner of the 50,000 DWT Marshall Islands flagged product/chemical tanker named “OVERSEAS GULF COAST”, Official No. _____ (the “Vessel”).

Pursuant to that certain Loan and Security Agreement, dated as of August ____, 2019 (as the same may be amended, amended and restated, supplemented, extended, replaced or otherwise modified from time to time, the “Loan Agreement”), by and between Assignor, as borrower, and Assignee, as lender, Assignee made available to Assignor a term loan in the original principal amount of $25,000,000 (the “Loan”), the proceeds of which were used to finance in part Assignor’s purchase of the Vessel and to pay certain costs incident thereto. Assignor’s obligation to repay the Loan, with interest, is evidenced by Assignor’s promissory note dated _____, 2019 in the original principal amount of $25,000,000 and made payable to the order of Assignee (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Note”).

As security for Assignor’s obligations to Assignee, Assignor has agreed to collaterally assign to Assignee, and grant Assignee a continuing, first priority security interest in and to, all of its rights, title and interests in and to (but none of its obligations under), among other things, that certain [Charter] [Contract of Affreightment] dated ____, 201_ (the “Charter”) between it and_____________________, a ____________________ (the “Charterer”).

NOW, THEREFORE, in consideration of the premises and to induce Assignee to enter into the Loan Agreement and to make the Loan to it, Assignor hereby agrees with Assignee as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

2. Assignment. Assignor hereby grants, conveys, assigns, transfers, mortgages and pledges to Assignee, as security for its obligations under the Loan Agreement and other Loan Documents, all its rights, title, interests, claims and demands in and to:

(a) the Charter, including, without limitation, (i) the right to receive and compel performance by the Charterer of its obligations thereunder, (ii) the exclusive right to cancel or terminate the Charter, (iii) the right to grant all waivers and consents and to enter into all amendments and agreements with respect thereto; provided, however, that so long as no Event of Default shall have occurred and be continuing under the Loan Agreement, Assignee shall not agree to any such waivers or grant any such consents or to enter into any such amendments or to make any such agreements with the Charterer without the prior consent of Assignor, and (iv) the right to exercise (to the exclusion of Assignor) all rights and remedies and to take all other actions upon the occurrence and during the continuance of an Event of Default, including the right to commence and conduct legal, administrative or other proceedings, as shall be permitted by the Charter, at law, in equity or in admiralty, and the right to do any and all other things whatsoever which Assignor is or may lawfully be entitled to do under the Charter;

(b) all claims for damages arising out of the Charterer’s breach thereof;

(c) the right of Assignor to take possession of the Vessel (to the exclusion of the Charterer) following termination of the Charter, including, without limitation, the right to exercise all rights, remedies, powers and privileges of Assignor, whether arising under the Charter or by statute or at law or in equity or in admiralty or otherwise, upon the failure of the Charterer to pay any monies or to satisfy any claims as required by the Charter; and

(d) all proceeds of the foregoing.

Nothing in this Assignment shall be construed to constitute a waiver of any other rights that Assignor may have against the Charterer under the Charter.

3. Rights Assigned. The rights hereby assigned to Assignee include, without limitation, the right, in the case of an Event of Default under the Loan Agreement, to receive and compel performance of the Charterer under the Charter. The obligations of the Charterer under the Charter may, in the case of an Event of Default under the Loan Agreement, be received or compelled by Assignee or its nominee or any other assignee. Any and all property described or referred to in Section 2 above which is hereafter acquired by Assignor shall ipso facto, and without any further conveyance, assignment or act on the part of Assignor or Assignee, become and be subject to the liens and security interests herein granted as fully and completely as those specifically described herein.

4. Cumulative Remedies and Waiver. Each and every right, power and remedy given to Assignee hereunder shall be cumulative and shall be in addition to every other right, power and remedy of Assignee as assignee of Assignor, both now existing or hereafter arising, under the Charter or at law, in admiralty, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as Assignee may be deemed expedient, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by Assignee in the exercise of any right, power or remedy accruing upon any breach or default by Assignor shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by Assignee of any security or of any payment of or on account of any of the amounts due to Assignee and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby.

5. Retention of Obligations. Notwithstanding, anything contained herein to the contrary, nothing herein shall release Assignor from any of its obligations to the Charterer, and Assignor shall continue to remain liable for performance of its obligations under the Charter, and neither Assignee nor any of its successors and assigns shall have any obligation or liability under the Charter by reason of or arising out of this Assignment, nor shall Assignee or its successors and assigns be required or obligated in any manner to perform or fulfill any obligations of Assignor under or pursuant to the Charter, or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

6. Attorney-in-Fact. Assignor hereby constitutes Assignee as its true and lawful attorney, irrevocably, with full power of substitution, at any time following the occurrence and during the continuance of any Event of Default under the Loan Agreement, in the name of Assignor, Assignee or otherwise, to receive or compel performance by the Charterer of its obligations under the Charter, to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due and to become due under or arising out of a breach by the Charterer of its obligations under the Charter, to endorse any checks or other instruments or orders in connection therewith and to file any document or to take any action or institute any proceedings which Assignor, its successors and assigns, may deem to be necessary or advisable in the premise.

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7. Effective Date. The assignment of the Charter to Assignee as provided herein shall take effect immediately upon the execution hereof and the powers and authorities granted to Assignee herein, having been given for valuable consideration, are hereby declared to be irrevocable and coupled with an interest.

8. Further Assurances. Assignor hereby agrees that, at any time and from time to time, upon the written request of Assignee, it will promptly and duly execute and deliver any and all such further instruments and documents as Assignee may reasonably require in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

9. Representations and Warranties. Assignor hereby represents and warrants as of the date hereof that the Charter is in full force and effect and that neither Assignor nor, to its knowledge, the Charterer is in default under any of the terms thereof. Assignor hereby further represents and warrants that it has not assigned, pledged or in any way created any security interest in, the Charter, except for the assignment to Assignee made pursuant to this Assignment. Assignor hereby covenants that, so long as this Assignment shall remain in effect, it will not amend or modify any of the terms or provisions of the Charter, or assign or pledge, in whole or in part, any of its rights, title and interests hereby assigned to anyone other than Assignee and it will not take or omit to take any action, the taking or omission of which might result in the impairment of any of the rights hereby assigned to Assignee in the Charter as provided in this Assignment.

10. Financing Statements. Assignor hereby agrees that Assignee may execute and/or authenticate on Assignor’s behalf and file any financing statements under the Uniform Commercial Code, or papers of similar purpose or effect in respect of this Assignment, once filed, and Assignee shall provide a copy of any such filing to Assignor; provided, however, that any failure to provide any such copy shall not impair the right of Assignee to execute and make any such filing.

11. Notices. All payments or notices or other communications may be made or delivered in person, by certified mail, postage prepaid, or by telex or telephone facsimile copy (confirmed by overnight courier) (provided, that appropriate telephone numbers for such facsimile transmission shall have been provided to each party hereto) addressed to the particular parties as provided below, or to such other address as such parties may hereafter specify in a written notice to the other parties hereto, and all notices or other communications shall be in writing so addressed and shall be effective upon receipt by the addressee thereof:

If to Assignor:

Overseas Gulf Coast LLC

302 Knights Run Avenue

Suite 1200

Tampa, Florida 33602

Attention: Richard Trueblood

Facsimile: (813) 221-2769

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If to Assignee:

Banc of America Leasing & Capital, LLC

2059 Northlake Parkway

3 North

Tucker, Georgia 30084

Attention: Operations Manager

Facsimile: (804) 266-1355

12. Amendment. This Assignment may not be amended or changed except by an instrument in writing signed by both parties.

13. GOVERNING LAW; WAIVER OF TRIAL BY JURY.

(a) THIS ASSIGNMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

(b) BY ITS SIGNATURE BELOW WRITTEN ASSIGNOR HEREBY IRREVOCABLY WAIVES UNDER APPLICABLE LAW ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING OT THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

14. Jurisdiction; Service of Process.

(a) Assignor hereby irrevocably submits itself to the non-exclusive jurisdiction of the federal and state courts located in the State of New York, in any suit, action or proceeding brought against it under or relating to this Assignment and agrees that a summons and complaint commencing any action or proceeding in such court shall be properly served if delivered personally or by registered mail to Assignor at its address set forth in Section 11 above, or otherwise served under the laws of the State of New York, and Assignor hereby waives any objection to venue and jurisdiction which it may now or hereafter have. Assignor shall promptly notify Assignee of any change in its address. Nothing herein shall affect the right of Assignee to serve process in any other matter prescribed by law or the right of Assignee to bring legal proceedings in any other competent jurisdiction.

(b) To the extent that Assignor has or hereafter may acquire any immunity from jurisdiction of any of the above-named courts or from any legal process therein, Assignor hereby irrevocably waives, to the extent permitted by applicable law, such immunity, and hereby irrevocably waives, to the extent permitted by applicable law, and agrees not to assert, by way of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts (A) the defense of sovereign immunity, (B) that it or any of its property is immune from the above described legal process, (C) that such action or proceeding is brought in any inconvenient forum, (D) that venue for the action or proceeding is improper, or (E) that this Assignment or any other document, instrument or agreement executed in connection herewith or therewith may not be enforced in or by such courts.

15. Counterparts. This Assignment may be executed in any number of counterparts. Each of said counterparts shall be deemed to be an original, but all of such counterparts shall when taken together constitute but one and the same instrument.

16. Termination. This Assignment is given as collateral security and shall terminate, and be of no further force and effect, only upon the indefeasible payment in full of all of Assignor’s Obligations to Assignee under the Loan Agreement and other Loan Documents and the absence of any further actual or contingent liability (other than contingent liabilities for which no claim has been made or threatened) in respect of any thereof. In the event of such termination, Assignee shall, upon demand by and at the sole cost and expense of Assignor, deliver to Assignor an instrument reassigning the same and such other documents as Assignor may reasonably request to evidence such termination.

17. Application of Proceeds. All moneys collected or received from time to time by Assignee pursuant to this Assignment shall be applied towards satisfaction of Assignor’s Obligations under the Loan Documents and once such amounts have been indefeasibly paid in full, the remainder (if any) shall be paid to Assignor or to whomever shall be lawfully entitled thereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

WITNESS:	OVERSEAS GULF COAST LLC

By:
Name:
Title:

WITNESS:	BANC OF AMERICA LEASING & CAPITAL, LLC

By:
Name:
Title:

CONSENT AND AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, __________________, a _________________(the “Charterer”), hereby accepts notice of and consents and agrees to the assignment by Overseas Gulf Coast LLC (the “Owner”) to Banc of America Leasing & Capital, LLC (together with its participants, successors and assigns, the “Assignee”) of all of its rights, title and interests (but none of its obligations) in and to that certain _________dated ______, 20___ (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Charter”) between the Charterer and Assignor, including the right to receive and compel performance of the Charterer’s obligations under the Charter, all as more fully described in the Assignment of [Time Charter] [Contract of Affreightment] (the “Assignment”).

The Charterer further agrees that:

1. Upon its receipt of written notice from Assignee that there has occurred and is continuing an Event of Default under the Loan Agreement, the Charterer shall henceforth take all directions from, and perform all its obligations under the Charter to and for the benefit of, Assignee or its designee. Prior to that time, it will perform its obligations under the Charter as directed by Assignor.

2. Notwithstanding anything contained in the Charter to the contrary, it shall have no right to set-off its obligations under the Charter against any claims it may have now or in the future against Assignor, Assignee or any other Person.

3. Except as otherwise expressly provided in the Charter, Assignor shall have no right to terminate the Charter or to release, relieve or discharge the Charterer from any of its obligation or liabilities thereunder, for any reason whatsoever.

4. All notices or other communications required or permitted to be made or given hereunder, may be made or given in person, by certified mail, postage prepaid, or by telex or telephone facsimile copy (confirmed by overnight courier) (provided, that appropriate telephone numbers for such facsimile transmission shall have been provided to each party hereto) addressed to the particular parties as provided below, or to such other address as such parties may hereafter specify in a written notice to the other parties hereto, and all notices or other communications shall be in writing so addressed and shall be effective upon receipt by the addressee thereof:

If to Assignee:

Banc of America Leasing & Capital, LLC

2059 Northlake Parkway

3 North

Tucker, Georgia 30084

Attention: Operations Manager

Facsimile: (804) 266-1355

If to Assignor:

Overseas Gulf Coast LLC

302 Knights Run Avenue

Suite 1200

Tampa, Florida 33602

Attention: Richard Trueblood

Facsimile: (813) 221-2769

5. To the extent that the Charterer seeks to exercise any right or remedy arising out of Assignor’s breach of or failure to perform any of its obligations under the Charter, the Charterer agrees to give Assignee prompt written notice thereof and to allow Assignee up to thirty (30) days in which to cure said default (provided, however, that if said default is capable of being cured but cannot be cured within said 30-day period, Assignee shall, so long as it is diligently pursuing said cure, have up to sixty (60) days to effectuate such cure.)

6. The Charterer hereby further represents and warrants to and for the benefit of Assignee that:

a. The Charter is in full force and effect and no defaults or events of default have occurred thereunder.

b. Without the prior written consent of Assignee, the Charterer will not agree to any amendments or modifications to the Charter.

IN WITNESS WHEREOF, Charterer has caused this Consent and Agreement to be duly executed as of the _____day ______of , 201__.

WITNESS:

By:
Name:
Title:

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Exhibit D

Form of First Preferred Mortgage

FIRST PREFERRED MORTGAGE

given by

OVERSEAS GULF COAST LLC,

as Owner

in favor of

BANC OF AMERICA LEASING & CAPITAL, LLC,

as Mortgagee

on the

M/V “OVERSEAS GULF COAST”

OFFICIAL NO. 8598

SYNOPSIS OF MORTGAGE

Name of Vessel and Official No.:	Name	Official Number

	“OVERSEAS GULF COAST”	8598

Type of lnstrument:	First Preferred Mortgage

Effective Date of Instrument:	________________,2019

Name of Owner:	Overseas Gulf Coast LLC

Percentage of Vessel owned:	100%

Address of Owner:	302 Knights Run Avenue Suite 1200 Tampa, Florida 33602

Name of Mortgagee:	Banc of America Leasing & Capital, LLC

Address of Mortgagee:	2059 Northlake Parkway 3 North Tucker, Georgia 30084 Attention: Operations Manager

Total Amount of Mortgage:	Twenty-Five Million United States Dollars ($25,000,000), plus interest, fees, costs and performance of mortgage covenants.

TABLE OF CONTENTS

1.	DEFINITIONS	1
2.	MORTGAGE	3
3.	REPRESENTATIONS AND WARRANTIES	4
4.	COVENANTS	4
5.	EVENTS OF DEFAULT	9
6.	APPLICATION OF MONEYS	11
7.	DELAY AND CURE	12
8.	DELEGATION OF MORTGAGEE’S POWERS	12
9.	[INTENTIONALLY OMITTED]	12
10.	POWER OF ATTORNEY	12
11.	ARREST BY A THIRD PARTY	12
12.	JURISDICTION	13
13.	INVALID PROVISIONS	13
14.	FURTHER ASSURANCE	13
15.	CUMULATIVE REMEDIES	13
16.	AMOUNT OF MORTGAGE	13
17.	PREFERRED STATUS	13
18.	NOTICES	13
19.	PARTIES BOUND	14
20.	WAIVER OF DEMAND	14
21.	EXPENSES	14
22.	GOVERNING LAW	14

Exhibit 1: Loan Agreement (without Exhibits or Appendices other than Exhibit F)

FIRST PREFERRED MORTGAGE

THIS FIRST PREFERRED MORTGAGE is made as a deed on this ____day of ____, 2019 (this “Mortgage”), by OVERSEAS GULF COAST LLC, a foreign maritime entity qualified in the Republic of the Marshall Islands, whose registered office in the Marshall Islands is at Trust Company Complex, Ajeltake Island, P.O. Box 1405, Majuro, Republic of the Marshall Islands MH 96960 (the “Owner”), in favor of BANC OF AMERICA LEASING & CAPITAL, LLC, a Delaware limited liability company, with an office at 2059 Northlake Parkway, 3 North, Tucker, Georgia 30084 (the “Mortgagee”).

RECITALS

WHEREAS:

A. The Owner is the sole, absolute and unencumbered owner of the whole of the 2019-built 50,000 DWT product/chemical carrier named “OVERSEAS GULF COAST”, Official No. 8598 (the “Vessel”), registered in the name of the Owner under the laws and flag of the Republic of the Marshall Islands and more particularly described as follows:

Tons gross:

Tons Net:

B. Pursuant to that certain Loan and Security Agreement dated as of August ___, 2019 (as the same may be amended, amended and restated, supplemented, extended, replaced or otherwise modified from time to time, the “Loan Agreement”), between the Owner and the Mortgagee (a copy of which, without Exhibits or Appendices other than Exhibit F, is attached hereto as Exhibit 1 and made a part hereof), the Mortgagee lent the Owner Twenty-Five Million United States Dollars ($25,000,000), subject to the terms and upon the conditions described therein. Said loan is evidenced by the Owner’s promissory note dated _____, 2019 and made payable to the order of the Mortgagee, in the original principal amount of Twenty-Five Million United States Dollars ($25,000,000) (as the same may be amended, amended and restated, supplemented, extended, replaced or otherwise modified from time to time, the “Note”).

C. As of the date hereof, the Mortgagee has lent the Owner Twenty-Five Million United States Dollars ($25,000,000), and the Owner acknowledges that it is justly indebted to the Mortgagee for said amount.

D. To secure the (i) full and punctual repayment of the Secured Indebtedness (as defined below), and (ii) performance of the terms and conditions contained in this Mortgage and the other Loan Documents, expressed or implied to be performed, observed and complied with by and on the part of the Owner, the Owner has agreed to execute and deliver this Mortgage.

NOW, THEREFORE, THIS MORTGAGE WITNESSETH:

1. Definitions. In this Mortgage, unless the context otherwise requires:

(a) “Insurances” means all policies and contracts of insurance (whether issued in the commercial market or by the United States of America) and all entries of the Vessel in a protection and indemnity or war risks association or club that are from time to time taken out or entered into in respect of the Vessel;

(b) “ISM Code” means, in relation to its application to the Owner, the Vessel and its operation, the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation) adopted by the International Maritime Organization as Resolution A.741(18) and Resolution A.913(22), as the same may be amended, supplemented or replaced from time to time as implemented and administered in the United States by the U.S. Coast Guard pursuant to 46 U.S.C. Chapter 32 and the regulations promulgated thereunder and the terms “safe management system”, “Safety Management Certificate” and “Document of Compliance” have the meanings specified in the ISM Code;

(c) “ISPS Code” means, in relation to its application to the Owner, the Vessel and its operation, the International Ship and Port Facility Security Code adopted by the International Maritime Organization on December 13, 2002 and now set out in Chapter Xl-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended);

(d) “Lien” means any lien, mortgage, charge, security interest, pledge, attachment, levy or other encumbrance of any kind whatsoever;

(e) “Loan” means the total principal amount of Twenty-Five Million United States Dollars ($25,000,000) advanced by the Mortgagee to the Owner pursuant to the Loan Agreement or (as the context may require) the balance of such principal outstanding at any relevant time;

(f) “Loan Documents” mean, collectively, the Loan Agreement, the Note, this Mortgage, and all other documents now or hereafter executed and delivered, to evidence, secure, or guarantee the Loan;

(g) “Protection and Indemnity Risks” means the usual risks covered by a protection and indemnity association or club, including the portion not recoverable in case of collision under the ordinary running-down clause;

(h) “Requisition Compensation” means all moneys or other compensation payable by reason of requisition for title or other compulsory acquisition of the Vessel other than by requisition for hire;

(i) “Secured Indebtedness” means, on any relevant date, the unpaid principal balance of the Loan, together with all accrued but unpaid interest and all other sums payable to the Mortgagee by the Owner under the Loan Agreement, the Note or any of the other Loan Documents; and

G) “Total Loss” in respect of the Vessel, means the occurrence of: (i) the actual or constructive total loss, or compromised, agreed or arranged total loss, of the Vessel under the policies of hull and machinery insurance and related coverages that the Owner is required to procure and maintain pursuant to Section 4 of this Mortgage; or (ii) the loss, theft, hijacking, disappearance or destruction of the Vessel or damage thereto to such extent as shall make repair thereof uneconomical or shall render the Vessel permanently unfit for normal use for any reason whatsoever; or (iii) the requisition of title to or other compulsory acquisition of the Vessel (otherwise than by requisition for hire which does not extend beyond the term of the Loan); or (iv) the condemnation, capture, seizure, forfeiture, arrest, detention, confiscation or other taking of title of the Vessel by any Person or Governmental Authority, or by Persons acting or purporting to act on behalf of any government, unless the Vessel shall be released from such capture, seizure, arrest or detention within thirty (30) days after such occurrence, but in all events prior to the expiration or earlier cancellation or termination of the term of the Loan. An actual Total Loss shall be deemed to have occurred on the actual date on which the Vessel was lost, or if the date of loss is unknown, the date that the Vessel was last heard from. A constructive Total Loss shall be deemed to have occurred on the earliest of (1) the date that a claim for Total Loss is allowed by the underwriters, (2) if the underwriters do not allow a claim for Total Loss, on the date that a Total Loss is subsequently finally adjudged by a court of competent jurisdiction or an arbitration panel to have occurred, or (3) upon receipt by the Mortgagee of a report prepared by an independent, certified marine surveyor selected by the Owner (and reasonably acceptable to the Mortgagee) concluding that salvage, repair and associated costs to restore the Vessel to the condition required in Section 7.0l(o) of the Loan Agreement would exceed the fair market value of the Vessel in sound condition. An agreed or arranged Total Loss shall be deemed to have occurred at the effective time of any agreement by the underwriters or other appropriate Person with respect thereto, and any Total Loss resulting from condemnation, seizure, forfeiture, arrest or similar actions shall be deemed to have occurred upon entry of a final order with respect thereto by the applicable Governmental Authority.

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(k) “War Risks” means the risk of mines and all risks excluded by the free of capture and seizure clause from the standard form of United States, Norwegian or English marine policy, including coverage for confiscation, nationalization, terrorism, sabotage, piracy and civil unrest.

Words, expressions and other provisions specified in the Loan Agreement, which are not otherwise defined in this Section 1, shall have the same meaning when used in this Mortgage. The rules of usage and interpretation set forth in the Loan Agreement shall apply to terms defined herein.

2. Mortgage. In consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the prompt payment when due of the Secured Indebtedness and the timely performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage, the Loan Agreement, the Note and the other Loan Documents, the Owner has granted, conveyed and mortgaged, and does, by these presents, grant, convey and mortgage, to and in favor of the Mortgagee, its successors and assigns, to and for the benefit of the Mortgagee and its successors and assigns, the whole of the Vessel, together with (i) all of her boilers, engines, machinery, masts, rigging, boats, anchors, chains, cables, tackle, apparel, spare gear, fuel (to the extent owned by the Owner), consumable or other stores, equipment and all other appurtenances thereto appertaining or belonging and appropriated to the exclusive use of the Vessel, whether now owned or hereafter acquired, whether on board or not, (ii) all additions, improvements and replacements hereafter made in or to the Vessel, or any part thereof, or in or to the stores, equipment and appurtenances aforesaid except such equipment that, when placed aboard the Vessel, does not become the property of the Owner or leased equipment not belonging to the Owner, and (iii) all logs, books and records pertaining to the use, operation and employment of the Vessel (excluding, however, all readily removable equipment installed, placed or brought aboard the Vessel by any charterer thereof and otherwise consented to by the Mortgagee prior to its installation or placement aboard the Vessel).

TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms set forth in this Mortgage for the enforcement of the payment of the Secured Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage, the Note, the Loan Agreement and the other Loan Documents.

PROVIDED only and the conditions of these presents are such that, if the Owner, or its successors or permitted assigns, shall pay or cause to be paid to the Mortgagee or its successors and assigns, the Secured Indebtedness as and when the same shall become due and payable in accordance with the terms of this Mortgage, the Loan Agreement, the Note and the other Loan Documents (or any other agreement entered into pursuant to the terms thereof or hereof) and shall perform, observe and comply with each and every covenant, term and condition contained in this Mortgage, the Loan Agreement, the Note and the other Loan Documents, expressed or implied, to be performed, observed or complied with by and on the part of the Owner, its successors or assigns, all without delay, then, these presents and the rights of the Mortgagee under this Mortgage shall cease and terminate and, in such event, the Mortgagee agrees, at the sole cost and expense of the Owner, to execute and deliver all such documents as the Owner may reasonably require to release and discharge this Mortgage under the laws of the Republic of the Marshall Islands; otherwise to be and remain in full force and effect.

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It is declared and hereby agreed that the security created by this Mortgage shall be held by the Mortgagee as a continuing security for the prompt payment of the Secured Indebtedness.

3. Representations and Warranties. The Owner hereby represents and warrants to the Mortgagee that:

(a) the Vessel is duly documented in the name of the Owner under the laws and flag of the Republic of the Marshall Islands;

(b) the Vessel is owned by Owner free of any Lien other than this Mortgage and Permitted Maritime Liens, and Owner will warrant and defend the title and possession of the Vessel and of every part thereof for the benefit of the Mortgagee against the claims and demands of all Persons whomsoever;

(c) the Vessel is in class and free of any recommendations or conditions affecting her class;

(d) it has full power and authority to (i) execute and deliver this Mortgage, and (ii) perform all its obligations thereunder;

(e) it has duly executed and delivered this Mortgage;

(f) this Mortgage constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent such enforcement may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity, at law or in admiralty);

(g) all consents, licenses, approvals and authorizations (including any approvals of the Office of the Maritime Administrator, Republic of the Marshall Islands) required for the entry into, performance, validity and enforceability of, this Mortgage have been duly obtained and are in full force and effect; and

(h) except for the recordation of this Mortgage with the Office of the Maritime Administrator, Republic of the Marshall Islands, and as otherwise contemplated by the Loan Agreement, it is not necessary for the legality, validity, enforceability or admissibility into evidence of this Mortgage or any of the other Loan Documents that any of them or any document relating thereto, be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction,

4. Covenants. The Owner hereby covenants and agrees to (i) pay the Secured Indebtedness to the Mortgagee or its successors and assigns when due, and (ii) observe, perform and comply with the terms and conditions herein and in the other Loan Documents on its part to be observed, performed or complied with; and further covenants and undertakes at all times throughout the term hereof (unless otherwise specified):

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(a) at all times during the term hereof, the Owner shall, at its own cost and expense and at no cost to the Mortgagee, procure and maintain in full force and effect insurance on the Vessel with underwriters, companies or clubs as are acceptable to the Mortgagee having an A.M. Best or comparable agency rating of at least “A-” or better, in the following amounts and covering the following risks, with such deductibles as the Mortgagee may require from time to time:

1) full form Hull and Machinery Insurance as per American Institute Hull Clauses (June 2, 1977) or the equivalent, including American Institute Increased Value and Excess Liability Clauses (if applicable) and War Risk insurance as per the American Institute Hull War Risks and Strike Clauses or their equivalent, with a stipulated agreed value in an amount equal to the greater of (A) the full commercial value of the Vessel, and (B) 105% of the outstanding principal balance of the Loan from time to time - such insurance shall include navigation limits adequate for the Vessel’s trade;

2) full protection and indemnity coverage (including, without limitation, 414th collision coverage, contractual liability, wreck removal, and pollution liability and clean-up insurance) on terms and conditions as per the rules of a protection and indemnity club (“P&I Club”) that is a member of the International Group of Protection and Indemnity Associations, or equivalent cover acceptable to the Mortgagee, with limits equal to $1,000,000,000 per occurrence or accident;

4) third party general liability coverage in the amount of $5,000,000 per occurrence or accident; and

5) workers’ compensation insurance in such statutory amounts as required by Applicable Law.

In addition, the Owner shall provide, or cause to be provided, at its own cost and expense, breach of warranty coverage or mortgagee’s interest insurance and mortgagee’s additional perils pollution insurance covering the Vessel in an amount not less than 105% of the outstanding principal balance of the Loan from time to time, issued under policy forms acceptable to the Mortgagee and reflecting customary commercial practice, such that no act or omission of the Owner or any permitted sub-charterer, or breach of any warranty of seaworthiness, whether express or implied, shall operate to forfeit the Mortgagee’s coverages under the above policies or result in a cancellation of insurance as to the Mortgagee.

The Owner hereby agrees to indemnify, defend and hold harmless the Mortgagee, its officers, directors, agents and employees from and against any and all losses, damages, liabilities and expenses whatsoever (including attorneys’ fees and litigation expenses), arising, either directly or indirectly, out of or relating to any claim made against the Mortgagee by the underwriters of the Owner pursuant to rights of subrogation under policies of insurance insuring the Owner, the Mortgagee and the Vessel against loss or damage or liabilities incurred in connection with the Owner’s use, possession or operation of the Vessel.

(b) The Owner shall operate the Vessel only in the territorial waters of nations which recognize the rights of vessels registered in the Marshall Islands and only in locations when the Vessel’s operating specifications allow it to operate safely and within its technical capacities and certification and will not navigate the Vessel outside the navigational limits of any such policies of insurance covering the Vessel, unless, prior to any such navigation, the Owner procures an endorsement to the policies obtained hereunder authorizing such navigation, in form and substance satisfactory to the Mortgagee (and reflecting customary commercial practice). Prior to, and as a condition to any such consent by the Mortgagee, any navigation of the Vessel beyond the navigation limits stated in this Section, the Owner shall procure increased value, war risk and other related insurance with limits as may be required by the Mortgagee.

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All insurance (excluding workers’ compensation) shall name the Mortgagee as lender loss payee and/or loss payee, as its interest may appear, and shall be payable as provided below. All policies shall further provide that (i) there shall be no recourse against the Mortgagee for the payment of any premiums, calls, commissions, or deductibles; (ii) all rights of subrogation by the underwriters against the Mortgagee are waived; (iii) such policies are primary to and without any right of contribution from any other insurance covering the Vessel that may be procured and maintained by the Mortgagee; (iv) all rights of the underwriters to set-off, counterclaim, or charge against, or otherwise deduct from, whether by attachment or otherwise, in respect of any liability of the Owner, the proceeds payable under such policy are waived by the underwriters, and (v) the Mortgagee will receive at least fourteen (14) days written notice from the insurance company or broker prior to cancellation or any material alteration in the insurance policy or any reduction in coverage which could materially affect the interests of the Mortgagee (ten (10) days’ notice if the cancellation is due to non-payment of premiums). No policy shall have a deductible exceeding $500,000 per occurrence without the prior written consent of the Mortgagee.

The Owner shall not do any act, nor voluntarily suffer or permit any act to be done, whereby any insurances required by this Section shall or may be suspended, impaired or defeated, or suffer or permit the Vessel to engage in any voyage not permitted under the policies of insurance then in effect without first procuring insurance satisfactory to the Mortgagee in all respects for such voyage.

All hull and machinery, increased value, war risk and other physical loss or damage coverages required under this Section shall name the Mortgagee as lender loss payee, and shall provide that all insurance proceeds shall be disbursed directly to the Owner; provided, however, that such policies may provide that, unless notice of an Event of Default has been received by the Owner’s insurance broker or underwriter, proceeds payable on account of damage to the Vessel (other than in the case of a Total Loss), up to an aggregate of $1,000,000, may be disbursed directly by the underwriters to Persons who have performed sue and labor, salvage, repairs and other services in connection with the repair of the Vessel; and provided, further, that if an Event of Default has occurred, and the Owner’s insurance broker or the underwriter has received notice of such Event of Default, all policy proceeds shall be made payable to the sole order of the Mortgagee. All proceeds of hull and machinery, increase value, war risk and other physical loss or damage coverages required under this Section and received by the Mortgagee shall be disbursed (after payment of commissions and other costs of collection of such proceeds) as follows:

(i) in the event of damage to the Vessel not constituting a Total Loss (A) provided that no Event of Default has occurred and is continuing, all insurance proceeds payable as a result thereof shall be applied to pay for repairs, salvage, sue and labor and other charges with respect to the Vessel, or (B) if an Event of Default has occurred and is then continuing, such proceeds, at the Mortgagee’s sole option and in the Mortgagee’s sole discretion, shall be applied either against the Owner’s outstanding Obligations as provided in Section 6 hereof or to pay for such repairs, salvage, sue and labor and other charges.

(ii) in the event of the Total Loss of the Vessel, all insurance proceeds payable in connection therewith shall be applied as provided in Section 6 hereof.

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The proceeds of any protection and indemnity, pollution and other liability or indemnity coverages required hereunder may be paid (i) directly to the Person to whom any liability covered by such policies has been incurred, or (ii) to the Owner to reimburse it for any loss, damage or expense incurred and paid by it with respect to third party liabilities and covered by such insurance; [provided, however, that following the occurrence of an Event of Default hereunder (and receipt of such notice by the Owner’s insurance broker or underwriters), any proceeds issued in reimbursement of sums paid by the Owner shall in such instance be payable solely to the Mortgagee to the extent necessary to offset sums owed by the Owner to the Mortgagee.] The Owner further covenants to make all insurance premium payments when due, and, if applicable, make all quarterly protection and indemnity club U.S. Voyage Quarterly Declarations for each such quarter no later than six (6) weeks after the end of each quarter and ensure that copies of the same be sent to the Mortgagee. The Owner shall be responsible for pursuing all claims under the insurances indicated above, and take such actions as may be necessary to reasonably satisfy all insurers’ inquiries. Unless notified by the Mortgagee to the contrary, the Owner shall arrange for collision and/or salvage guarantee(s) and/or security to be provided to third parties as may be required to prevent the arrest, or secure the release of, the Vessel;

(c) to provide to the Mortgagee forthwith copies of all material notices and information received by the Owner in relation to the Vessel and her Insurances unless such notices or information state they have been provided directly to the Mortgagee, and to provide notice to the Mortgagee of any casualty to the Vessel in respect whereof the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds Five Hundred Thousand United States Dollars ($500,000) or the equivalent in any other currency;

(d) to assign and provide that any Requisition Compensation is applied m accordance with Section 6 hereof as if received on the basis of a sale of a Vessel;

(e) to keep and to cause the Vessel to be kept free and clear of all Liens, other than (1) Liens in favor of the Mortgagee, (2) Liens for damage arising out of maritime torts, (3) Liens for wages of the crew and for wages of stevedores when employed directly by the Owner or the master of the Vessel which wages are not yet due and payable or which are being contested by the Owner in good faith by appropriate legal proceedings being diligently pursued, (4) Liens for general average and for salvage (including contract salvage), (5) Liens fully covered (less permitted deductibles) by valid policies of insurance held by or otherwise in favor of the Owner and the Mortgagee and meeting or exceeding the maximum limits specified in Section 4(a) hereof so long as in each case there is no risk of the Mortgagee incurring any civil or criminal liability, and (6) maritime liens which attach to the Vessel by operation of law without further action by the claimant but only to the extent that such Liens are incurred and paid in the ordinary course of business without delay or default (such items (1) through (6) hereof being hereinafter referred to as “Permitted Maritime Liens”); provided, however, that no Liens described in clauses (2) through (6) of this subparagraph (e) of this Section 4(a) shall be a Permitted Maritime Lien which is no longer inchoate, is otherwise due and payable or is not fully secured by an appropriate bond or cash deposit;

(f) to not sell or otherwise transfer any interest in the Vessel (unless permitted pursuant to the provisions of Section 3.03(b) of the Loan Agreement);

(g) to cause this Mortgage to be duly recorded as prescribed by Section 302 of the Marshall Islands Maritime Act of 1990, as amended (the “Marshall Islands Maritime Act”), and will otherwise comply with and satisfy all of the requirements and formalities established by the Marshall Islands Maritime Act and any pertinent legislation of the Republic of the Marshall Islands in order to perfect and to maintain the perfection and priority of this Mortgage as a valid and enforceable first preferred mortgage lien upon the Vessel and to furnish to the Mortgagee from time to time such proofs as the Mortgagee may reasonably request of its satisfaction of the Owner’s compliance with the provisions hereof;

(h) except as otherwise provided in the Loan Agreement, to keep the Vessel registered as a Marshall Islands vessel and will not do or cause to be done anything whereby such registration may be forfeited, cancelled or imperiled;

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(i) (i) to not cause or permit the Vessel to be operated in any manner contrary to Applicable Law, rule or regulation, (ii) to not abandon the Vessel in a foreign port, (iii) to not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, expropriation, nationalization, confiscation, forfeiture or capture, (iv) not to change the managers of the Vessel without the Lender’s prior written consent (such consent not to be unreasonably withheld or delayed) and then only after delivering to the Lender copies of all endorsements to the Owner’s insurance policies evidencing that all such insurances continue to remain in effect notwithstanding a change of managers, and (v) to not do, or suffer or permit to be done, anything which could disqualify its registration under Marshall Islands law;

G) if a libel shall be filed against the Vessel or the Vessel shall be seized, arrested, levied upon and taken into custody or detained in any proceeding in any court or tribunal or by any government or under color of authority, the Owner shall promptly notify the Mortgagee of such seizure, arrest, taking or detention by telecopy, confirmed by letter, and (except in connection with any taking or requisition of the title or use of the Vessel by any Governmental Authority), within thirty (30) days from the date of such seizure, arrest, taking or detainment or within such lesser time as may be necessary to avoid prejudice to the interests of the Mortgagee with respect to the Vessel, to cause the Vessel to be released and all Liens thereon other than this Mortgage and Permitted Maritime Liens to be discharged and to promptly notify the Mortgagee thereof in the manner aforesaid; and to notify the Mortgagee within five (5) Business Days of any average or salvage incurred by the Vessel;

(k) at all times and without cost or expense to the Mortgagee, (i) to maintain, service and preserve, or cause to be maintained, serviced and preserved, the Vessel and her parts and equipment, so as to keep them in every respect suitable for their intended uses and in good operating condition and repair, consistent with prudent industry practice for vessels of the same type, and used in the same trade, as the Vessel but in no event less than the extent to which the Owner maintains other similar vessels and equipment in the prudent management of its assets and properties, and in all events in as good a condition as existed on the Closing Date, normal wear and tear from proper use alone excepted (except during such times when the Vessel or any of her equipment is out of service undergoing repairs in order to maintain the Vessel’s and such equipment’s compliance with the foregoing requirements); (ii) to comply with all Applicable Laws, treaties and conventions, and rules and regulations to which the Republic of the Marshall Islands is a party and of any jurisdiction where the Vessel operates and to have on board as and when required thereby valid certificates showing compliance therewith; and (iii) to the extent applicable, to comply or procure compliance with the ISM Code and the ISPS Code, and to furnish to the Mortgagee on demand true and complete copies of the Vessel’s Document of Compliance, Safety Management Certificate and such other ISM Code documentation as the Mortgagee may reasonably request in writing;

(1) except as otherwise provided in the Loan Agreement, to not transfer or change, or permit to be transferred or changed, the flag of the Vessel, without the prior written consent of the Mortgagee; and

(m) to place, and at all times and places to retain, a properly certified copy of this Mortgage on board the Vessel and to cause such certified copy and the Vessel’s marine documents to be exhibited to any Person having business therewith that might give rise to any Lien thereon and to any representatives of the Mortgagee; and to place aboard the Vessel a printed notice reading as follows:

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NOTICE OF MORTGAGE

nns VESSEL IS COVERED BY A FIRST PREFERRED MORTGAGE IN FAVOR OF BANC OF AMERICA LEASING & CAPITAL, LLC, UNITED STATES OF AMERICA (THE “MORTGAGEE”), UNDER THE PROVISIONS OF CHAPTER 3 OF THE MARSHALL ISLANDS MARITIME ACT OF 1990, AS AMENDED. UNDER THE TERMS OF SAID MORTGAGE, NEITHER THE OWNER, ANY CHARTERER, THE MASTER OF THIS VESSEL NOR ANY OTHER PERSON HAS ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO BE PLACED OR IMPOSED UPON THIS VESSEL ANY LIEN WHATSOEVER OTHER THAN THE LIEN OF THE AFORESAID MORTGAGE AND LIENS FOR CURRENT CREW WAGES, GENERAL AVERAGE AND SALVAGE, LIENS COVERED BY VALID POLICIES OF INSURANCE AND LIENS INCURRED IN THE ORDINARY COURSE OF OPERATION OF THE VESSEL THAT ARE NOT YET DUE AND PAYABLE AND ARE IN EXISTENCE LESS THAN THIRTY (30) DAYS.

5. Events of Default. If (i) the Owner fails to make any payment when due (after giving effect to applicable cure periods, if any) in respect of the Secured Indebtedness, (ii) any representation or warranty made by the Owner hereunder shall prove to have been materially false or materially misleading when made, (iii) the Owner fails to insure the Vessel as required hereunder, (iv) the Owner fails to honor any of its other obligations hereunder and such failure continues unremedied for a period of thirty (30) days, or (v) there occurs any Event of Default under the Loan Agreement, the Mortgagee may do any or all of the following:

(a) demand payment of the Secured Indebtedness, by written notice to the Owner, whereupon such payment by the Owner to the Mortgagee shall be immediately due and payable without prejudice to any other rights and remedies of the Mortgagee (provided no demand or notice shall be required if an Event of Default shall have occurred with respect to the Owner under Section 8.0l(k) of the Loan Agreement);

(b) at any time and as often as may be necessary, take any action to protect the security created by this Mortgage and each and every expense or liability (including reasonable fees and expenses of counsel) so incurred by the Mortgagee in the protection of such security shall be repayable to the Mortgagee by the Owner on demand, together with interest thereon at the Default Rate from the date on which such expense or liability was incurred by the Mortgagee until full payment is received. The Owner promptly shall execute and deliver, or cause to be executed and delivered, to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the reasonable opinion of the Mortgagee or its counsel are necessary or advisable to facilitate or expedite the protection, maintenance and enforcement of the security created by this Mortgage;

(c) exercise all the rights and remedies in foreclosure and otherwise provided to mortgagees pursuant to Chapter 3 of the Marshall Islands Maritime Act or by any other jurisdiction where the Vessel may be found;

(d) take possession of the Vessel, whether actually or constructively and/or otherwise to take control of the Vessel, wherever it may be, without prior demand and without legal process (when permissible under applicable law) and cause the Owner of the Vessel forthwith upon demand of the Mortgagee to surrender possession thereof to the Mortgagee at safe berth at a port designated by the Mortgagee;

(e) collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to takeover or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee reasonably thinks fit and to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

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(f) discharge, compound, release or compromise claims against the Owner concerning the Vessel that have given or may give rise to any Lien on the Vessel or that are or may be enforceable by proceedings against the Vessel;

(g) take appropriate judicial, extra-judicial or administrative proceedings for the foreclosure of this Mortgage and/or for the enforcement of the rights of the Mortgagee hereunder or otherwise, recover judgment for any amount due on the Secured Indebtedness and collect the same out of any property of the Owner subject only to the rights of third parties holding duly perfected Liens on such property;

(h) as permitted by Applicable Law, sell the Vessel at public auction, free from any claim of or by the Owner of any nature whatsoever by first giving notice of the time and place of sale with a general description of the Vessel in the following manner:

(x) by publishing such notice for ten (10) consecutive days in a daily newspaper of general circulation published in New York, New York; and

(y) if the place of sale should not be New York, New York, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

(z) by sending a similar notice by facsimile transmission confirmed by mail to the Owner at least ten (10) days before the date of sale as permitted by the laws of the United States of America and other applicable law.

Such sale of the Vessel may be held at such place and at such time as the Mortgagee in such notices may have specified, or such sale may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale and without further notice or publication the Mortgagee may make such sale at the time and place to which the same shall be so adjourned. Such sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem advisable, and the Mortgagee or any holder of the Note may become the purchaser at such sale and shall have the right to credit on the purchase price any and all amounts due in respect of the Note and/or any Secured Indebtedness, as appropriate. Any sale made in accordance with the provisions of this subsection (h) shall be deemed made in a commercially reasonable manner insofar as the Owner is concerned.

(i) pending the sale of the Vessel (either directly or indirectly), as permitted by the laws of the Republic of the Marshall Islands and other applicable law, manage, charter, lease, insure, maintain or repair the Vessel and employ or lay up the Vessel upon such terms, in such manner and for such period as the Mortgagee may reasonably deem expedient and for the purpose aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Vessel, her Insurances, management, maintenance, repair, and employment in all respects as if the Mortgagee were the owner of the Vessel but without any obligations to take any action with respect to the Vessel and without any responsibility for any loss thereby incurred;

G) recover from the Owner on demand any losses as may be incurred by the Mortgagee in the exercise of the power vested in the Mortgagee under subsection (i) hereof with interest thereon at the Default Rate from the date when such losses were incurred by the Mortgagee until full payment is received; and

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(k) recover from the Owner on demand all reasonable expenses, payments and disbursements (including fees and expenses of counsel) incurred by the Mortgagee in the exercise by it of any of the powers vested in it hereunder, together with interest thereon at the Default Rate from the date when such expenses, payments or disbursements were incurred by it until full payment is received;

PROVIDED, ALWAYS, that any sale by the Mortgagee of the Vessel pursuant to this Section 5 shall operate to divest all rights, title and interests of any nature whatsoever of the Owner, its successors and assigns, and all Persons claiming by, through or under the Owner in or to the Vessel or such shares so sold and upon such sale the purchaser shall not be bound to see or inquire whether the power of sale of the Mortgagee has arisen in the manner herein provided and the sale shall be deemed to be within the power of the Mortgagee and the receipt by the Mortgagee of the purchase money shall effectively discharge the purchaser, who shall not be concerned with the manner of application of the proceeds of the sale or be in any way answerable therefor. The Owner hereby irrevocably appoints the Mortgagee the true and lawful attorney of the Owner, in its name and stead, to make all necessary transfers of the whole or any part of the Vessel in connection with a sale, use or other disposition pursuant to this Section 5, and for that purpose to execute all necessary instruments of assignment and transfer. Nevertheless, the Owner shall, if so requested by the Mortgagee, ratify and confirm any sale, assignment, transfer or delivery by executing and delivering such proper bill of sale, assignment, conveyance, instrument of transfer or other instrument as may be designated in such request.

6. Application of Moneys. The proceeds of any sale made either under the power of sale hereby granted to the Mortgagee or under a judgment or decree in any judicial proceeding for the foreclosure of this Mortgage, or proceeds arising from the enforcement of any remedy granted to the Mortgagee hereunder, or any net earnings arising from the management, charter or other use of the Vessel by the Mortgagee under any of the powers herein granted or the proceeds of any and all Insurances and any claims for damages on account of the Vessel or the Owner of any nature whatsoever and any net earnings of the Vessel from the operation of the Vessel by the Mortgagee under any of the powers herein granted or by law provided or any Requisition Compensation shall be applied as follows:

First: to the payment or reimbursement of all the costs of the Mortgagee incurred or made in the exercise, protection or pursuance of its rights or remedies under this Mortgage and the other Loan Documents including, but not limited to, the expenses of any sale or of any taking, attorneys’ fees and court costs together with interest thereon at the Default Rate and to provide adequate indemnity to the Mortgagee against Liens or rights claiming priority over or equal to the lien created under this Mortgage and the other Loan Documents;

Second: to the payment of any amounts due to the Mortgagee under any Loan Documents other than amounts set forth in clauses “First”, “Third”, and “Fourth” together with interest thereon at the Default Rate from the date of incurrence to the date of payment in full;

Third: to the payment of accrued interest on the Loan and all other sums payable by the Owner to the Mortgagee, whether under this Mortgage or the other Loan Documents;

Fourth: to the payment of principal of the Loan whether due or not; and

Fifth: to the Owner or to whomsoever else may be lawfully entitled thereto.

If the proceeds are insufficient to pay the amounts specified in paragraphs “First”, “Second”, “Third” and “Fourth” above, the Mortgagee shall be entitled to collect the balance from the Owner or any other Person liable therefor.

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7. Delay and Cure. No delay or omission of the Mortgagee to exercise any right or power vested in it under this Mortgage shall impair such right or power or be construed as a waiver thereof or as an acquiescence in any default by the Owner hereunder or under the Loan Agreement, the Note or any other Loan Document, nor shall the acceptance by the Mortgagee of any payments concerning this Mortgage from any source be deemed a waiver hereunder. However, if at any time after the occurrence of an Event of Default and before the actual sale of the Vessel by the Mortgagee or before any foreclosure proceedings, the Owner cures completely and promptly all Events of Default and pays promptly all expenses, advances and damages to the Mortgagee arising from such Events of Default, with interest at the Default Rate from the date when such expenses, advances and damages were incurred until full payment is received, then the Mortgagee may, in its sole discretion, accept such cure and payment and restore the Owner to its former position, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon.

8. Delegation of Mortgagee’s Powers. The Mortgagee shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in it by this Mortgage (including the power vested in it by virtue of Section 10 hereof) in such manner and upon such terms and to such Persons as the Mortgagee in its absolute discretion may think fit.

9. [Intentionally Omitted].

10. Power of Attorney.

(a) Owner hereby irrevocably appoints the Mortgagee as its attorney-in-fact (which appointment is coupled with an interest) for the duration of the term hereof to do in the name of the Owner or in the Mortgagee’s own name following the occurrence and during the continuance of an Event of Default, all acts that the Owner, or its successors or assigns, could do in relation to the Vessel, including, without limitation, to demand, collect, receive, compromise, settle and sue for (insofar as the Mortgagee lawfully may), all amounts due from underwriters under the Insurances of the Vessel as payment for losses or as return of premiums or otherwise, salvage awards and recoveries, in general average or otherwise, and all other sums due or to become due to Owner relative to the Vessel or arising from the Vessel, and to make, give and execute in the name of Owner acquittance, receipts, releases, or other discharges for the same, whether under seal or otherwise, to take possession of, sell or otherwise dispose of or manage or employ the Vessel, to execute and deliver charters and a bill of sale for the Vessel, and to endorse and accept in the name of the Owner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing.

(b) The exercise by or on behalf of the Mortgagee of the power granted in this Section 10 shall not require any Person dealing with the Mortgagee to conduct any inquiry as to whether any Event of Default has occurred, nor shall such Person be in any way affected by notice that any Event of Default does not exist, and the exercise by the Mortgagee of such power shall, with regard to such Person, be conclusive evidence of the Mortgagee’s right to exercise the same.

11. Arrest by a Third Party. If the Vessel shall be arrested or detained by a marshal or other officer of any court of law, equity or admiralty jurisdiction in any country of the world or by any government or other authority and shall not be released from arrest or detention within thirty (30) days from the date of arrest or detention, the Owner hereby authorizes the Mortgagee, in the name of the Owner, to apply for and receive possession of and to take possession of the Vessel with all of the rights and powers that the Owner might have, possess and exercise in any such event. This authorization is irrevocable and coupled with an interest.

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12. Jurisdiction. The Mortgagee shall have the right to commence proceedings in the courts of any country having jurisdiction over the Vessel. In particular, the Mortgagee shall have the right to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any such action, before the local court or other judicial authority with jurisdiction over the Vessel. The Owner agrees that for the purpose of proceedings against the Vessel, any writ, notice, judgment or other legal process or documents may be served upon the Owner by mail at its address set forth in Section 18 hereof, and that such service shall be deemed good service on the Owner for all purposes.

13. Invalid Provisions. If any provision or provisions of this Mortgage shall be declared invalid, void or otherwise inoperative by any present or future court of competent jurisdiction in any country, the Owner will, without prejudice to any other right and remedy of the Mortgagee under this Mortgage, execute and deliver such other and further instruments and do such things as in the opinion of the Mortgagee or its counsel will be necessary or advisable to carry out the intent and spirit of this Mortgage. In any event, any such declaration of partial invalidity shall not affect the validity of any other provision or provisions of this Mortgage, which shall remain in full force and effect, or the validity of this Mortgage as a whole.

14. Further Assurance. The Owner hereby further undertakes, at its own cost and expense, to execute, sign, perfect, do and (if required), register every such further assurance, document, act or thing reasonably necessary or advisable for the purpose of maintaining or perfecting or exercising the security constituted by this Mortgage.

15. Cumulative Remedies. Each and every power and remedy in this Mortgage specifically given to the Mortgagee shall be in addition to every other power and remedy herein specifically given or now or hereafter existing at law, in equity, in admiralty, or by statute, and each and every power and remedy, whether specifically in this Mortgage given or otherwise existing, may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the commencement of the exercise of any such power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy under this Mortgage.

16. Amount of Mortgage. For purposes of recording this Mortgage as required by Section 302 of the Marshall Islands Maritime Act, the total amount of obligations secured by this Mortgage is Twenty-Five Million United States Dollars ($25,000,000) plus interest, fees, costs, expenses and performance of mortgage covenants. The maturity date of this Mortgage is _____________________ 2024.

17. Preferred Status. Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage and that, if any provision or portion of this Mortgage shall be construed to waive its preferred status, then such provision or portion to such extent shall be void and of no effect.

18. Notices. All notices and other communications provided for hereunder shall be in writing and shall be either personally delivered, or deposited with a reputable commercial carrier or express delivery service, or with the United States Postal Service, first class postage prepaid, or by facsimile or email transmission, confirmed by letter, addressed as follows:

Ifto the Owner:	Overseas Gulf Coast LLC
302 Knights Run Avenue Suite 1200
Tampa, Florida 33602 Attention: Richard Trueblood Facsimile: (813) 221-2769

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If to the Mortgagee:	Banc of America Leasing & Capital, LLC
2059 Northlake Parkway - 3 North
Tucker, Georgia 30084 Attention:Operations Manager Facsimile: (804) 266-1355

with a copy to:	Baker, Donelson, Bearman, Caldwell & Berkowitz, PC 100 Light Street
Baltimore, Maryland 21202 Attention: Patrick K. Cameron, Esq.
Facsimile: (410) 547-0699

or to such other address as shall be designated by such party in a written notice to the other. All such notices and communications shall, when mailed, be sent by overnight courier or by first class registered mail, postage prepaid, return receipt requested and be effective three (3) Business Days after being deposited in the U.S. mails addressed as aforesaid. All such notices and other communications sent by facsimile or email transmission shall be effective when sent if on a Business Day at the recipient’s office and not later than 3:00 p.m. at the recipient’s office, provided that in the case of notices and other communications sent by facsimile transmission when (i) an appropriate answerback has been received by the sending party, and (ii) such facsimile is confirmed by mailing to the receiving party, at its address given above, a copy of such facsimile transmission postage prepaid by first class mail (air mail, if international). All other forms of written notice or other communication shall be effective only upon personal delivery.

19. Parties Bound. All the covenants, promises, stipulations and agreements of the Owner and all the rights and remedies of the Mortgagee contained in this Mortgage shall bind the Owner, its successors and assigns, and shall inure to the benefit of the Mortgagee, its successors and assigns, whether or not so expressed.

20. Waiver of Demand, The Owner hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit, and diligence in taking any action to collect amounts called for under this Mortgage or the Note and in the handling of collateral for the Note at any time in connection herewith and therewith.

21. Expenses. The Owner shall reimburse the Mortgagee for all reasonable and documented costs and expenses, which the Mortgagee may from time to time incur, lay out or expend, together with interest thereon at the Default Rate in insuring the Vessel, discharging Liens, paying taxes, dues, assessments, governmental charges, fines and penalties that may be lawfully imposed, making repairs or in performing any other duty that the Owner is obligated to perform hereunder, but otherwise fails to perform. The obligation to reimburse the Mortgagee for such costs and expenses shall be a Secured Indebtedness due from the Owner, secured by this Mortgage, and shall be payable by the Owner on demand. The Mortgagee, though privileged so to do, shall be under no obligation to make any such expenditures, nor shall the making thereof relieve the Owner of any default in that respect.

22. Governing Law. This Mortgage and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the Republic of the Marshall Islands.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Owner has executed this Mortgage by its duly authorized officer effective as of the date first above written.

OVERSEAS GULF COAST LLC

By:.
Name:
Title:

ACKNOWLEDGMENT

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

On this ____ day of _______________, 2019, personally came and appeared before me, a Notary Public in and for the State and County set forth above, ______________, to me known, who being by me duly sworn deposes and says that he/she resides at __________________, that he/she is the _________________ of Overseas Gulf Coast LLC, the limited liability company described in and which executed the foregoing instrument and that he/she signed his/her name thereto pursuant to the authority given to him/her by the Board of Managers of said limited liability company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year first above written.

Notary Public

My commission expires: ______________________.

Exhibit 1

Loan Agreement

Exhibit E

Form of Guaranty

GUARANTY

Dated as of August 7, 2019

given by

OVERSEAS SHIPHOLDING GROUP, INC.

as Guarantor

in favor of

BANC OF AMERICA LEASING & CAPITAL, LLC,

as Lender

GUARANTY

TI-ITS GUARANTY (the “Guaranty”), dated as of August 7, 2019, is executed by OVERSEAS SHIPHOLDING GROUP, INC., a Delaware corporation (the “Guarantor’’), in favor of BANC OF AMERICA LEASING & CAPITAL, LLC, a Delaware limited liability company (together with its participants, successors and assigns, the “Lender”).

WHEREAS, Overseas Gulf Coast LLC, a Delaware limited liability company (the “Borrower”), is a wholly-owned indirect subsidiary of the Guarantor; and

WHEREAS, concurrently herewith, the Lender and the Borrower have entered into a Loan and Security Agreement dated as of the date hereof (as the same may be amended, amended and restated, supplemented, extended, replaced or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lender has agreed to loan the Borrower up to $25,000,000, the proceeds of which shall be used to finance in part the Borrower’s purchase of one (1) 50,000 DWT class product/chemical tanker, Hull No. 2716, being built by Hyundai Mipo Dockyard Co., Ltd. in Ulsan, Korea (the “Vessel”); and

WHEREAS, as inducement to the Lender to enter into the Loan Agreement and to make such loan available to the Borrower, the Guarantor has agreed to absolutely, irrevocably and unconditionally guarantee all obligations of the Borrower to the Lender under the Loan Agreement and other Loan Documents.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the Guarantor hereby agrees with the Lender as follows:

ARTICLE I.

DEFINED TERMS

SECTION 1.01. Definitions. Capitalized terms used herein but not defined shall have such meanings given such terms in the Loan Agreement.

ARTICLE II.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE GUARANTOR

SECTION 2.01. Representations and Warranties.

(a) Organization; Conflicting Agreements: Actions Pending. The Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. The execution, delivery and performance by the Guarantor of this Guaranty are within its corporate powers and the Guarantor has taken all corporate and other actions necessary to authorize the execution and delivery of, and its entry into, this Guaranty. Once executed, this Guaranty shall constitute the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles affecting the rights of creditors generally. The execution, delivery and performance of this Guaranty do not and will not conflict with, or result in any violation of, or default under, any provision of the Certificate oflncorporation or Bylaws of the Guarantor or any judgment or order applicable to the Guarantor or, after due investigation and to the Guarantor’s best knowledge, any statute, law, rule or regulation applicable to the Guarantor, or result in the creation or imposition of any lien, encumbrance or security interest on any of its properties or assets. As of the date hereof, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Guarantor, threatened against the Guarantor by or before any court, arbitrator or administrative or Governmental Authority that could reasonably be expected to have a Material Adverse Effect. The financing provided by the Lender to the Borrower shall result in direct and substantial benefits to the Guarantor.

(b) Financial Statements. The December 31, 2018 audited consolidated financial statements of the Guarantor and its Subsidiaries, copies of which have been delivered to the Lender (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present, in all material respects, the consolidated financial condition of the Guarantor and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Guarantor and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness. Since December 31, 2018, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c) Taxes. The Guarantor has filed all Federal and state income tax and all other material tax and informational returns which are required to be filed by it. The Guarantor has paid all taxes shown on such returns and on all assessments received, except to the extent that such taxes are (y) not yet delinquent or (z) being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established on the Guarantor’s books in accordance with GAAP.

(d) ERISA. No accumulated funding deficiency (as defined in section 302 ofERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Guarantor or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Guarantor, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Guarantor and its Subsidiaries taken as a whole. Neither the Guarantor, nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title N of ERISA with respect to any Multiemployer Plan which is or would reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Guaranty will be exempt from, or did not and will not involve any transaction which is subject to the prohibitions of, section 406 of ERISA and did not and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. As of the date hereof, the Guarantor is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

(e) Consents. Neither the nature of the Guarantor nor any of its businesses or properties, nor any relationship between the Guarantor and any other Person, nor any circumstance in connection with the execution and delivery of this Guaranty and any of the other Loan Documents is such as to require any authorization, consent, approval, exemption or other action by, notice to or filing with, any court, administrative or Governmental Authority (other than routine filings after the date hereof with the Securities and Exchange Commission (“SEC”) and/or state blue sky authorities) or any other Person in connection with the execution and delivery of the Guaranty and the other Loan Documents, that has not been obtained.

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(f) Possession of Franchises, Licenses, Etc. The Guarantor possesses all material franchises, certificates, licenses, development and other permits (including Environmental Permits) and other authorizations from all applicable Governmental Authorities and regulatory bodies and all material patents, trademarks, service marks, trade names, copyrights, licenses, easements, rights of way and other rights (collectively, “Material Rights”), free from burdensome restriction, that are necessary in the judgment of the Guarantor for the ownership, maintenance and operation of its business, properties and assets, and the Guarantor is not in violation of any Material Rights. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such Material Rights.

(g) Environmental Matters. The Guarantor and all of its respective properties and facilities presently comply and, to the knowledge of the Guarantor, have complied at all times and in all respects with all Environmental Laws, except where failure to comply could not reasonably be expected to have a Material Adverse Effect.

(h) Employee Relations. The Guarantor is not the subject of (a) any strike, work slowdown or stoppage, union organizing drive or other similar activity or (b) any action, suit, investigation or other proceeding involving alleged employment discrimination, unfair termination, employee safety or similar matters that in either case could reasonably be expected to have a Material Adverse Effect.

(i) Sanctions and Anti-Corruption Laws.

(1) Neither the Guarantor nor, to the knowledge of senior management of the Guarantor, any officer or director of the Guarantor is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, or any similar list enforced by any other relevant sanctions authority applicable to the Guarantor and the Borrower or (iii) located, organized or resident in a Designated Jurisdiction.

(2) The Guarantor has not been charged with, or convicted of, bribery or any other anti-corruption related activity under any law or regulation applicable to bribery or any other anti-corruption related activity in a U.S. or any non-U.S. country or jurisdiction, including, but not limited to, the United States Foreign Corrupt Practices Act of 1977 (“Anti-Corruption Laws”), and the Guarantor has established and maintained procedures and controls which it reasonably believes are adequate to promote and achieve compliance by the Guarantor with all applicable Anti-Corruption Laws.

(j) Disclosure. Neither this Guaranty nor any other document, certificate or statement furnished to the Lender by or on behalf of the Guarantor in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, taken as a whole as of the date thereof, not misleading; provided that, with respect to projected financial information, the Guarantor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and information available to it at such time, it being understood that the actual results may differ materially from such projections and the Guarantor is under no obligation to update such projections or underlying information.

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(k) Title to Properties. The Guarantor has good and marketable title to all its real properties (other than properties it leases) and has good title to all of its other properties and assets, including the properties and assets reflected in the most recent audited balance sheet of the Guarantor furnished to the Lender (other than properties and assets disposed of in the ordinary course of business). There is no default, nor any event that, with notice or lapse of time or both, would constitute such a default under any lease to which the Guarantor is a lessee, lessor, sublessee or sublessor.

(I) Conflicting Agreements and Other Matters. Neither the execution nor delivery of this Guaranty nor fulfillment nor compliance with the terms and provisions hereof will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Guarantor pursuant to, its certificate of incorporation, bylaws or similar organization documents, any award of any arbitrator or any agreement, instrument, order, judgment, decree, and after due diligence investigation and to the Guarantor’s knowledge, any statute, law, rule or regulation to which the Guarantor is subject. The Guarantor is not a party to, or otherwise subject to any provision contained in, any instrument evidencing any of its Indebtedness, any agreement relating thereto or any other contract or agreement which restricts or otherwise limits the incurring of the various obligations pursuant hereto.

SECTION 2.02. Covenants. The Guarantor hereby covenants and agrees with the Lender that so long as any of the Borrower’s Obligations remain outstanding:

(a) Financial Statements, Etc. It shall deliver, or cause to be delivered, to the Lender:

(i) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Guarantor, the consolidated balance sheet of the Guarantor and its subsidiaries and the consolidated statement of income and cash flows of the Guarantor and its subsidiaries as of the end of such fiscal year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, audited by independent public accountants of recognized national standing whose opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(ii) as soon as available and in any event within forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, the consolidated balance sheet of the Guarantor and its subsidiaries and the consolidated statements of income and cash flows of the Guarantor and its subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by the chief financial officer of the Guarantor, subject only to changes resulting from year-end adjustments;

(iii) with the financial statements to be delivered to the Lender pursuant to subsections (i) and (ii) hereof, a compliance certificate, duly executed by the chief financial officer of the Guarantor, confirming the Guarantor’s compliance with the financial covenants set forth in Section 2.02(j); and

(iv) such other financial information regarding the Guarantor or any of its subsidiaries as the Lender may reasonably request.

All information required to be delivered pursuant to Sections 2.02(a)(i) and 2.02(a)(ii) shall be deemed to be delivered to the Lender on the date such information has been posted (and is publicly available) on the Guarantor’s website on the Internet (which website is located as of the date hereof at http://www.osg.com) or on the SEC website accessible through htt_p://www.sec.gov/edgar (or any successor webpage of the SEC thereto).

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(b) Existence. It shall not dissolve, liquidate or cease or suspend the conduct of its business or cease to maintain its existence in good standing.

(c) Merger, Consolidation and Sale of All or Substantially All Assets. Without the prior written consent of the Lender (such consent to be at the Lender’s sole and absolute discretion), it shall not (i) merge into or be merged or consolidated with any other entity unless the Guarantor is the survivor of such merger or consolidation, or (ii) sell all or substantially all of its assets.

(d) Maintenance of Properties: Insurances. It shall (i) maintain, or cause to be maintained, in good repair, working order and condition all material properties used or useful at that time in its business and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, and (ii) maintain insurance with reputable and financially sound insurers in such amounts and against such liabilities and hazards as is customarily maintained by other companies operating similar businesses. It shall cause the Borrower to maintain its properties and insurance, in each case in accordance with the terms of the Loan Documents.

(e) Changes. It will not change its form of organization.

(f) [Intentionally Omitted].

(g) Environmental Laws. It shall keep and maintain its properties and conduct its operations in compliance with all applicable Environmental Laws except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. It shall cause the Borrower to maintain its properties and conduct its operations in compliance with applicable Environmental Laws to the extent required under the Loan Documents.

(h) Inspection of Property. It shall, and shall cause the Borrower to, permit any employees or designated representatives of the Lender, at the Lender’s expense (unless there exists a default hereunder or any Event of Default under the Loan Agreement, and in such case, at the expense of the Guarantor and the Borrower), upon reasonable prior notice, during normal business hours, and at such reasonable times and intervals as the Lender may reasonably request, but not more than once during any fiscal year of the Guarantor or the Borrower (unless an Event of Default exists), to visit the chief executive office of the Guarantor or the Borrower or any other properties of the Guarantor or the Borrower at which its books and financial records are kept, in order to inspect and examine such books and financial records and to make copies thereof or extracts therefrom and to discuss their affairs, finances and accounts with Responsible Officers of the Guarantor, the Borrower and the Guarantor’s independent certified accountants, all at such reasonable times and as often as such Person may reasonably request; provided that a principal financial officer of the Guarantor shall have reasonable prior notice of, and may elect to be present during, discussions with the Guarantor’s independent public accountants. The Lender hereby acknowledges that all information obtained by it in connection with any such inspection or inquiry is subject to the provisions of Section 10.01.

(i) Anti-Corruption Policies and Procedures: Sanctions. It shall, and shall cause the Borrower to, conduct its business in compliance with all applicable Anti-Corruption Laws and maintain procedures and controls which it reasonably believes are adequate to promote and achieve compliance by the Guarantor and the Borrower with all applicable Anti-Corruption Laws.

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(j) Financial Covenants.

(i) The Guarantor and its Subsidiaries, on a consolidated basis, shall maintain at all times a Total Leverage Ratio for the four (4) quarters most recently ended of not more than the following:

5.0 to 1.0 at any time during the fiscal year 2019;

4.25 to 1.0 at any time during the fiscal year 2020;

3.75 to 1.0 at any time during the fiscal year 2021; and

3.25 to 1.0 at any time during all fiscal years thereafter.

(ii) The Guarantor and its Subsidiaries, on a consolidated basis, shall maintain at all times for the four (4) quarters most recently ended a Fixed Charge Coverage Ratio of not less than 1.2 to 1.00.

(k) Most Favored Nations Provision. In the event that the Guarantor shall enter into any new (or shall modify any existing) agreement, instrument or document creating, securing or evidencing Indebtedness in excess of $5,000,000 containing one or more additional financial covenants (including, without limitation, financial reporting covenant) or additional defaults related thereto not contained in this Guaranty, or more favorable financial covenants (including, without limitation, financial reporting covenants) or events of default related thereto, the terms of this Guaranty shall, without any further action on the part of the Guarantor or the Lender, be deemed to be amended automatically to include each such additional financial covenants and additional defaults related thereto or more favorable financial covenants or events of default related thereto contained in such agreement, instrument or document; provided, however, that if subsequent thereto, the parties to any such agreements, instruments or documents agree to remove, loosen or make less restrictive any such financial covenants or events of default, then the terms of this Guaranty shall, without any further action on the part of the Guarantor and the Lender and so long as such new terms are no less favorable to the Lender than those which exist on the date hereof, shall be deemed to be similarly amended. In the event that the lenders under any such agreements, instruments or documents receive any compensation for such removal, loosening or making less restrictive such additional financial covenants or events of default, the Lender shall be entitled to receive compensation (including, without limitation, the payment of any fees) in equivalent proportion thereto. The Guarantor further covenants to promptly execute and deliver, at its own cost and expense (including the fees and expenses of the Lender’s counsel), an amendment to this Guaranty, in form and substance satisfactory to the Lender, evidencing the amendment of this Guaranty to include such additional financial covenants and additional events of default related thereto, or more favorable financial covenants or events of default related thereto, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in Section 2.020), but shall merely be for the convenience of the parties hereto.

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ARTICLE III.

GUARANTY

SECTION 3.01. Guaranty of the Borrower’s Obligations. The Guarantor hereby unconditionally and irrevocably guarantees to the Lender, as primary obligor and not merely as surety, (A) the due and punctual performance of all obligations owed by the Borrower to the Lender arising under or pursuant to the Loan Agreement and other Loan Documents, and (B) the due and punctual payment when due of all installment payments and other sums due, both now or hereafter pursuant to the provisions of the Loan Agreement and other Loan Documents, including, without limitation, any amount for which the Borrower is or may at any time become liable by reason of any breach of or failure to perform or observe, or any other non-compliance with, any covenant, condition or agreement or other obligation to be performed by the Borrower under the Loan Agreement or other Loan Documents or any falsity of any representation or warranty of the Borrower in the Loan Agreement or in any other Loan Document (the performance and payment obligations described in this sentence being the “Obligations”). Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all obligations and payments which constitute part of the Obligations and would be owed by the Borrower to the Lender under the Loan Agreement or other Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

SECTION 3.02. Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Loan Agreement and other Loan Documents, regardless of any law, rule, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender, the Guarantor or the Borrower with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations of the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

i. any lack of validity or enforceability of the Loan Agreement or any term thereof or of any other agreement or instrument relating thereto;

ii. any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Loan Agreement or other Loan Documents;

iii. any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

iv. any manner of application of collateral (if any), or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Borrower;

v. any change, restructuring or termination of the corporate structure or existence of the Borrower or the Guarantor or any insolvency, bankruptcy, reorganization or other similar proceedings affecting the Borrower or its assets or any resulting release or discharge of any of the Obligations;

vi. any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor thereof (other than the defense of payment);

vii. any extension, indulgence or renewal with respect to the Obligations or any other obligation of the Borrower to the Lender under the Loan Agreement or other Loan Documents;

viii. any modification of, or amendment or supplement to, the Loan Agreement or any other Loan Document;

ix. any furnishing or acceptance of any security or any release of any security; or

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x. any waiver, compromise, consent or other action or inaction, or any exercise or non-exercise of any right, remedy or power with respect to the Borrower.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender for any reason, including upon the insolvency, bankruptcy or reorganization of the Borrower, all as though such payment had not been made at such time.

SECTION 3.03. Waiver: Reinstatement. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any security interest or lien (if any) or any property subject thereto or exhaust any right or take any action against the Borrower or any other person or entity or any collateral. This is a guaranty of payment and performance, not merely of collection. The obligations of the Guarantor hereunder are absolute, present and continuing obligations which are not conditional upon the institution of suit against or the exercise of any remedies against the Borrower, or any attempt to foreclose or realize upon any security for obligations of the Borrower or the taking of any other action with respect to the Borrower.

This Guaranty and the Guarantor’s obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Obligations are rescinded or must otherwise be restored or returned by the Lender, all as though such payment had not been made. The Lender’s good faith determination as to whether a payment must be restored or returned shall be binding on the Guarantor.

SECTION 3.04. No Waiver: Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Each remedy herein provided is cumulative and is not exclusive of any other remedy provided herein or by law.

ARTICLE IV.

SUBROGATION

SECTION 4.01. Subrogation. If (i) the Guarantor shall make payment to the Lender of all or any part of the Obligations and (ii) all the Obligations and all other amounts payable under this Guaranty shall be satisfied or paid in full, the Lender will, at the Guarantor’s request and at the Guarantor’s sole cost and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty of any kind, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor. The Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any performance or payment made hereunder or otherwise, until all the Obligations and all other amounts payable by the Guarantor to the Lender under this Guaranty shall have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time prior to the payment in full of the Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied towards payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Agreement or to be held by the Lender as collateral security for any Obligations thereafter existing.

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ARTICLE V.

PAYMENTS

SECTION 5.01. Payments. The Guarantor hereby guarantees that all payments hereunder shall be made in United States Dollars and shall be paid without regard to any setoff, counterclaim, withholding, deduction or defense that the Guarantor may have or assert.

ARTICLE VI.

DEFAULTS; REMEDIES

SECTION 6.01. Events of Default. The following events shall constitute an “Event of Default” hereunder:

(a) Failure to Pay. The Guarantor shall fail to make any payment as and when due hereunder; or

(b) Failure to Perform Certain Obligations. The Guarantor shall fail to comply with any of the provisions of Sections 2.02(b), 2.02(c), 2.02(e), 3.01, 3.02, 4.01 and 5.01 hereof;

(c) Failure to Perform Generally. The Guarantor shall fail to honor any of its other obligations hereunder (other than as specified in subparagraphs (a) and (b) above) and such failure shall continue unremedied for thirty (30) days after written notice from the Lender to the Guarantor; or

(d) Default Under Loan Agreement. An “Event of Default” (as defined therein) shall occur under the Loan Agreement; or

(e) Repudiation. There is an anticipatory repudiation of the Guarantor’s obligations pursuant to this Guaranty; or

(f) Misrepresentation. Any certificate, statement, representation, warranty or audit contained herein or heretofore or hereafter furnished in writing with respect to this Guaranty by or on behalf of the Guarantor shall prove to be false in any material respect at the time as of which the facts therein set forth were stated or certified, or shall omit any substantial contingent or unliquidated liability or claim against the Guarantor to the extent required to be reported in accordance with GAAP.

SECTION 6.02. Remedies.

(a) Remedies Generally. Upon the occurrence of an Event of Default hereunder, the Lender may, at its option, declare the Guaranty to be in default and do any one or more of the following, all of which are agreed to by Guarantor:

A. demand immediate payment of all amounts outstanding under the Loan Agreement and the Note; and/or

B. sue for and recover all damages and/or other sums otherwise recoverable from the Guarantor under this Guaranty including, without limitation, all attorneys’ fees and expenses and other costs of collection; and/or

C. seek to enforce Guarantor’s obligations hereunder.

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(b) Rights Cumulative. No right or remedy referred to herein is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately, from time to time.

(c) Right Independent of Claims against the Borrower. The Guarantor’s obligations hereunder are independent of the obligations of the Borrower. A separate action or actions may be brought and prosecuted against the Guarantor whether an action is brought against the Borrower or whether the Borrower be joined in any such action or actions.

(d) Attorneys’ Fees. In addition, the Guarantor shall be liable for all attorneys’ fees and out of pocket costs and expenses incurred by the Lender by reason of such Event of Default or by the Lender in connection with its exercise of any of its rights or remedies hereunder.

ARTICLE VII.

NOTICES

SECTION 7.01. Addresses for Notices. All notices or demands required or permitted by the terms hereof shall be in writing. Any written notice or demand shall either be mailed, certified or registered mail (airmail, if international), return receipt requested with proper first class (airmail, if international) postage prepaid, or sent in the form of a facsimile, email, or by overnight delivery service or delivered by hand. Any such notice or demand shall be deemed to be effective as of the date of hand delivery, or if sent by email transmission, when confirmed by electronic means or other means during business hours on a Business Day (as defined in the Loan Agreement), or if confirmed after business hours on a non-Business Day, on the next Business Day, or if sent by overnight delivery, express mail or federal express on the next day after dispatch, or if sent by first class mail with postage prepaid three (3) days thereafter. Any written notice to the Lender shall be directed to the Lender at its address set forth in Section 9.02 of the Loan Agreement or to such other address or telecopy number as it may designate by notice given to the Guarantor. Any written notice or demand to the Guarantor shall be directed to the Guarantor at its address set forth below the signature of the Guarantor or to such other address or telecopy number as it may designate by written notice given to the Lender.

ARTICLE VIII.

MISCELLANEOUS

SECTION 8.01. Miscellaneous.

(a) Severability. Any prov1S1on of this Guaranty which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(b) Binding effect. This Guaranty shall inure to the benefit of and shall be binding upon the Lender and the Guarantor and their respective successors and assigns.

(c) Waivers. No waiver by the Lender or the Guarantor of any right or remedy or any other provision of this Guaranty shall be effective or enforceable unless in writing signed by the party against whom the waiver is asserted nor, in any event, shall the same operate as a waiver of any other or future right or remedy that may accrue to the Lender.

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(d) Amendment. The terms of this Guaranty shall not be altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by the party against which such alteration, modification, amendment, supplement or termination is sought.

(e) Assignability. This Guaranty may be assigned, in whole or in part, by the Lender, its successors or assigns, at any time or from time to time, provided that this Guaranty may only be assigned (i) to an entity to which the Lender has also assigned the Loan, and (ii) in accordance with Section 9.13 of the Loan Agreement. The Guarantor may not assign any of its obligations hereunder.

(f) Final Agreement. This Guaranty contains the final and entire agreement between the Lender and the Guarantor with respect to the guaranty by the Guarantor of the Borrower’s Obligations to the Lender. There are no separate oral or written understandings between the Lender and the Guarantor with respect thereto.

(h) Tense: Gender: Captions. As used herein, the plural shall refer to and include the singular, and the singular, the plural, and the use of any gender shall include and refer to any other gender. All captions are for the purpose of convenience only.

(i) Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall when taken together constitute but one and the same instrument.

ARTICLE IX.

GOVERNING LAW AND JURISDICTION

SECTION 9.01. Governing Law, Etc.: Waiver of Jury Trial. TIDS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW). THE GUARANTOR (I) IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK IN ANY ACTION ARISING OUT OF TIDS GUARANTY, (II) AGREES THAT ALL CLAIMS IN SUCH ACTION MAY BE DECIDED IN SUCH COURT, (III) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM AND (IV) CONSENT TO THE SERVICE OF PROCESS BY MAIL. A FINAL JUDGMENT IN ANY SUCH ACTION SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT ITS RIGHT TO BRING ANY ACTION IN ANY OTHER COURT. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE AGREEMENTS, ANY OTHER DOCUMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

SECTION 9.02. No Strict Construction. The parties hereto have participated jointly in the negotiation of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

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ARTICLE X.

CONFIDENTIALITY

SECTION 10.01. Treatment of Certain Information; Confidentiality. The Lender agrees to keep confidential all financial statements, reports and other non-public information provided to it pursuant to this Guaranty or otherwise; provided that nothing herein shall prevent the Lender from disclosing any such information (i) to any Affiliates or Subsidiaries of the Lender with a need to know in connection with the Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) to any actual or prospective assignee or participant which has been informed of the confidential nature of such information and has signed and delivered to the Guarantor a confidentiality and non-disclosure agreement in form and substance satisfactory to the Guarantor agreeing in writing to treat such information as confidential in accordance with the terms of the Loan Documents; provided that no such information shall knowingly be provided by the Lender to any competitor of the Guarantor or any Affiliate of such competitor, (iii) to the Lender’s employees, directors, agents, attorneys, accountants, auditors and other professional advisors or those of any of its Affiliates or Subsidiaries with a need to know in connection with the Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (iv) upon the request or demand of any Governmental Authority after providing notice to the Guarantor of any such request provided that the giving of such notice is not prohibited by such Governmental Authority or Applicable Law, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any requirement of law, in each case after providing notice to the Guarantor of such request, provided that the giving of such notice is not prohibited by such court or other Governmental Authority or Applicable Law, (vi) if requested or required to do so in connection with any litigation or similar proceeding after providing notice to the Guarantor of any such request provided that the giving of such notice is not prohibited by order of court or Applicable Law, (vii) that has been publicly disclosed by the Borrower or the Guarantor, (viii) in connection with the exercise of any remedy under this Guaranty, (ix) upon request, to bank examiners (or any other regulatory authority having jurisdiction over the Lender), or (x) if the disclosure of such information has been authorized by the Guarantor in a separate writing. The parties agree that none of the information required to be kept confidential pursuant to this subsection relates to the tax treatment or tax structure of this transaction as those terms are defined for purposes of Treasury Regulation Section l.6011-4(c).

[Signature Page Follows]

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

OVERSEAS SHIPHOLDING GROUP, INC.

By:
Richard Trueblood Chief Financial Officer

302 Knights Run Avenue Suite 1200
Tampa, Florida 33602
Email: snorton@osg.com
Facsimile: (813) 221-2769
Attention: Richard Trueblood
Email: dtrueblood@osg.com

and

Attention: Susan Allan
Email: sallan@osg.com

Exhibit F

Form of Promissory Note

PROMISSORY NOTE

$25,000,000	___________, 2019

FOR VALUE RECEIVED, OVERSEAS GULF COAST LLC, a Delaware limited liability company (the “Borrower”), HEREBY PROMISES TO PAY to the order of BANC OF AMERICA LEASING & CAPITAL, LLC, a Delaware limited liability company (the “Lender”) or its registered assigns, in lawful money of the United States of America and in immediately available funds, the principal sum of TWENTY-FIVE MILLION UNITED STATES DOLLARS ($25,000,000) (hereinafter, the “Principal Sum”), or so much thereof as shall have been advanced by the Lender to the Borrower pursuant to that certain Loan and Security Agreement dated as of August 7, 2019 between them (as the same may be amended, amended and restated, supplemented, extended, replaced or otherwise modified from time to time, the “Loan Agreement”) and shall not have been previously repaid, together with interest on the Principal Sum outstanding from time to time at the rate or rates hereinafter described, all upon the terms and conditions hereinafter set forth.

1. Defined Terms. Capitalized terms used herein and not defined shall have the meanings given to such terms in the Loan Agreement.

2. Repayment. Principal and interest on this Note shall be payable as follows:

(i) commencing on ____, 2019, and continuing on the same day of each quarterly period thereafter, the Borrower shall make consecutive quarterly payments of principal and interest, each in the amount set forth in Schedule 1 hereto; and

(ii) unless sooner paid, the entire unpaid balance of the Principal Sum, together with all accrued but unpaid interest then due thereon and all other sums due in connection herewith, shall be due and payable in full on ____20____(the “Maturity Date”).

3. Interest Rate. Except for any period during which an Event of Default shall have occurred and be continuing, the Borrower shall pay interest on the unpaid balance of the Principal Sum until maturity (whether by acceleration, extension or otherwise) at a rate at all times equal to ______ percent ( ____%) per annum.

Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the Principal Sum shall bear interest at the Default Rate.

Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

4. Prepayments. This Note may be prepaid only in accordance with the terms of the Loan

5. Manner of Making Payments. Unless otherwise instructed by the Lender, all payments of principal and interest due hereunder shall be made in accordance with the provisions of the Loan Agreement and such payments shall be effective only upon receipt. All payments shall be made in U.S. Dollars, in immediately available funds, which shall be the exclusive currency for payment of the obligations hereunder, free of any restrictions or deductions whatsoever for present or future taxes, charges, assessments, withholdings or costs, the payment of which shall be the sole responsibility of the Borrower.

6. Loan Agreement and Other Loan Documents. This Note is the “Note” referred to in the Loan Agreement. The Lender is entitled to all of the benefits of the Loan Agreement and the other Loan Documents.

7. Defaults. In the event (i) the Borrower fails to pay any installment of principal and interest when due hereunder or fails to pay, within five (5) days after the due date thereof, any other amounts payable hereunder or under the Loan Agreement, including all indemnities, costs, fees and other expenses, or (ii) there occurs any other Event of Default (as defined in the Loan Agreement), then the Lender may, by notice to the Borrower, declare the outstanding Principal Sum, all accrued but unpaid interest then due thereon, the Prepayment Fee, if any, and all other amounts payable hereunder to be forthwith due and payable, whereupon all such sums shall become immediately due and payable in full without further demand, notice, presentment or protest, all of which are hereby waived by the Borrower; provided, however, that in the event of the entry of an order for relief with respect to the Borrower under the Bankruptcy Code or under any similar Federal or state statute or regulation, this Note, all accrued interest hereon, the Prepayment Fee, if any, and all other amounts due hereunder and under the Loan Agreement shall automatically become due and payable in full, in each instance without having given the Borrower any notice whatsoever. Until paid in full, all such sums shall bear interest at the Default Rate. In addition, the Borrower shall be liable to the Lender for all costs of collection including, without limitation, all court costs and reasonable and documented attorney’s fees and expenses.

8. Waiver of Presentment, Etc. The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

9. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS NOTE AND SUCH WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER AND THE BORROWER HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH ITS COUNSEL.

10. Remedies. The remedies of the Lender as provided herein and in the Loan Agreement shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

11. GOVERNING LAW. THE PARTIES HEREBY AGREE THAT THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS RULES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

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12. Submission to Jurisdiction. The Borrower hereby irrevocably submits itself to the non- exclusive jurisdiction of the appropriate Federal and state courts located in the State of New York for the purposes of any suit, action or other proceeding arising out of this Note or with respect to the subject matter hereof, and, to the extent permitted by applicable law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Note or the subject matter hereof may not be enforced in or by such court.

13. Partial Invalidity. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be effected, prejudiced or disturbed thereby.

14. Notices. Unless otherwise specifically provided herein, all notices (excluding billings and other communications in the ordinary course of business) required or permitted by the terms hereof shall be given in the manner and with the effect provided for in the Loan Agreement.

15. Conflicts. In the event of any conflict between the provisions of this Note and those of the Loan Agreement, the terms of the Loan Agreement shall control.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by a duly au theorized officer as of the date first written above.

WITNESS:	OVERSEAS GULF COAST LLC

By:
Name:
Title:

Appendix A

Form of Drawdown Notice

___________, 2019

Banc of America Leasing & Capital, LLC

2059 Northlake Parkway - 3 North

Tucker, Georgia 30084

Attn: Operations Manager

Gentlemen:

DRAWDOWN NOTICE

We refer to that certain Loan and Security Agreement dated as of _____, 2019 (the “Loan Agreement”) entered into between yourselves and ourselves, pursuant to which you have agreed to lend to us up to $25,000,000. Capitalized terms used herein and defined in the Loan Agreement shall have the meanings given to such terms in the Loan Agreement.

We hereby request that you lend to us $25,000,000 on_____, 2019 and disburse the proceeds thereof as follows:

a.	$______________ to you in payment of the commitment fee due to you;

b.	$ _____________ to your counsel Baker Donelson, by wire transfer as follows, in payment of their fees and expenses:

Bank:	First Tennessee Bank
ABANo.:	084000026
Beneficiary:	Baker, Donelson, Bearman, Caldwell & Berkowitz
Account No.:	00-9760288
Swift Code:	FTBMUS 44
Reference:	Overseas Gulf Coast

C.	$__________ to _________, by wire transfer as follows:

Bank Name:	_________________
ABANo.:	_________________
Account Name:	[________________]
Account No.:	_________________
Swift Code:	_________________

We hereby confirm that:

a.	the representations and warranties made by us in Article VI of the Loan Agreement are true and accurate on the date hereof as if made on such date;

b.	the covenants contained in Article VII of the Loan Agreement have at all times been complied with; and

c.

no Event of Default (or event which, with the giving of notice and/or lapse of time or any other applicable condition, might constitute an Event of Default) has occurred and is continuing or would result from the proposed borrowing.

[Signature Page Follows]

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The undersigned has executed this Drawdown Notice as of the______ day of ____, 2019.

OVERSEAS GULF COAST LLC

By:
Name:
Title: